The registrant is submitting this draft offering statement for non-public review pursuant to Rule 252(d) of Regulation A under the Securities Act of 1933, as amended

As filed with the Securities and Exchange Commission on [●], 2020

This Offering Circular is following the offering circular format described in Part II (a)(1)(i) of Form 1-A.

PART II – INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated [●], 2020

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Securities and Exchange Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

LANDA APP LLC

One Pennsylvania Plaza, 36th Floor

New York, NY 10119

(646) 905-0931

Landa.app

Best Efforts Offering of Series Membership Interests

Landa App LLC, a Delaware series limited liability company (the “Company,” “us,” “we,” or “our”) is offering membership interests (each a “Share” and collectively, the “Shares”) in each of the series of the Company set forth in the table below (each a “Series,” and collectively, the “Series”). Each Series will hold a residential or commercial rental property as its primary asset (each a “Property,” and collectively, the “Properties”), as specified in the table below for such Series.

We are offering a maximum of 10,000 Shares of each Series at the purchase price per Share set forth in the table below (the respective offerings of Shares of each Series each individually referred to herein as an “Offering”). The purchase of Shares in a Series is an investment only in that specific Series and not an investment in any other Series or the Company.

We expect to offer Shares in each respective Series until we raise up to the “Maximum Offering Amount” listed on the table below for such Series (herein referred to as the “Maximum Offering Amount” of each Series), or, if earlier, the second anniversary of the qualification date of the offering statement of which this Offering Circular forms a part, however, the Manager (as defined below) may terminate an Offering at an earlier time.

Series’ Share Information

Series	Property Address	Asset Type (Residential/ Commercial)	$ Per Share (1)(2)	Maximum Offering Amount (3)(4)
Landa Series 115 Sardis Street	115 Sardis Street, Barnesville, GA 30204	Residential

Landa Series 1394 Oakview Circle	1394 Oakview Circle, Forest Park, GA 30297	Residential

Landa Series 1701 Summerwoods Lane	1701 Summerwoods Lane, Griffin, GA 30224	Residential

Landa Series 1741 Park Lane	1741 Park Lane, Griffin, GA 30224	Residential

Landa Series 209 Timber Wolf Trail	209 Timber Wolf Trail, Griffin, GA 30224	Residential

Landa Series 2505 Oak Circle	2505 Oak Circle, Ellenwood, GA 30294	Residential

Landa Series 271 Timber Wolf Trail	271 Timber Wolf Trail, Griffin, GA, 30224	Residential

Landa Series 29 Holly Grove Road	29 Holly Grove Road, Griffin, GA 30224	Residential

(1)	Price to the public. The prices per Share listed above were determined by the Manager. See “Determination of Purchase Price” for additional information.
(2)	There are no underwriting discount or commissions as part of the Offerings. We do not intend to use commissioned sales agents or underwriters as part of the Offerings. We expect that the officers of the Manager will offer and sell the Shares in reliance upon the exemption from registration contained in Rule 3a4-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will not receive any compensation from the offer or sale of the Shares of any Series. The sale of the Shares is being facilitated by [●], a registered broker-dealer under the Exchange Act, a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and registered in each state where the offer and sales of the Shares will occur (the “Broker Dealer”). The Broker Dealer will be entitled to a brokerage fee equal to % of the amount raised through each Offering (the “Broker Fee”). The Manager will be initially responsible for paying the Broker Fee to the Broker Dealer; provided, however, that the Manager may elect to cause the Broker Fee applicable to any Offering to be paid out of the proceeds of such Offering. See “Plan of Distribution.”
(3)	The Maximum Offering Amounts represent the proceeds amount from a subscription of 10,000 Shares of the respective Series. For additional information, see “Use of Proceeds.”
(4)	There is no minimum offering amount.

All Shares will be offered and sold initially through the Landa mobile application which will be available on iOS and Android devices (the “Landa Mobile App”). The Offerings are being conducted on a “best efforts,” no offering minimum basis pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended (the “Securities Act”), for Tier 2 offerings. Each Offering is being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of securities is continuous, active sales of securities may happen sporadically over the term of each Offering. The term of each Offering will commence within two calendar days after the qualification date of this Offering Circular and end no later than the second anniversary of the qualification date of the offering statement of which this Offering Circular forms a part.

Subscriptions will be effective only upon our acceptance and the Manager (as defined below) reserves the right to reject any subscription in whole or in part. There will be separate closings for each Offering (each, a “Closing”) and any Offering may have multiple Closings. The Closings of an Offering for a particular Series will occur on (i) the date subscriptions for the Maximum Offering Amount of such Series have been accepted by the Manager or (ii) any earlier date determined by the Manager, in its sole discretion, in which case the number of Shares to be sold to each prospective investor that has subscribed for Shares of such Series shall be determined by the Manager in its sole discretion. The purchase price advanced by prospective investors as part of the subscription process will be held in a non-interest-bearing escrow account with a third-party escrow agent (the “Escrow Agent”) and will not be commingled with the operating account of the applicable Series, until, if and when there is a Closing for the Offering of that specific Series with respect to that investor. See “Plan of Distribution” and “Description of Shares” for additional information.

All Shares will be issued in electronic form only and will not be listed or quoted on any securities exchange. Generally, the Shares will not be transferable except through a secondary share trading platform expected to be operated by a registered broker-dealer engaged by Landa Holdings, Inc. (the “Secondary Trading Platform”).  In addition, all offers and sales of Shares on the Secondary Trading Platform must be either registered or exempt pursuant to relevant state securities laws. There can be no assurance that an active market for any Shares will develop on the Secondary Trading Platform, that the Secondary Trading Platform will be available to allow resales of shares to residents of all states, or that the Secondary Trading Platform will be available at all. Therefore, investors must be prepared to hold their Shares indefinitely.

Each Share will entitle each holder to a right to receive distributions of a portion of the net rental income of a given Series. The total distribution amount by a Series will be calculated by the Manager, acting in its sole discretion, and will be based on a number of factors, including, but not limited to, the total number of Shares sold, fees, expenses, taxes, amounts allocated to Reserves (as defined below), and actual and accrued cash flows of the applicable Series. The total distribution amount will be allocated to each holder of Shares of the applicable Series on a pro-rata basis based on the number of Shares of that Series held. For any holder that acquires Shares on the Secondary Trading Platform, the initial distribution paid to such holder will be made on a pro-rated basis, based on the number of days that such holder held the Shares.

Holders of Shares in a Series will have no rights to direct or vote on any matter concerning such Series and the management of its affairs, including whether or not a Series should dissolve. In addition, holders will have no claim or recourse to any of the Properties and will have no rights to share in the success of any other Series or the other Series’ Properties, as fully described in the Limited Liability Company Operating Agreement of Landa App LLC (the “Master Agreement”).

Each Series will be treated as a separate entity for U.S. federal income tax purposes. In addition, we intend that each Series will elect to be treated as a corporation for U.S. federal income tax purposes. Since each Series is separately registered in Delaware, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under the laws of the State of Delaware. Each Series will be governed by an operating agreement specific to that Series (each, an “Operating Agreement”). Each Series’ Offering will be independent of, and not contingent upon, the other Series’ Offerings. You may choose to participate in one or more Series’ Offerings.

Each Series will use substantially all of the net proceeds from its Offering to pay down affiliate indebtedness used to purchase the Property for such Series, including affiliate indebtedness with respect to Acquisition Fees, Acquisition Expenses and Reserves (each as defined below). See “Use of Proceeds” for additional information.

Landa Holdings, Inc. will serve as manager for the Company and each Series (along with its affiliates, the “Manager” or “Landa Holdings”). The Manager is not a registered broker-dealer, an investment adviser, crowdfunding platform or other securities intermediary.

Investing in the Shares involves a high degree of risk. See “Risk Factors” beginning on page 16 for a discussion of certain risks that you should consider in connection with an investment in the Shares.

THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC; HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

Generally, no sale may be made to you in the Offerings if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

The date of this Offering Circular is     , 2020

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered “forward-looking statements.” Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, including the future performance of each of the Series, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider the risks described in the “Risk Factors” section of this Offering Circular before you make an investment decision with respect to the Shares, along with the following factors that could cause actual results to vary from our forward-looking statements:

●	Our business plan is largely untested and our Manager has limited experience and track record executing our business plan, as well as with real estate financings and acquisitions. If we are unable to execute our business plan, we will not be able to generate any revenues and our results of operations would be adversely affected.

●	We have recently commenced operations and the future performance of each Series is difficult to evaluate.

●	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a “going concern.”

●	Changes in national, regional or local economic, demographic, or real estate market conditions may adversely affect our results of operations and returns to our investors.

●	The market in which we participate is competitive and, if we do not compete effectively, our operating results could be harmed.

●	An increase in interest rates may result in failure to attract potential investors for a given Series because of the attractiveness of alternative investments, which may result in a Series’ inability to raise the necessary proceeds.

●	Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of the Properties and harm the Series’ financial conditions.

●	The actual rental income a Series receives for its Property may be less than the estimated market rent for such Property, and the Series may experience a decline in realized rental rates from time to time, which could adversely affect the Series’ financial condition, results of operations and cash flow.

●	Properties that have significant vacancies could be difficult to rent or sell, which could diminish the return on these Properties.

ii

●	We may enter into long-term leases with tenants in certain Properties, which may not result in fair market rental rates over time.

●	Each Series will depend on tenants for its revenue, and lease defaults or terminations could reduce its net income and limit its ability to make distributions to investors.

●	Any unforeseen expenses incurred by a Series or a Property may negatively affect the results of operations of that Series beyond the Manager’s control and could materially affect the return on investment for our investors.

●	Costs incurred as a result of governmental laws and regulations may reduce a Series’ net income and the cash available for distributions to investors.

●	We are liable for any potential violations under the Americans with Disabilities Act (the “ADA”).

●	Uninsured losses relating to a Property or excessively expensive premiums for insurance coverage could reduce a Series’ cash flows and the return on the investors’ investment.

●	The return on an investor’s investment depends on the rental income of a Property and the increase, if any, in a Property’s value.

●	No public market for the Shares currently exists and the Shares will not be listed or quoted on any securities exchange.

●	If we do not successfully implement the Secondary Trading Platform or cannot successfully liquidate a Series, or if significant liquidity does not develop in connection with the Secondary Trading Platform, a holder of Shares may have to hold their Shares for an indefinite period.

●	There can be no assurance that an active market for any Shares will develop on the Secondary Trading Platform, that the Secondary Trading Platform will be available to allow resales of shares to residents of all states, or that the Secondary Trading Platform will be available at all. Therefore, investors must be prepared to hold their Shares indefinitely.

●	No independent party has made any review of us, the Manager or the Shares offered by any Series on the Landa Mobile App. Therefore, investors do not have the benefit of an independent due diligence review conducted by an unaffiliated party to form a basis for their investment decision.

●	Any investment is an investment in the Shares of a specific Series, which will invest only in a designated Property, and is not a diversified investment in multiple Properties, Series, the Company or the Manager. An investor will not have any interest in, nor will their investment be secured by, any assets owned by the Manager. Any return on investment will depend solely on the revenue of, and ultimately on the return on, the given Series, and the Property held by it.

●	We may require additional capital to operate each Series and may be unable to obtain such capital on favorable terms or at all. Difficulty in obtaining necessary capital could adversely affect results from operations.

●	Adverse results from litigation or governmental investigations and/or actions can impact our business practices and operating results.

iii

●	New and existing regulations, including with regard to Internet commerce, could cause additional costs of compliance and harm our business.

●	Investors will not have voting rights or control over the management of the Series or the Series’ Property.

●	The Manager relies on third parties, such as appraisers and inspectors, in evaluating a Property and if those third parties perform in an unsatisfactory manner, it may harm the performance of a given Series.

●	The Manager’s assessment of a Property may not be correct, which may negatively affect the results of operations of that Series.

●	Each Series will be subject to certain fees and expenses, including a Monthly Management Fee and Reserve (each defined below), and there may be no available funds to make any distributions on the Shares.

●	Our ability to implement our investment strategy depends, in part, upon our ability to successfully conduct the Offerings through the Landa Mobile App, which makes an investment in a Series more speculative.

●	Investors could be harmed if we are unable to maintain and grow the Landa Mobile App.

●	If the security of our investors’ confidential information stored in our systems is breached or otherwise subjected to unauthorized access, investors’ secure information may be stolen.

●	Any significant disruption in service on the Landa Mobile App or in our computer systems and/or networks could reduce the attractiveness of the Landa Mobile App and result in a loss of users or user confidence, which may adversely affect holders of Shares of a given Series

●	We rely on third-party financial services providers and on third-party computer hardware and software. If we are unable to continue utilizing these services, our business and ability to service the corresponding equity investments may be adversely affected.

●	If we experience design defects, errors, failures or delays with the Landa Mobile App, each Series could suffer serious harm.

●	The series limited liability company structure is relatively new and state law outside Delaware may not treat series within a series limited liability company as separate entities, including for purposes of treating liabilities of each Series as separate from the liabilities of other Series. In addition, changes to bankruptcy, tax or other laws with respect to series limited liability companies may adversely affect our business.

iv

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this Offering Circular and any accompanying offering circular supplements, which we refer to collectively herein as the “Offering Circular.” You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with different information. This Offering Circular may only be used in any jurisdictions where it is not unlawful to offer and sell these securities. You should not assume that the information contained in this Offering Circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This Offering Circular is part of an offering statement that we filed with the SEC, using a continuous offering process. Periodically, as we make material acquisitions or have other material developments, we will provide an offering circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual and other reports and information statements that we will file periodically with the SEC.

In addition, you should read the Master Agreement, the Operating Agreement of any Series in which you may be interested in investing, the applicable management agreement between any such Series and the Manager (each, a “Management Agreement”), the subscription agreement to be executed by each investor in connection with each Offering (“Subscription Agreement”) and the information concerning the particular Property held by any such Series set forth in the “Description of the Properties” section herein, including, but not limited to, the Acquisition Fee, Monthly Management Fee, and, if applicable, the Broker Fee (each as defined below), which information will also be available on the Landa Mobile App (for each Property, the Property’s “Property Page”), and any related offering materials approved by us prior to making an investment decision (collectively, the “Offering Materials”).

The offering statement and all supplements and reports that we have filed or will file in the future can be obtained from the SEC’s website, www.sec.gov or at Landa Holding’s website at www.Landa.app. The contents of the Landa Mobile App (other than the Offering Materials) are not incorporated by reference in or otherwise a part of this Offering Circular.

The Manager will be permitted to make determinations as to whether potential purchasers of Shares in the Offerings are “qualified purchasers” (as defined below) in reliance on the information and representations provided by the potential purchasers regarding the potential purchasers’ financial situation. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A of the Securities Act (“Regulation A”). For general information on investing, we encourage you to refer to www.investor.gov.

v

IMPORTANT NOTICES TO INVESTORS

INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THESE OFFERINGS UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERINGS, INCLUDING THE MERITS AND RISKS INVOLVED.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFERS MADE BY THIS OFFERING CIRCULAR, NOR HAS ANY PERSON BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL OR ANY PERSON TO WHO IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE ISSUER SINCE THE DATE HEREOF.

THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART. THE USE OF THIS OFFERING CIRCULAR FOR ANY PURPOSE OTHER THAN AN INVESTMENT IN SECURITIES DESCRIBED HEREIN IS NOT AUTHORIZED AND IS PROHIBITED.

THE PURCHASE PRICES OF THE SECURITIES TO WHICH THIS OFFERING CIRCULAR RELATES HAVE BEEN DETERMINED BY THE ISSUER AND DO NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF ANY SERIES OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE SERIES AND THE TERMS OF THE OFFERINGS, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

vi

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

The Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A). As Tier 2 offerings pursuant to Regulation A, the Offerings will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that the securities offered hereby are offered and sold only to “qualified purchasers” or at a time when the securities are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D of the Securities Act and (ii) all other investors so long as their investment in the securities does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of their annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, the Manager reserves the right to reject any investor’s subscription in whole or in part for any reason, including if it determines in its sole and absolute discretion such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.	an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.	earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and has a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D of the Securities Act for more details in this regard.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D of the Securities Act. In particular, net worth in all cases should be calculated excluding the value of an investor’s primary residence.

MARKET AND OTHER INDUSTRY DATA

This Offering Circular includes market and other industry data and estimates that are based on our management’s knowledge and experience in the markets in which we operate. The sources of such data generally state that the information they provide has been obtained from sources they believe to be reliable, but we have not investigated or verified the accuracy and completeness of such information. Our own estimates are based on information obtained from our and our affiliates’ experience in the markets in which we operate and from other contacts in these markets. We are responsible for all of the disclosure in this Offering Circular, and we believe our estimates to be accurate as of the date of this Offering Circular or such other date stated in this Offering Circular. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for the estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that market and other industry data included in this Offering Circular, and estimates and beliefs based on that data, may not be reliable.

vii

QUESTIONS AND ANSWERS ABOUT THE OFFERINGS

The following questions and answers about the Offerings highlight material information regarding us, the Series and the Offerings that is not otherwise addressed in the “Offering Summary” section of this Offering Circular. You should read this entire Offering Circular, including the section entitled “Risk Factors,” before deciding to purchase any Shares.

Q: What is Landa App LLC?

A: Landa App LLC was organized in 2019 as a Delaware limited liability company to offer a unique investment opportunity for eligible investors to benefit from the performance of curated and fully managed rental real estate properties, each of which will be owned by a separate Series of the Company. Landa App LLC was originally organized as Landa Properties A LLC and was subsequently renamed Landa App LLC. Landa App LLC registered Series in Delaware in 2020.

The Company will be managed by Landa Holdings, Inc., as Manager, pursuant to the Master Agreement. The Company will have no employees and will hold no assets other than through its Series; provided, however, that, prior to a Series’ Closing, the Company may hold title to the Property that will eventually be held by the Series.

Q: What is a Series?

A: Each Series is a separate registered series of the Company for purposes of accounting for assets and liabilities. Holders of Shares of a Series will only have a right to receive distributions, if any, from that Series alone and not any other Series or the Company as a whole.

Each Series will be managed by Landa Holdings, Inc. pursuant to a Management Agreement and the Operating Agreement for such Series, will have no employees, and will hold the applicable Property and any rental income generated by such Property as its primary assets. The holders of the Shares will have the rights and be subject to the obligations described in the applicable Series’ Operating Agreement and the Master Agreement, as applicable. See the sections entitled “Description of Shares—Series Operating Agreement” and “Description of Shares—Master Agreement” below. Holders of a Series will have no rights to direct or vote on any matter concerning such Series and the management of its affairs, including whether or not a Series should sell its Property or dissolve.

The Certificates of Registered Series for each Series will be attached as Exhibits in Part III hereto.

Q: What securities are being offered?

A: We are offering and selling a maximum 10,000 membership interests, or “Shares” in each Series. Each Series will use substantially all of the net proceeds from its Offering to pay down affiliate indebtedness used to purchase the Property for such Series, including affiliate indebtedness with respect to Acquisition Fees, Acquisition Expenses and Reserves.

Each Series’ Offering will be independent of, and not contingent upon, the other Series’ Offerings. An investor will have no claim or recourse to the underlying Property of any Series, including the Series for which it holds Shares, and will have no rights to share in the success of any other Series. You may choose to participate in the Offerings of one or more Series.

Q: What is the purchase price for the Shares?

A: The Manager shall set the initial purchase price at a price per Share that is specific to each Series, as disclosed in the table on the cover page of this Offering Circular. See “Determination of Purchase Price” for additional information.

Q: What type of offering is this?

A: We are offering the Shares of each Series through the Landa Mobile App on a “best efforts,” no offering minimum basis to the public at the purchase prices listed on the cover page of this Offering Circular. Since Shares are offered to the public on a “best efforts” basis, we are only required to use our best efforts to sell the Shares of each Series. Neither the Manager nor any other party has a firm commitment or obligation to purchase any of the Shares. There is no minimum number of Shares that need to be sold in each Offering before a Closing may occur.

The Maximum Offering Amount is specific to each Series and is summarized in the table on the cover page of this Offering Circular. The term of each Offering will commence within two calendar days after the qualification date of this Offering Circular and we expect to offer Shares in the respective Offerings until the earliest of (i) the date subscriptions for the Maximum Offering Amount of such Series have been accepted by the Manager, (ii) the second anniversary of the qualification date of the offering statement of which this Offering Circular forms a part and (iii) a date determined by the Manager, in its sole discretion, based on a number of factors, including the level of current or anticipated interest in a Series.

Each Series will own a single specific Property, and the Offering for each Series will be independent of, and not contingent upon, the other Series’ Offerings. By purchasing the Shares of a Series, investors will be acquiring equity interests in the Series and not the underlying Property, and, accordingly, investors will have no recourse to the underlying Property of the Series or any other Series. In addition, investors will have no rights to share in the success of any other Series or other Series’ Properties. An investor may choose to participate in the Offerings for one or more of the Series.

Each Offering will be conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of securities is continuous, active sales of securities may happen sporadically over the term of the Offering.

Further, the acceptance of subscriptions, whether via the Landa Mobile App or otherwise, may be briefly paused at times to allow us to effectively and accurately process and settle subscriptions that have been received.

The Company is not offering, and does not anticipate selling, Shares in any state where the Broker Dealer is not registered as a broker-dealer. The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest-bearing escrow account with the Escrow Agent and will not be commingled with the operating account of the applicable Series, until, if and when there is a Closing for the Offering of that specific Series with respect to that investor.  If an Offering is terminated without a Closing, or if a prospective investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed in escrow by prospective investors will be returned promptly to them without interest. See “Plan of Distribution” and “Description of Shares” for additional information.

Q: Who can buy Shares?

A: Generally, you may purchase Shares if you are a “qualified purchaser”.

“Qualified purchasers” include:

●	“accredited investors” under Rule 501(a) of Regulation D; or

●	all other investors so long as their investment in the Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of their annual revenue or net assets at fiscal year-end (for non-natural persons).

However, the shares are being offered and sold only to those investors that are within the latter category (i.e., investors whose investment in the Shares does not represent more than 10% of the applicable amount), regardless of an investor’s status as an “accredited investor” pursuant to Regulation D.

Net worth in all cases should be calculated excluding the value of an investor’s primary residence. The Manager reserves the right to reject any investor’s subscription in whole or in part for any reason, including if the Manager determines in its sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A. Please refer to the section above entitled “State Law Exemption and Purchase Restrictions” for more information.

Q: How do I buy Shares?

A: You may purchase the Shares of one or more Series in the Offerings by creating a new account, or logging into your existing account, on the Landa Mobile App. You will need to review the Offering Materials, execute a subscription agreement and Operating Agreement for the applicable Series, and pay for the Shares that you intend to purchase at the time you subscribe.

You may also obtain a copy of the Offering Materials by contacting us at hi@landa.app.

Please see “Plan of Distribution— How to Subscribe for Shares” for additional information.

Q: What is the Landa Mobile App?

A: The Landa Mobile App is a mobile application for acquiring Shares in one or more Series. The Landa Mobile App gives investors the ability to:

●	Browse Series’ Offerings and obtain information about a Series and/or Property, including location, property type and projected rental income;

●	Analyze Properties by reviewing neighborhood statistics and comparable properties in the relevant market;

●	Review the Offering Materials for the applicable Series;

●	Transact entirely online, including executing legal documentation, funds transfer and ownership recordation;

●	Manage and track investments through an online portfolio; and

●	Receive distributions and regular financial and tax documentation.

The Landa Mobile App is the intellectual property of Landa Holdings and neither the Company, nor any Series, have any rights or interest in the Landa Mobile App.  Landa Holdings intends to grant a license to each Series in order to, among other things, use the Landa Mobile App for the Offerings, pursuant to a license agreement (the “Landa App License Agreement”).   Any fees associated with the Series’ use of the Landa Mobile App will be included as part of the Monthly Management Fee (as defined below).

Q: Is there any minimum investment required?

A: Yes. You must initially purchase at least one (1) Share in a Series in order to participate in its Offering. There is no minimum investment requirement on additional purchases after you have purchased the minimum amount, however, the Manager may revise the minimum purchase requirements in the future or, in certain instances, elect to waive any minimum purchase requirement.

Q: What will you do with the proceeds from the Offerings?

A: Each Series will use substantially all of the net proceeds from its Offering to pay down affiliate indebtedness used to purchase the Property for such Series, including affiliate indebtedness with respect to Acquisition Fees, Acquisition Expenses and Reserves. The Property owned by each Series was acquired from Landa Properties LLC, an affiliate of the Company. In connection with the acquisition of its Property, each Series will issue a non-interest-bearing promissory note in principal amount to the Manager. See the section entitled “Use of Proceeds.”

Q: How long will each Offering last?

A: We currently expect that each Offering will remain open for investors until we raise the Maximum Offering Amount for the applicable Series or, if earlier, the second anniversary of the qualification date of the offering statement of which this Offering Circular forms a part. A Series’ Offering may also have one or more Closings prior to the Maximum Offering Amount being raised. In addition, the Manager may terminate any Offering at an earlier time for any reason in its sole discretion, based on a number of factors, including the level of current or anticipated interest in a Series.

Q: Who will allocate the Properties among the Series?

A: Landa Holdings, Inc., as the Manager, will allocate the Properties among the Series as specified in the table on the cover page of this Offering Circular.

Q: Where will title for the Properties be held?

A: Title to each Property will be held by the respective Series; provided, however, that, prior to the initial Closing of an Offering by a Series, title to a Property may be held by the Company.

We intend to transfer title to the Property to each Series prior to the initial Closing of the Offering by such Series.

Q: Can there be a lien or any other encumbrance on a Property?

A: We expect that any mortgage and/or other debt instruments that we enter into in connection with the refinancing of the affiliate indebtedness will be secured by a security interest in the title of such Property and any other assets of the applicable Series.

Q: How long will each Property be held by a Series?

A: We expect each Series to hold its Property indefinitely; however, the Manager may, acting in its sole discretion, sell or otherwise dispose of a Property pursuant to the terms of the applicable Series’ Operating Agreement. If a Property is sold or otherwise disposed of, a Series will liquidate in accordance with the terms of the applicable Series’ Operating Agreement.

Q: Where can I find general information and any updates about a Series or a Series’ Property?

A: Information concerning a specific Series or Series’ Property is available in the “Description of the Properties” and “Use of Proceeds” sections in this Offering Circular, as well as on the Property Page in the Landa Mobile App. Such Series information includes the Acquisition Fee, Monthly Management Fee (each as defined below), and, if applicable, the Broker Fee, as well as information regarding monthly estimated distributions and information about the applicable Property, including, but not limited to, lease terms, rental information, and general information about the condition of a Property. In addition, on the Series’ Property Page in the Landa Mobile App, investors will be able to access executed copies of the Offering Materials for the applicable Series and view the amount of funds currently held in the custodial account of a Series.

We will also amend this Offering Circular to reflect any material updates that may occur with respect to the Series for which we are offering Shares and their Properties and investors may also refer to our current, semi-annual and annual reports on Forms 1-U, 1-SA and 1-K, respectively, as well as the applicable Property Page in the Landa Mobile App, for updates regarding the Series and their Properties.

Q: What competitive advantages do you achieve through your relationship with the Manager?

A: The Manager will make use of its personnel and resources, including its proprietary technology, and select Properties to be acquired, evaluate returns, analyze property prices and manage each Series’ day-to-day operations. We will also use the Manager’s personnel and resources to identify and acquire new Properties for future Offerings. We will use the Manager’s corporate and operating platforms, as well as cash reserves, to realize economies of scale and other benefits.

See “Management’s Discussion and Analysis of Financial Condition and Results of Operation - Related Party Loans” for additional information.

Q: How is the liquidity of an investment in the Shares different from investing in shares of a listed or quoted company?

A: A fundamental difference between the Shares and shares in a company listed or quoted on a national securities exchange, such as Nasdaq, the New York Stock Exchange, or the Pink Sheets, is the daily liquidity of the shares of a listed or quoted company. While there is an established marketplace for the trading of shares of a listed company, the Shares will generally not be transferable except the Secondary Trading Platform, to the extent that the Secondary Trading Platform is established.

See “Will I be able to transfer my Shares after I acquire them?” for additional information.

For investors with a short-term investment horizon, a listed company may be a better alternative than investing in the Shares.

Additionally, listed companies are subject to more demanding public disclosure and corporate governance requirements than we will be subject to.

Q: Will I be able to transfer my Shares after I acquire them?

A: The Shares will be issued in electronic form only and will not be listed or quoted on any securities exchange. The Shares will not be transferable except through the Secondary Trading Platform. In addition, all offers and sales of Shares must be either registered or exempt pursuant to relevant state securities laws. There can be no assurance that an active market for any Shares will develop on the Secondary Trading Platform, that the Secondary Trading Platform will be available to allow resales of shares to residents of all states, or that the Secondary Trading Platform will be available at all. Therefore, investors must be prepared to hold their Shares indefinitely.

Q: Will I be charged any fees in connection with any trades on the Secondary Trading Platform?

A: No. Holders who wish to buy or sell Shares on the Secondary Trading Platform will not be required to pay any transaction fees in connection with any purchase or sales of Shares on the Secondary Trading Platform.

The Manager will pay any transaction fees, including fees payable to the Broker Dealer, in connection with the Secondary Trading Platform.

Q: Will I have the opportunity to redeem my Shares?

A: No. The Shares are not redeemable at your option.

Q: Who will pay the Series’ organization and offering costs?

A: The Manager will pay all costs incurred in connection with each Series’ organization, including, the Series’ registration fee in the states of Delaware and Georgia. In addition, the Manager will pay all costs incurred in connection with each Offering.

Q: What fees and expenses will each Series pay to the Manager or any of its affiliates?

A: In connection with the acquisition of its Property from Landa Properties LLC, an affiliate of the Company, each Series will issue a non-interest-bearing promissory note to the Manager, which includes payment to the Manager of an acquisition fee ranging from five percent (5%) to ten percent (10%) of the purchase price of the Property (“Acquisition Fee”). The Acquisition Fee will be calculated by the Manager acting in its sole discretion, based on several factors including the purchase price of the Property, as well as sourcing and due diligence costs incurred in connection with the acquisition of the Property. In addition, the Manager will be initially responsible for paying the Broker Fee to the Broker Dealer, however, the Manager may elect to cause the Broker Fee applicable to any Offering to be paid out of the proceeds of such Offering. Information about the Acquisition Fee for each Series can be found in the sections of this Offering Circular entitled “Use of Proceeds” and “Description of the Properties” and on the Property Page for the applicable Series on the Landa Mobile App.

Each Series will also pay the Manager a monthly management fee pursuant to the Management Agreement (the “Monthly Management Fee”). The Monthly Management Fee will range from five percent (5%) to ten percent (10%) of gross monthly rent for each Property (the “Gross Monthly Rent”), as set forth in the applicable Offering Materials. The Monthly Management Fee will be calculated by the Manager acting in its sole discretion, based on factors such as the purchase price of a Property, the amount of rental income generated by a Property, the general condition of a Property, and rental market in area in which a Property is located. The Manager may adjust the Monthly Management Fee at its sole discretion, but at no time will the Monthly Management Fee exceed 10% of Gross Monthly Rent. Information about the Monthly Management Fee for each Series can be found in the sections of this Offering Circular entitled “Use of Proceeds” and “Description of the Properties” and on the Property Page for the applicable Series on the Landa Mobile App.

Further, each Series will also reimburse the Manager for any out-of-pocket expenses to be applied for, among other things, special servicing of non-performing Properties, liquidation of Properties, and any other fees or expenses associated with the Series or the Property. Finally, each Series will reimburse the Manager for any out-of-pocket expenses paid to third parties in connection with providing fixture and capital repair services for its underlying Property. This does not include the Manager’s overhead and administrative costs, employee costs borne by the Manager, or utilities or technology costs. In the case that the Manager provides a loan to a Series, the Series will be obligated to pay interest no greater than 7% on that loan at a rate to be determined solely by the Manager. See section entitled “Description of Our Business – Our Manager - Manager Compensation” for a more detailed explanation of the fees and expenses payable to the Manager.

Q: Will the Company use financing?

A: Yes. Initially, each Series will finance 100% of the costs associated with the acquisition of its Property with an affiliate mortgage and/or other affiliate debt instrument. Each Series will use substantially all of the net proceeds from its Offering to pay down such affiliate indebtedness. The remaining portion of the affiliate indebtedness (i.e., up to 80% of the cost to acquire its Property) may be refinanced with a non-affiliate mortgage and/or other non-affiliate debt financing. We expect that any mortgage and/or other debt instruments that we enter into in connection with a refinancing of a Property will be secured by a security interest in the title of such Property and any other assets of the applicable Series.

If we are unable to refinance any portion of the remaining balance of the promissory note with a non-affiliate mortgage and/or other non-affiliate debt financing, then we may seek an additional affiliate mortgage and/or other affiliate debt financing. See section entitled “Use of Proceeds” for more information.

See “Management’s Discussion and Analysis of Financial Condition and Results of Operation” for a more information on the financing of each Offering.

Q: How often will I receive distributions?

A: We intend for each Series to make distributions to the holders of Shares monthly on a retroactive basis (that is, the payments will be for the previous month’s performance). Distributions for a Series will be calculated based on the net rental income generated by a Property and will not be based on the number of Shares sold by such Series. See section entitled “Description of the Properties” for information regarding projected monthly distributions. However, despite our estimates, there can be no assurance that a Series will be able to make such distributions on a monthly basis, or any distributions at all.

Any distributions that a Series makes will be at the complete discretion of the Manager and will be based on a number of factors, including, but not limited to, the total number of Shares sold, the Monthly Management Fee, expenses, taxes, amounts allocated to Reserves (as defined below), and actual and accrued cash flows of the applicable Series.

Distributions for each Series will be calculated on a pro-rata basis, however the Manager intends to modify the total amount of each distribution based on the total number of Shares of that Series that are outstanding and entitled to participate in the distribution, such that each holder will receive a distribution on their Shares equal to what they would have otherwise received if all 10,000 authorized Shares of the Series were outstanding and entitled to participate in such distribution. Accordingly, the number of Shares that have been sold in the applicable Offering at the time of any distribution will not affect the per Share amount that will be paid in such distribution. See “Description of the Properties” for more information.

Since each Offering is being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, if you purchase Shares prior to the sale of the Maximum Offering Amount, you will be eligible to begin receiving distributions the month following the Closing at which you purchased your Shares.

For any holder that acquires Shares on the Secondary Trading Platform, the initial distribution paid to such holder will be made on a prorated basis, based on the number of days in the applicable month that such Shares were held by such holder. For example, if a buyer and a seller transact in Shares on the Secondary Trading Platform on the 15th day of a month, and assuming such month has 30 days and that the distributions to be paid per Share equal $10.00, the Series shall pay to the seller $5.00 (calculated based on the 15 days the seller held the Shares, or 50% of the total distribution on those Shares), and shall pay to the buyer the remaining $5.00 (calculated based on the remaining 15 days the buyer held the Shares, or 50% of the total distribution on those Shares). We can provide no assurances that future cash flow will support payment of distributions or that we can maintain distributions at any particular level or at all.

Q: What will be the source of distributions on the Shares?

A: Distributions will be paid from the excess net operating income of a given Series, after necessary fees, expenses and taxes and any amounts allocated to Reserves are paid. We can provide no assurances that future cash flows will support payment of distributions or that we can maintain distributions at any particular level or at all. In addition, liquidating distributions may be made upon the sale of a Series’ Property in accordance with the terms of the applicable Series Operating Agreement. See “Description of Shares – Distributions” for a more detailed explanation of the flow of funds.

Q: Will the distributions I receive be taxable as ordinary income?

A: For U.S. federal income tax purposes, distributions made with respect to Shares of a Series will be treated as dividends to the extent of the current and accumulated earnings and profits of the Series. Any distributions in excess of earnings and profits will be treated first as a return of the holder’s adjusted tax basis in the Shares and thereafter as gain on a sale of the Shares. Dividends are ordinary income, but dividends received by non-corporate holders may qualify for a reduced rate of federal income tax as “qualified dividend income” if certain holding period requirements are satisfied. Distributions treated as gain will be capital gains if the Shares are held as a capital asset. For more information, please review the section of this Offering Circular entitled “U.S. Federal Income Tax Considerations.”

Q: May I reinvest my cash distributions in additional Shares?

A: Yes. You may reinvest distributions you receive into Offerings of Shares by other Series or any Series in which you previously invested, provided that such Offerings remain open and you continue to be a “qualified purchaser,” as defined by Regulation A at the time of such purchase.

Q: Are there any risks involved in buying the Shares?

A: Yes, investing in the Shares involves a high degree of risk. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives, and therefore, you should purchase Shares only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 16 for a discussion of certain risks that you should consider in connection with an investment in the Shares.

Q: May I make an investment through my IRA or other tax-deferred retirement account?

A: No.

Q: How will I be notified of how my investment is doing?

A: We will provide you with periodic updates on the performance of your investment in a Series and its related Property, including:

●	An annual report on Form 1-K;

●	A semi-annual report on Form 1-SA;

●	Current event reports for specified material events within four business days of their occurrence on Form 1-U;

●	Supplements to the offering circular, if we have material information to disclose to you;

●	Other reports that we may file or furnish to the SEC from time to time; and

●	The monthly profit and loss statements of the applicable Series.

We will provide this information to you by filing such information on the SEC’s website at www.sec.gov and posting on the applicable Property Page on the Landa Mobile App.

Q: When will I get my detailed tax information?

A: Your IRS Form, including Forms 1099-DIV and 1099-B tax information, if required, will be provided by January 31 of the year following each taxable year.

Q: Who can help answer my questions about the Offerings?

A: If you have more questions about any of Series or any Offering, or if you would like additional copies of the applicable Series Offering Materials, you should contact us via email at hi@landa.app or by mail at:

Landa App LLC

One Pennsylvania Plaza, 36th Floor
New York, NY 10119

OFFERING SUMMARY

This Offering Summary highlights material information regarding our business and the Offerings that is not otherwise addressed in the sections entitled “Questions and Answers About the Offerings” in this Offering Circular. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read this entire Offering Circular carefully, including the “Risk Factors” section prior to making a decision to invest in the Shares.

Overview

Landa Holdings, Inc.

Landa Holdings was formed as a Delaware limited liability company on February 7, 2019 and was subsequently converted to a Delaware corporation under the name Landa Holdings, Inc. on September 12, 2019. Landa Holdings will serve as the Manager to the Company and each Series and will identify a residential or commercial rental Property for each Series to acquire. Landa Holdings will also manage these Properties on behalf of the Series and will earn compensation for these services.

From time to time, Landa Holdings may organize limited liability companies or series limited liability companies, such as Landa App LLC, and will raise funds for these entities through the Landa Mobile App by relying on offerings exempt from registration requirements pursuant to Regulation A. Landa Holdings’ aim is to grow the number of users on the Landa Mobile App, and provide investors with steady, monthly cash flows generated by the rental of the underlying Properties. The Landa Mobile App maintains an investment minimum of at least one (1) Share in a Series in order to participate in an Offering. Each Series will use substantially all of the net proceeds from its Offering to pay down affiliate indebtedness used to purchase the Property for such Series, including affiliate indebtedness with respect to Acquisition Fees, Acquisition Expenses and Reserves.

Landa Holdings, Inc. serves as manager to our affiliate, Landa Properties LLC, a Delaware series limited liability company. Similar to the Company, Landa Properties LLC was formed to provide investors with an opportunity to acquire an economic interest in a rental property by offering and selling membership interest in various series of Landa Properties LLC, whose primary asset was a residential rental property.

Landa App LLC

Landa App LLC (the “Company”) was organized in 2019 as a Delaware limited liability company. Landa App LLC was originally organized as Landa Properties A LLC and was subsequently renamed Landa App LLC. Landa App LLC has registered eight (8) Series in Delaware in 2020 and will continue to register new Series from time to time. Each Series will be treated as a corporation for U.S. federal income tax purposes.

Landa App LLC previously acquired the eight (8) Properties underlying each of the Series from Landa Properties LLC, a wholly owned subsidiary of Landa Holdings and an affiliate of the Company. Title to each Property is currently held by the applicable Series registered as part of the Offerings under this Offering Circular. We intend to register new Series when new Properties are acquired. The following is a description of each Series and its underlying Property being offered pursuant to this Offering Circular. Except as disclosed below, as of the date of this Offering Circular, each of the Properties listed below are currently leased to tenants. See the sections of this Offering Circular entitled “Description of the Properties” and “Use of Proceeds” for more information about each of the Properties, the Series, and the Offerings.

Landa Series 115 Sardis Street seeks to raise $85,504 to repay affiliate indebtedness incurred in connection with its purchase of a single-family property located at 115 Sardis Street, Barnesville, GA 30204, which was built in 1961. The Series holders will participate in monthly cash distributions of net rental income, if any. This Property has a current lease for $800 in monthly rental income, for a lease period of 12 months ending March 1, 2021. The Monthly Management Fee for the Series will be 8%.

This Property is currently owned by Landa App LLC - 115 Sardis Street Barnesville GA LLC. Landa Series 115 Sardis Street was registered in Delaware in May 2020 as 115 Sardis Street Barnesville GA LLC pursuant to the Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 115 Sardis Street Barnesville GA LLC.

Landa Series 1394 Oakview Circle seeks to raise $22,130 to repay affiliate indebtedness incurred in connection with its purchase of a single-family property located at 1394 Oakview Circle, Forest Park, GA 30297 which was built in 2005. The Series holders will participate in monthly cash distributions of net rental income, if any. This Property has a current lease for $775 in monthly rental income, for a lease period of 12 months ending December 31, 2020. The Monthly Management Fee for the Series will be 8%.

This Property is currently owned by Landa App LLC - 1394 Oakview Circle Forest Park LLC. Landa Series 1394 Oakview Circle was registered in Delaware in May 2020 as 1394 Oakview Circle Forest Park LLC pursuant to the Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 1394 Oakview Circle Forest Park LLC.

Landa Series 1701 Summerwoods Lane seeks to raise $40,292 to repay affiliate indebtedness incurred in connection with its purchase of a single-family property located at 1701 Summerwoods Lane, Griffin, GA 30224, which was built in 2005. The Series holders will participate in monthly cash distributions of net rental income, if any. This Property has a current lease for $950 in monthly rental income, for a lease period of 12 months ending August 31, 2021. The Monthly Management Fee for the Series will be 8%.

This Property is currently owned by Landa App LLC - 1701 Summerwoods Lane Griffin GA LLC. Landa Series 1701 Summerwoods Lane was registered in Delaware in May 2020 as 1701 Summerwoods Lane Griffin GA LLC pursuant to the Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 1701 Summerwoods Lane Griffin GA LLC.

 Landa Series 1741 Park Lane seeks to raise $44,574 to repay affiliate indebtedness incurred in connection with its purchase of a single-family property located at 1741 Park Lane, Griffin, GA 30224, which was built in 1969. The Series holders will participate in monthly cash distributions of net rental income, if any. This Property has a current lease for $725 in monthly rental income, for a lease period of 12 months ending December 31, 2020. The Monthly Management Fee for the Series will be 8%.

This Property is currently owned by Landa App LLC - 1741 Park Lane Griffin GA LLC. Landa Series 1741 Park Lane was registered in Delaware in May 2020 as 1741 Park Lane Griffin GA LLC pursuant to the Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 1741 Park Lane Griffin GA LLC.

Landa Series 209 Timber Wolf Trail seeks to raise $119,827 to repay affiliate indebtedness incurred in connection with its purchase of a single-family property located at 209 Timber Wolf Trail, Griffin, GA 30224, which was built in 1974. The Series holders will participate in monthly cash distributions of net rental income, if any. This Property has a current lease for $775 in monthly rental income, for a lease period of 12 months ending December 31, 2020. The Monthly Management Fee for the Series will be 8%.

This Property is currently owned by Landa App LLC - 209 Timber Wolf Trail Griffin GA LLC. Landa Series 209 Timber Wolf Trail was registered in Delaware in May 2020 as 209 Timber Wolf Trail Griffin GA LLC pursuant to the Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 209 Timber Wolf Trail Griffin GA LLC.

Landa Series 2505 Oak Circle seeks to raise $41,488 to repay affiliate indebtedness incurred in connection with its purchase of a single-family property located at 2505 Oak Circle, Ellenwood, GA 30294, which was built in 2006. The Series holders will participate in monthly cash distributions of net rental income, if any. This Property has a current lease for $815 in monthly rental income, for a lease period of 12 months ending July 31, 2021. The Monthly Management Fee for the Series will be 8%.

This Property is currently owned by Landa App LLC - 2505 Oak Circle Ellenwood GA LLC. Landa Series 2505 Oak Circle was registered in Delaware in May 2020 as 2505 Oak Circle Ellenwood GA LLC pursuant to the Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 2505 Oak Circle Ellenwood GA LLC.

Landa Series 271 Timber Wolf Trail seeks to raise $123,412 to repay affiliate indebtedness incurred in connection with its purchase of a single-family property located at 271 Timber Wolf Trail, Griffin, GA 30224, which was built in 2005. The Series holders will participate in monthly cash distributions of net rental income, if any. As of the date of this Offering Circular, this Property is vacant and a new tenant has not yet been identified. The Manager is seeking a tenant to lease this Property for $875 in monthly rental income, for a lease period of 12 months. The Monthly Management Fee for the Series will be 8%.

This Property is currently owned by Landa App LLC – 271 Timber Wolf Trail Griffin GA LLC. Landa Series 271 Timber Wolf Trail was registered in Delaware in May 2020 as 271 Timber Wolf Trail Griffin GA LLC pursuant to the Certificate of Registered Series of a Limited Liability Company for Landa App LLC – 271 Timber Wolf Trail Griffin GA LLC.

Landa Series 29 Holly Grove Road seeks to raise $44,045 to repay affiliate indebtedness incurred in connection with its purchase of a single-family property located at 29 Holly Grove Road, Griffin, GA 30224, which was built in 2005. The Series holders will participate in monthly cash distributions of net rental income, if any. This Property has a current lease for $700 in monthly rental income, for a lease period of 12 months ending April 30, 2021. The Monthly Management Fee for the Series will be 8%.

This Property is currently owned by Landa App LLC – 29 Holly Grove Road Griffin GA LLC. Landa Series 29 Holly Grove Road was registered in Delaware in May 2020 as 29 Holly Grove Road Griffin GA LLC pursuant to the Certificate of Registered Series of a Limited Liability Company for Landa App LLC – 29 Holly Grove Road Griffin GA LLC.

Property Acquisition Strategy

Each Series will use substantially all of the net proceeds from its Offering to pay down affiliate indebtedness used to purchase the Property for such Series, including affiliate indebtedness with respect to Acquisition Fees, Acquisition Expenses and Reserves. We expect that any mortgage and/or other debt instruments that we enter into in connection with refinancing affiliate indebtedness will be secured by a security interest in the title of such Property and any other assets of the applicable Series.

We intend to acquire properties on an opportunistic basis, which may consist of a wide variety of both residential and commercial rental properties, including single family, multi-family, office, industrial, retail, hospitality, recreation and leisure, and other real properties. We focus on acquiring market ready properties, which may include existing income-producing properties or newly constructed properties, in neighborhoods with growing rental demand, strong rental history and in geographic regions which provides steady real estate asset growth. Our acquisition strategy does not include major rehabilitation or repurposing of existing structures, or new ground-up development. Our target markets are neighborhoods surrounding metropolitan cities of at least one million (1,000,000) residents, which we estimate having historical capitalization rates ranging from approximately five percent (5%) to ten percent (10%) for single family homes, six percent (6%) to seven percent (7%) for multi-family homes and six and a half percent (6.5%) to eight percent (8%) for commercial properties. In addition, we expect to target cities with growing populations or cities that show strong rental demand.

Property Acquisition Objectives

Our primary investment objective is to maximize net rental income so that an increasing amount of cash flow is distributed to holders on a monthly basis. However, there is no assurance that our acquisition objectives will be realized with respect to any given Series.

Market Opportunities

We believe that the near and intermediate-term market for acquisitions of cash flow generating residential and commercial rental properties is strong from a risk-return perspective. We favor a strategy weighted toward maximizing monthly investor distributions, targeting acquisitions with strong monthly cash flows and above average capitalization rates.

We do not plan on pursuing more risky, opportunistic or value-add Properties which may need significant restoration or repositioning.

The Manager

Landa Holdings, as the Manager, will manage day-to-day operations of the Company and each Series. The Manager is not a registered broker-dealer, an investment adviser or a funding platform. A team of real estate professionals, acting through the Manager, will leverage their expertise and utilize the Manager’s proprietary technology to make all the decisions regarding the selection, negotiation, financing, management, and disposition of the Properties owned by each Series, subject to the limitations in each Operating Agreement. The Manager will also provide property management, marketing, investor relations and other administrative services on our behalf with the goal of maximizing our operating cash flow and the value of each Property. The Manager will be able to exercise significant control over our business, as well as the business of each Series. See “Description of Our Business – Our Manager” for additional information.

The Landa Mobile App

The Manager owns and operates a mobile app-based investment platform, which we refer to herein as the “Landa Mobile App”. We intend to distribute the Shares in the Offerings and in our other future Series’ Offerings exclusively through the Landa Mobile App.

The Landa Mobile App is the intellectual property of Landa Holdings and neither the Company, nor any Series, have any rights or interest in the Landa Mobile App.  Landa Holdings intends grant a license to each Series in order to, among other things, use the Landa Mobile App for the Offerings, pursuant to the Landa App License Agreement.   Any fees associated with the Series’ use of the Landa Mobile App will be included as part of the Monthly Management Fee.

The Landa Mobile App will be available for download in application stores on iOS and Android devices and will soon be at www.landa.app.

Manager Compensation

The Manager will receive fees and expense reimbursements for services relating to the selection, acquisition, and management of the Properties. See “Description of Our Business – Our Manager - Manager Compensation” for a more detailed explanation of the fees and expenses payable to the Manager. The Manager will not receive any selling commissions or dealer manager fees in connection with the offer and sale of the Shares.

Corporate Information

Our office is located at One Pennsylvania Plaza, 36th Floor, New York, NY 10119, Attn: Landa Holdings, Inc. Our telephone number is (646) 905-0931. Information regarding our Company is also available on the Landa Mobile App, available for download in application stores on iOS and Android devices, and on Landa Holding’s website at www.landa.app.

THE OFFERING

Issuer	A limited purpose Delaware limited liability company that will form separate Series, each Series will hold a residential or commercial rental property as its primary asset.

Securities Offered	We will offer up to a maximum of 10,000 Shares of each Series. By purchasing Shares of a Series, investors will be purchasing a membership interest in that specific Series. Each Series’ Offering will be independent of, and not contingent upon, the other Series’ Offerings. You may choose to participate in the Offerings of one or more Series.

Prices per Share	The purchase prices per Share are set forth in the table on the cover page of this Offering Circular and in the applicable Offering Materials.

Minimum and Maximum Offering Amounts	The Offerings are being conducted on a “best efforts” basis and there is no minimum offering amount. The Maximum Offering Amounts are set forth in the table on the cover page of this Offering Circular.

Offering Periods; Closings

Each Offering is being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of Shares of a Series is continuous, active sales of Shares may happen sporadically over the term the Offering. The term of each Offering will commence within two calendar days after the qualification date of this Offering Circular and end no later than the second anniversary of the qualification date of the offering statement of which this Offering Circular forms a part.

There will be separate Closings for each Offering and any Offering may have multiple Closings. The Closings of an Offering for a particular Series will occur on (i) the date subscriptions for the Maximum Offering Amount of such Series have been accepted by the Manager or (ii) any earlier date determined by the Manager, in its sole discretion, in which case the number of Shares to be sold to each prospective investor that has subscribed for Shares of such Series shall be determined by the Manager in its sole discretion.

If the Maximum Offering Amount for a Series has not been raised the applicable Offering will terminate upon the earlier of (i) the second anniversary of the qualification date of the offering statement of which this Offering Circular forms a part and (ii) any date on which the Manager elects to terminate such Offering in its sole discretion, based on a number of factors, including the level of current or anticipated interest in a Series.

Broker-Dealer

We will enter into an agreement with [●], as our broker dealer in connection with the Offerings (the “Broker Dealer”). The Broker Dealer selected will be registered with the SEC and will be registered in each state where the Offerings will be made prior to the launch of the Offerings and with such other regulators as may be required to execute the sale transactions and provide related services in connection with the Offerings. The Broker Dealer selected will be a member of FINRA and the Securities Investor Protection Corporation.

The Manager will be responsible for paying the Broker Fee to the Broker Dealer; provided, however, that the Manager may elect to cause the Broker Fee applicable to any Offering of a Series to be paid out of the proceeds of such Offering.

Information about whether the Broker Fee will be paid out of the proceeds of an Offering can be found in the “Use of Proceeds” section.

Restrictions on Investment	Each investor must be a “qualified purchaser” as defined by Regulation A. See “Plan of Distribution” for additional information. The Manager may, in its sole discretion, decline to admit any prospective investor, or accept only a portion of such investor’s subscription, regardless of whether such person is a “qualified purchaser.” Furthermore, the Manager anticipates only accepting subscriptions from prospective investors located in states where the Broker Dealer is registered.

Escrow Account

The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest-bearing escrow account with [●], acting as the Escrow Agent, and will not be commingled with the operating account of the applicable Series, until, if and when there is a Closing for the Offering of that specific Series with respect to that investor.

When the Escrow Agent has received instructions from the Manager that the applicable Offering will close and the investor’s subscription is to be accepted (either in whole or part), the Escrow Agent shall disburse the subscription proceeds in its possession to the account of Series.

If an Offering is terminated without a Closing, or if a prospective investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective investors will be returned promptly to them without interest. Any costs and expenses associated with a terminated Offering will be borne by the Manager.

Voting Rights	None. You will have no rights to direct or vote on any matter concerning the Series and the management of its affairs, including whether or not a Series should dissolve. The Manager will exercise all voting and management control over each Series.

Use of Proceeds	See the section of this Offering Circular entitled “Use of Proceeds” for a discussion of the use of proceeds from the Offerings.

Expenses

In connection with the acquisition of its Property, each Series will issue a non-interest-bearing promissory note to the Manager, which will include payment to the Manager of an Acquisition Fee ranging from five percent (5%) to ten percent (10%) of the purchase price of the Property. The Acquisition Fee will be calculated by the Manager acting in its sole discretion, based on several factors including the purchase price of the Property, as well as sourcing and due diligence costs incurred in connection with the acquisition of the Property. Information about the Acquisition Fee for each Series can be found in the section of this Offering Circular entitled “Use of Proceeds” and on the Property Page for the applicable Series on the Landa App.

Each Series will also pay the Manager a Monthly Management Fee ranging from five percent (5%) to ten percent (10%) of the Gross Monthly Rent for each Property, as set forth in the applicable Offering Materials. The Manager may adjust the Monthly Management Fee at its sole discretion, but at no time will the Monthly Management Fee exceed 10% of Gross Monthly Rent. The Monthly Management Fee will be calculated by the Manager acting in its sole discretion, based on factors such as the purchase price of a Property, the amount of rental income generated by a Property, the general condition of a Property, and rental market in area in which a Property is located. Information about the Monthly Management Fee for each Series can be found in the sections of this Offering Circular entitled “Offering Summary - Landa App LLC” and “Use of Proceeds,” as well as on the Property Page for the applicable Series on the Landa Mobile App.

Further, each Series will also reimburse the Manager for any out-of-pocket expenses to be applied for, among other things, special servicing of non-performing Properties, liquidation of Properties, and any other fees or expenses associated with the Series or the Property.

Finally, each Series will reimburse the Manager for any out-of-pocket expenses paid to third parties in connection with providing fixture and capital repair services for its underlying Property. This does not include the Manager’s overhead, employee costs borne by the Manager, or utilities or technology costs. In the case that the Manager provides a loan to a Series, the Series will be obligated to pay interest no greater than 7% on that loan at a rate to be determined solely by the Manager. Any excess funds held by a Series will be placed in its Reserve account. Reserves may be used, for among other things, to pay any expenses associated with operating the Properties.

To the extent the entirety of the funds in the Reserve account for a Series are not utilized, any such funds may be distributed to the holders of the Shares of such Series. It is the sole discretion of the Manager to determine whether funds are distributed on each Series.

Transfer Agent and Registrar	[●] shall serve as transfer agent and registrar for the Shares of each Series.

Transfers; Secondary Market	The Shares being offered hereby have not been registered under the Securities Act. The Shares will generally not be transferable except through the Secondary Trading Platform. In addition, all offers and sales of Shares must be either registered or exempt pursuant to relevant Blue Sky securities laws. There can be no assurance that an active market for any Shares will develop on the Secondary Trading Platform, that the Secondary Trading Platform will be available to allow resales of shares to residents of all states, or that the Secondary Trading Platform will be available at all times. You must be prepared to hold their Shares indefinitely.

Transfer Limitations	The Manager may, acting in its sole discretion, limit any transfer, assignment or pledge of Shares that would result in there being more than (a) 2,000 beneficial owners of the Series or 500 beneficial owners of the Series that are not “accredited investors,” (b) the assets of the Series being deemed “plan assets” for purposes of ERISA, or (c) the Company, the Series or the Manager being subject to additional regulatory requirements.

Offering Materials

The Offering Materials for the Shares being offered hereby consist of this Offering Circular, as well as the Master Agreement, Subscription Agreement, Operating Agreement and Management Agreement for the applicable Series, and any related offering materials approved by us before making an investment decision.

Please carefully review the Offering Materials. You may also access the Offering Materials by navigating to the applicable Property Page on the Landa Mobile App.

Risk Factors	Investing in the Shares involves a high degree of risk. See “Risk Factors” beginning on page 16.

RISK FACTORS

An investment in a Series and the Shares involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in the Offering Materials, before purchasing Shares through the Landa Mobile App. Any of the following factors could harm our business and future results of operations and could result in a partial or complete loss of your investment.

RISKS RELATED TO THE PROPERTY

The value of the underlying Property held by a Series is subject to many risks.

The value of the underlying Property held by a Series is affected significantly by its ability to generate cash flow and net income, which, in turn, depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to such Property. Many expenditures associated with properties (such as Operating Expenses (as defined below) and capital expenditures) cannot be reduced when there is a reduction in income from the properties. The value of a Property may be adversely affected by a number of risks, including, but not limited to:

■	adverse changes in national and local economic and real estate conditions, including as a result of the COVID-19 pandemic, general economic conditions and terrorist attacks;

■	an oversupply of (or a reduction in demand for) residential rental properties in the areas where a Property is located and the attractiveness of such Property to prospective tenants, which could result in a decline in the rental income, including to zero, if such Series is unable to find a new tenant;

■	the risk that the Company, or any Series, would default on its debt service if rental income decreased due to tenant default or failure to renew a lease;

■	the potential for uninsured or underinsured property losses;

■	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related compliance costs associated therewith and the potential for liability under applicable laws;

■	natural disasters such as hurricanes, earthquakes and floods; and

■	pandemic, epidemic or outbreak of an infectious disease in the United States and globally.

These factors may have a material adverse effect on the rental income that you might receive on account of your Shares as well as on the value that Series can realize from a sale of its underlying Property.

The COVID-19 pandemic has adversely affected and may further adversely affect our business.

Many states and localities have imposed, and continue to impose, limitations on commercial activity and public gatherings and events, as well as moratoria on evictions as a result of the spread of the COVID-19 virus. Concern about the spread of COVID-19 has caused and is likely to continue to cause quarantines, business shutdowns, reduction in business activity and financial transactions, labor shortages, supply chain interruptions, unprecedented unemployment levels and commercial property vacancy rates, and overall economic and financial market instability. As of the date of this Offering Circular, we have had one tenant terminate their lease prior to the end of the original lease term and two tenants had requested, and had been granted, waiver of late fees for late rent payment, with each citing the impact of COVID-19 on their employment and ability to pay rent as the reason for the termination or requested waiver. These events have reduced the revenues to us generated by the Properties in question and if we are unable to secure tenants who are able to pay in full the rents on such Properties the revenues of the Series owning such Properties will be adversely affected. While we have not yet experienced similar reductions in revenues from the other Properties as a result of the COVID-19 pandemic, the pandemic may increase the risk that the tenants of those Properties will be unable to make their scheduled lease payments on time or seek to terminate their leases prior to the expiration dates of such leases. Furthermore, whenever we are required to locate a new tenant for a property, restrictions on providing access to view properties as a result of the pandemic could make it more difficult to secure a new tenant, which may result in decreases in a Series’ net rental income.

We have limited information about the financial performance and rental history of the Properties and the future performance of the Properties is not assured and is difficult to evaluate.

We acquired the eight (8) Properties from Landa Properties LLC, a wholly owned subsidiary of Landa Holdings and an affiliate of ours. Landa Properties LLC acquired each the Properties from third-party sellers, and while owned by these third parties, each of the Properties was externally managed by a third-party property manager. Therefore, we have limited information about the historical financial performance of the Properties, including information about rental history and prior rental income earned on the Property. Accordingly, we may enter into leases with rental rates that are materially less than amounts historically realized on such Properties, which may result in lower distributions paid to investors.

Changes in national, regional or local economic, demographic or real estate market conditions may adversely affect our results of operations and returns to our investors.

We will be subject to risks incident to the ownership of residential or commercial properties including: changes in national, regional or local economic, demographic or real estate market conditions; changes in supply of, or demand for, similar properties in an area; and changes in government rules, regulations and fiscal policies, including changes in tax, real estate, environmental and zoning laws. Additionally, we are unable to predict future changes in national, regional or local economic, demographic or real estate market conditions. For example, a recession or rise in interest rates could make it more difficult for us to acquire and lease the Properties. These conditions, or others we cannot predict, may adversely affect returns to investors.

The performance of a Series is subject to risks associated with various local geographic market conditions.

Our business model relies upon the premise that the Properties we feature on the Landa Mobile App are real estate-based, local, properties. Therefore, our business will be subject to risks associated with various local geographic market conditions, such as adverse changes in the local economy in which a Property is located, the local regulatory environment and our reputation among local investors and the community.

Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of a Property.

Because real estate investments are relatively illiquid, our ability to facilitate a sale of a Property promptly in response to changing economic, financial and investment conditions may be limited. In particular, our ability to facilitate a sale could be negatively impacted by weakness in the market, changes in the financial condition or prospects of prospective purchasers, changes in governmental laws and regulations, changes in regional, national or international economic conditions, changes in the condition of such Property, the occupancy of such Property or the rental income relative to market rates, and changes in laws, regulations or fiscal policies.

The actual rent a Series receives for its Property may be less than estimated market rent, and a Series may experience a decline in realized rental rates from time to time, which could adversely affect a Series’ financial condition, results of operations and cash flow.

As a result of numerous potential factors, including competitive pricing pressure in our markets, a general economic downturn and the desirability of a Property, a Series may be unable to realize its projected market rent for a Property. If a Series is unable to obtain adequate rental rates for its property, then its ability to generate cash flow growth will be negatively impacted. The rental rate of each Series’ Property will be determined at the sole discretion of the Manager and may be less than the market rental rate for similar properties.

An increase in expenses and Reserves for the Property could reduce the distributions to you.

The amount of distributions on account of your Shares will be determined by the rental income and the amount of expenses needed to manage and otherwise maintain the Property, as determined by the Manager, acting in its sole discretion, including any Reserves that may be established by the Manager, acting in its sole discretion. Such expenses will vary from time to time and there may be anticipated or unanticipated costs. As a result, we cannot assure you that the rental income available for distribution following payment of such expenses and establishment of such Reserves will be as projected or will not be reduced to zero.

We may not be able to make distributions to holders of our Shares in amounts intended or at all.

We intend for each Series to make monthly cash distributions based on the net rental income generated by a Property. However, despite our estimates, there can be no assurance that a Series will be able to make such distributions on a monthly basis. A Series ability to make distributions will depend on several other factors, some of which are out of our control, including, among other things, general economic conditions, our results of operations and financial condition, any unforeseen expenses, and the amount of cash that is generated by the Property. There can be no assurance that you will receive monthly distributions on your Shares.

Properties that have significant vacancies could be difficult to sell, which could diminish the return on these Properties.

As of the date of this Offering Circular, each of the Properties underlying the Series are currently leased to tenants, except for the Property located at 271 Timber Wolf Trail, Griffin, GA 30224. The terms of these leases vary from Property to Property. Nevertheless, a Property may incur vacancies either upon the expiration of tenant leases or if a tenant defaults under their lease. If vacancies continue for a long period of time, a Series may suffer reduced revenues resulting in less cash available for distribution to our investors. In addition, the resale value of a Property could be diminished because the market value of the property will depend principally upon cash flow generated by the leases associated with that property. Such a reduction in the resale value of a Property could also reduce the value of an investor’s investment.

Further, a decline in general economic conditions in the markets, including the recent economic decline due to COVID-19, in which our investments are located or in the United States generally could lead to an increase in tenant defaults, lower rental rates and less demand for real estate space in those markets, and as of the date of this Offering Circular, we have had one tenant terminate their lease prior to the end of the original lease term and two tenants had requested, and had been granted, waiver of late fees for late rent payment, with each citing the impact of COVID-19 on their employment and ability to pay rent as the reason for the termination or requested waiver. As a result of these trends, a Series may be more inclined to provide leasing incentives to its tenants in order to compete in a more competitive leasing environment. Such trends may result in reduced revenue and lower returns on your investment.

Each Series will depend on tenants for its revenue, and lease defaults or terminations could reduce its net income and limit its ability to make distributions to investors.

The success of each Property materially depends on the financial stability of its tenants. A default or termination by a tenant on its lease, such as has occurred with respect to one Property, as described above, would cause the applicable Series to lose the revenue associated with such lease and require a Series to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure, if the property is subject to a mortgage. In the event of a tenant default or bankruptcy, a Series may experience delays in enforcing its rights as landlord and may incur substantial costs in protecting its investment and re-leasing its property. If a tenant defaults on or terminates a lease, the applicable Series may be unable to lease the underlying Property for the rent previously received. These events could cause such Series to reduce the amount of distributions to investors. If a Series is unable to find an alternative source of revenue to meet the mortgage payments and the underlying Property goes into foreclosure, the bank providing the mortgage will have priority in such Property over any investors in the Series.

Rent control or rent stabilization laws could prevent a Series from raising rents to offset increases in operating costs.

Various states, cities, or municipalities have a system of rent regulations known as rent stabilization and rent control. Tenants of regulated apartments are entitled to receive required services, to have their leases renewed, and may not be evicted except on grounds allowed by law. If a Series acquires a Property that includes regulated apartments, these regulations could limit the amount of rent the Series are able to collect, which could have a material adverse effect on the Series’ ability to fully take advantage of the investment in such Property. In addition, there can be no assurance that changes to rent control or rent stabilization laws will not have a similar or greater negative impact on any Series’ ability to collect rents.

Tenant relief laws may negatively impact our rental income and profitability.

As manager of numerous residential properties, the Manager may be involved in evicting residents who are not paying their rent or are otherwise in material violation of the terms of their lease. Eviction activities will impose legal and managerial expenses that will raise costs specific to the applicable Series. The eviction process is typically subject to legal barriers, mandatory “cure” policies and other sources of expense and delay, including restrictions on evictions enacted by many states as a result of the COVID-19 pandemic, each of which may delay our ability to gain possession and stabilize the home. Additionally, state and local landlord-tenant laws may impose legal duties to assist residents in relocating to new housing or restrict the landlord’s ability to recover certain costs or charge residents for damage that residents cause to the landlord’s premises.

The Manager will be required to take all appropriate steps to comply with all applicable landlord-tenant laws, and we will need to incur supervisory and legal expenses to ensure such compliance. To the extent that a Series does not comply with state or local laws, the Series may be subjected to civil litigation filed by individuals, in class actions or by state or local law enforcement. A Series may be required to pay adversaries’ litigation fees and expenses if judgment is entered against us in such litigation or if we settle such litigation.

A Series may not be able to control its operating costs or its expenses may remain constant or increase, even if its revenues do not increase, causing its results of operations to be adversely affected.

Factors that may adversely affect a Series’ ability to control operating costs include the need to pay for insurance and other operating costs, including real estate taxes, which could increase over time, the need periodically to repair (including repairs resulting from significant damage by tenants), renovate and re-lease space, the cost of compliance with governmental regulation, including zoning, environmental and tax laws, the potential for liability under applicable laws, interest rate levels, principal loan amounts and the availability of financing. If a Series’ operating costs increase as a result of any of the foregoing factors, its results of operations may be adversely affected.

The expense of owning and operating a Property is not necessarily reduced when circumstances such as market factors and competition cause a reduction in income from a Property. As a result, if revenues decline, a Series may not be able to reduce its expenses accordingly. Costs associated with real estate investments, such as real estate taxes, insurance, loan payments and maintenance, generally will not be reduced even if a Property is not fully occupied or other circumstances cause a Series’ revenues to decrease. If a Series is unable to decrease operating costs when demand for its Property decreases and its revenues decline, its financial condition, results of operations and ability to make distributions to holders may be adversely affected.

Each Series will face significant competition for tenants, which may hinder the Manager’s ability to find a suitable tenant for a Series’ Property and prevent increases of rental rates for its Property.

There is significant competition in the real estate industry, including numerous REITs with property acquisition objectives similar to the Series. The size and financial wherewithal of our competitors may allow them to offer space at rental rates below current market rates or below the rental rates our Series charge their tenants. As a result, a Series may lose existing tenants or fail to obtain future tenants, and the downward pressure caused by our competitors may cause our Series to reduce their rental rates or to offer more substantial rent abatements, tenant improvements, early termination rights or below-market renewal options in order to retain tenants when leases expire. Competition for tenants could adversely impact the net rental income for a given Series.

Compliance with governmental laws, regulations and covenants that are applicable to the residential properties held by the Series may adversely affect the Series’ business and growth strategies.

Residential rental properties are subject to various covenants, local laws and regulatory requirements, including permitting and licensing requirements. Local regulations, including municipal or local ordinances, zoning restrictions and restrictive covenants imposed by community developers, may restrict a Series’ use of its Property and may require the Series to obtain approval from local officials or community standards organizations at any time with respect to its Property, including prior to acquiring the Property or when undertaking renovations. Among other things, these restrictions may relate to fire and safety, seismic, asbestos clean-up or hazardous material abatement requirements. We cannot assure you that existing regulatory policies will not adversely affect a Series or the timing or cost of any future acquisitions or renovations, or that additional regulations will not be adopted that would increase such delays or result in additional costs. A Series’ growth strategies may be materially and adversely affected by its ability to obtain permits, licenses and zoning approvals. A Series’ failure to obtain such permits, licenses and zoning approvals could have a material adverse effect on its results of operations or financial condition and cause the value of your Shares to decline.

Uninsured losses relating to real property or expensive premiums for insurance coverage could reduce the Series’ cash flows and the return on your investment.

We expect each Series to obtain insurance coverage on its Property in an amount it determines to be reasonable. However, we cannot assure you that such insurance will be adequate to cover actual losses or that such insurance will continue to be available at reasonable costs, if at all, which could inhibit a Series’ ability to finance or refinance the underlying Property and result in uninsured losses.  In such instances, a Series may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses.  A Series may not have adequate coverage for such losses.  If a Property incurs a loss that is not fully insured, the value of the Series’ asset will be reduced by any such uninsured loss, which would reduce the value of your investment.

A Series cannot guarantee proceeds from the sale of its Property.

The Manager will have the discretion to determine whether to hold or sell a Property of a Series and may elect to hold and operate a Property for an indefinite period of time. If it elects to sell a Property, the sales price to be realized upon the sale or other disposition of the Property will depend upon many factors, including the availability and pricing of financing for purchasers from time to time, the availability and price of comparable properties, and conditions in the real estate market in general. A Series cannot assure you that the price and terms of such sale or other disposition will be sufficient to pay any return at all, or that there will not be a loss as a result of such transaction.

RISKS RELATED TO THE SHARES

Your entire investment depends on the rental income of a Property.

If the underlying Property in a Series does not consistently generate rental income, you may lose all or part of your investment. If we are unable to find tenants, or if the current tenants do not pay the negotiated rent, the value of your investment in the applicable Series will be adversely affected.

If a Series in which you have invested does not successfully implement a liquidity transaction, you may have to hold your investment for an indefinite period.

The Operating Agreement for each Series does not require the Manager to pursue a sale of the Property or other liquidity transaction. Investors will be unable to prompt the sale of a Property through a voting process. If the Manager does determine to pursue a liquidity transaction, such as the sale of a Property, the Manager would be under no obligation to conclude the process within a set time or any specific terms. The timing of any sale of the Property will depend on a number of factors, including real estate and financial markets, economic conditions in areas in which such Property is located, and anticipated federal income tax effects on investors that may prevail in the future. If the Property is not sold, and the Secondary Trading Platform is not established and maintained, your Shares may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment to cash easily and could suffer losses on your investment.

Investors may be unable to resell their Shares at desired times or prices, if at all.

While the initial sales of the Shares are exempt from state securities registration requirements under Regulation A, that exemption does not cover resales of the Shares to other investors by purchasers of the Shares. Each state has its own securities laws, often called “blue sky” laws. These laws limit resales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration; these laws also govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. The fact that the initial offering and sale of Shares qualifies for an exemption is not relevant to determining whether there is an exemption in a given state to allow a purchaser from Landa Mobile App to resell the Shares to a resident of a given state. There may be significant state blue sky law restrictions on your ability to sell, and on purchasers to buy, the Shares.

Given the limited liquidity for the Shares, investors and potential investors may consider these investments to be less appealing and demand for these investments may decrease, which may adversely affect prices you may obtain on the Secondary Trading Platform or your ability to resell your Shares on the Secondary Trading Platform at all.

You should consider the resale market for our securities to be limited. You may be unable to resell your Shares, or you may be unable to resell them without the significant expense of state registration or qualification.

The Shares will not be listed on any securities exchange, will generally not be transferable except, through a Secondary Trading Platform operated by a broker-dealer engaged by the Manager, to the extent such a platform is established and maintained. You should be prepared to hold the Shares indefinitely.

The Shares will not be listed on any securities exchange, such as Nasdaq or the New York Stock Exchange. The Shares will generally not be transferable except, to the extent one is established and maintained, through a Secondary Trading Platform, initially expected to be operated by an independent third-party broker-dealer engaged by the Manager. This trading platform is not expected to be available to allow resales of shares to residents of all states. There can be no assurance that an active market for Shares will develop on the Secondary Trading Platform, that there will be a buyer for any particular Shares listed for resale on the Secondary Trading Platform or that the Secondary Trading Platform will be established or will continue to operate. Therefore, investors must be prepared to hold their Shares indefinitely. As a result, you may lose some or all of your investment.

Because of the illiquid nature of the Series’ Shares, you should purchase the Shares only as a long-term investment and be prepared to hold them for an indefinite period of time.

The Series Offerings will not have a minimum offering amount, which could result in a Series closing without reaching the Series’ funding target.

Each Series’ Offering will be conducted on a “best efforts” no minimum basis.  The Closings of an Offering for a particular Series will occur on (i) the date subscriptions for the Maximum Offering Amount of such Series have been accepted by the Manager or (ii) any earlier date determined by the Manager, in its sole discretion, in which case the number of Shares to be sold to each prospective investor that has subscribed for Shares of such Series shall be determined by the Manager in its sole discretion.  Therefore, an Offering may have a Closing without reaching the Series’ funding target such that the total proceeds amount may not be sufficient to pay down the affiliate indebtedness.  As a result, a Series may have significant debt obligations which could adversely affect the Series’ financial condition, reduce the total distributions to each holder, and/or delay distributions to Series holder.

No party has made an independent review of the Company, the Manager, any Series, Properties or the Shares offered on the Landa Mobile App. Therefore, investors do not have the benefit of an independent due diligence review conducted by an unaffiliated party to form a basis for their investment decision.

No independent party has undertaken any review of us, any Series, Properties or the Shares offered on the Landa Mobile App. Therefore, investors do not have the benefit of an independent due diligence review conducted by an unaffiliated party to form a basis for their investment decision in the Shares of a Series. You should consult your investment, accounting, legal and tax advisors before investing in any Shares.

Funds deposited with us in connection with subscriptions for Shares will not accrue interest while in escrow prior to the purchase of Shares at a Closing, which may never occur.

The funds deposited with us in connection with subscriptions for Shares will be held in a non-interest-bearing escrow account maintained by the Escrow Agent until, if and when there is a Closing for the Offering of that specific Series with respect to that investor. Except as otherwise required by law, subscribers will not have the right to request return of such funds and will not receive interest thereon. The Manager may elect in its sole discretion not to proceed with a Closing for an Offering or not to sell Shares to a particular prospective investor and if an Offering is terminated without such funds having been used to purchase Shares at a Closing, such funds placed into escrow by prospective investors will be returned promptly to them without interest.

RISKS RELATED TO THE COMPANY AND THE MANAGER

Your investment is an investment in the Shares of a specific Series, which will invest only in a single Property, and is not a diversified investment in the Company or the Manager. You will not have any interest in, and your investment in a Series will not be secured by, any assets owned by the Company, the Manager, or any other Series. Any return on your investment will depend solely on the cash flows of, and ultimately on the return on, the Series in which you invest, and underlying Property held by such Series.

Your investment is an investment in the Shares of a Series and not an investment in the Company or the Manager. An investment in a Series is not a diversified investment in any of the Company’s, the Manager’s, or any other Series properties, or the Landa Mobile App. You will not have any interest in, and your investment will not be secured by, property owned by the Company or the Manager. If the Property does not operate profitably, you may not receive any distributions or may lose your entire investment without recourse to the Company’s or the Manager’s assets. Your return, if any, will depend upon income derived from the Series in which you invest, and the underlying Property and the costs associated with it. You will not share in any increase in the value of the Manager.

We have only recently commenced operations and our future performance is not assured and is difficult to evaluate.

The Manager has a limited history of operations with this business model. We therefore should be considered a development stage company. Our operations are subject to all of the risks inherent in the establishment of a new business enterprise, including, but not limited to, hurdles or barriers to the implementation of our business plans. Further, we have limited operating history upon which to evaluate the Manager’s ability to manage our operations and achieve our goals or our likely performance. No assurances can be given that we can operate profitably or raise sufficient capital to continue our operations. If we are unable to continue to operate, the Landa Mobile App could cease operations, in which case your ability to continue to receive rents from the Property or to otherwise realize the value of your investment could cease.

Our Manager depends on key personnel to operate our business, and if we are unable to retain, attract and integrate qualified personnel, our ability to develop and successfully grow our business could be harmed.

We believe our success will depend on the efforts and talents of the executives and employees of our Manager and its affiliates. Our future success depends on our continuing ability to attract, develop, motivate and retain highly qualified and skilled employees, including employees with sufficient experience in the real estate industry. Qualified individuals, including individuals with sufficient experience in the real estate industry, are in high demand, and we may incur significant costs to attract and retain them. In addition, the loss of any of the key employees or senior management of the Manager could have a material adverse effect on our ability to execute our business plan and strategy, and we may not be able to find adequate replacements on a timely basis, or at all. Our Manager’s executive officers and other employees are at-will employees, which means they may terminate their employment relationship with the Manager at any time, and their knowledge of our business and industry would be extremely difficult to replace. The Manager may not be able to retain the services of any members of its senior management or other key employees. If the Manager fails to attract well-qualified employees or retaining and motivating existing employees, it could have a material adverse effect on our business, financial condition and results of operations.

A Series may require additional capital and may be unable to obtain such capital on favorable terms or at all.

If funds generated from investors for a Series through the Landa Mobile App are insufficient, we may seek additional capital in the form of debt financing from other financing sources. Additional debt financing may not be available on reasonable terms, on a timely basis or at all, and if available, would result in additional payment obligations and may involve agreements that include restrictive covenants that limit a Series’ ability to take specific actions, such as incurring additional debt, making capital expenditures, creating liens or making distributions on Shares, which could adversely impact the Series’ ability to conduct its business or provide distributions on your Shares.

Adverse results from litigation or governmental investigations can impact our business practices and operating results.

From time to time, we may be party to litigation, regulatory and other proceedings with governmental authorities and administrative agencies. Adverse outcomes in lawsuits or investigations could result in significant monetary damages or injunctive relief that could adversely affect our business model, results of operations and financial condition.

For example, in December 2019, Landa Holdings received a subpoena from the SEC requesting that Landa Holdings, produce documents and materials relating to the business of Landa Holdings and with compliance with the federal securities laws in connection with a previous offering by affiliates of Landa Holdings. As of the date of this Offering Circular, [●].

The SEC has a broad range of civil sanctions under federal securities law, which they may seek against corporations and individuals, including injunctive relief, monetary penalties and compliance programs.   These matters require the involvement of our senior management that could impinge on the time they have available to devote to other matters relating to our business.

You will not have control over the Series in which you invest.

Each Operating Agreement provides that the assets, affairs and business of the applicable Series will be managed by the Manager. You will not elect or vote on the Manager, and, unlike the holders of common shares of a corporation, you will have no voting rights on matters affecting the business of a Series, including whether to dissolve and liquidate a Series, and therefore you will have no ability to influence decisions regarding the business of a Series. As a result, you will depend on the Manager’s skill and judgment for a return.

The Manager has limited experience and track record in real estate operations.

The results of operations of each Series will depend on the Manager’s ability to operate, lease and maintain such properties profitably. The Manager has limited experience in real estate operations. If the Manager manages the Property or a Series ineffectively, the ability of such Series to generate revenue and its results of operations may be adversely affected.

The report of our independent registered public accounting firm contains an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern, which could prevent us from obtaining new financing on reasonable terms or at all.

The report of our independent registered public accounting firm on our audited financial statements for the period ended December 31, 2019, contains an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. We have not yet commenced operations as of December 31, 2019. Once we commence our planned principal operations, we will incur significant additional expenses, and will be dependent on additional capital resources.  This going concern opinion could materially limit our ability to raise additional funds through the issuance of equity or debt securities or otherwise. Further reports on our financial statements may include an explanatory paragraph with respect to our ability to continue as a going concern. Until we can generate significant recurring revenues, we expect to satisfy our future cash needs through debt or equity financing. We cannot be certain that additional funding will be available to us on acceptable terms, if at all. If funds are not available, we may be required to delay, reduce the scope of, or eliminate research or development plans for, or commercialization efforts with respect to our products. This may raise substantial doubts about our ability to continue as a going concern.

The Management Agreements will not be negotiated on an arm’s-length basis and may not be as favorable to the Series as if they had been negotiated with an unaffiliated third party.

The Management Agreements will be negotiated between related parties and its terms, including fees payable to the Manager, may not be as favorable to a Series as if they had been negotiated with an unaffiliated third party. In addition, a Series may choose not to enforce, or to enforce less vigorously, its rights under its Management Agreement, because of a desire to maintain our ongoing relationship with the Manager and its affiliates.

One or more Series may have conflicts of interest with the Manager and other affiliates, which could result in investment decisions that are not in your best Shares.

There are numerous potential conflicts of interest between the interests of the Series and the interests of the Manager and its other affiliates, including conflicts arising out of the allocation of personnel, capital and time to devote to the activities of a specific Series.

Examples of these potential conflicts of interest include:

●	Competition for the time and services of Manager personnel that work for one or more Series;

●	The Manager has considerable discretion with respect to the terms and timing of maintenance, leasing and liquidity transactions; and

●	The possibility that the competing demands for the time of the Manager, its affiliates and our officers may result in them spending insufficient time on the Property, which may result in the Property missing rental opportunities or maintenance requirements, which could reduce the profitability of the Property and the value of your investment; and

●	The Manager and/or its affiliates may lend money to the Company or any Series to cover Operating Expenses (as defined below) and any shortfalls in the event we do not raise enough money.

Any of these and other conflicts of interest between the Series and the Manager could have a material adverse effect on the returns on your investments.

RISKS RELATED TO COMPLIANCE AND REGULATION

New and existing regulations could harm our business.

We are subject to the same laws as other companies conducting business on and off the Internet. Today, there are still relatively few laws specifically directed towards online services. However, due to the increasing popularity and use of the Internet and online services, many laws relating to the Internet are being debated at all levels of government. In addition, it is not clear how existing laws apply to online businesses and regulatory agencies or courts may claim or hold that we or the Landa Mobile App users are subject to licensure or that we are prohibited from conducting our business.

Our business could be negatively affected by the application of existing laws and regulations or the enactment of new laws applicable to our business. The cost to comply with such laws or regulations could be significant and would increase our Series’ Operating Expenses (as defined below), which could negatively impact the amount distributable to you. Regulatory and licensure claims could result in costly litigation or could require us to change the way we do business in ways that increase costs and reduce revenues. We could also be subject to fines or other penalties, and any of these outcomes could harm our business. In addition, federal and state governmental or regulatory agencies may decide to impose taxes on services provided over the Internet. These taxes could discourage the use of the Internet as a means of raising capital, which would adversely affect the viability the Landa Mobile App.

In addition, because the Landa Mobile App is viewable worldwide, although use of the Landa Mobile App by anyone outside of the United States is prohibited by our terms of use, foreign jurisdictions may claim that we are required to comply with their laws. Compliance may be more costly or may require us to change our business practices or restrict our service offerings relative to those in the United States. In addition, we may be subject to overlapping legal or regulatory regimes that impose conflicting requirements on us. Our failure to comply with foreign laws could subject us to penalties ranging from criminal prosecution to bans on our services.

We are offering the Shares pursuant to recent amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make the Shares less attractive to investors as compared to a registered offering.

As a Tier 2 issuer, we will be subject to scaled disclosure and reporting requirements which may make an investment in the Shares less attractive to investors who are accustomed to enhanced disclosure and more frequent financial reporting. In addition, given the relative lack of regulatory precedence regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty in regard to how the SEC or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that the Series may be subject to. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduce the attractiveness of the Shares, we may be unable to raise the funds necessary for one or more of the Series to commence operations, or to acquire and manage one or more of the Properties.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal control over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for a board of directors or independent board committees.

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer conducting an offering on Form S-1 or listing on a national stock exchange would be. Accordingly, we do not have a board of directors, nor are we required to have (i) a board of directors of which a majority consists of “independent” directors under the listing standards of a national stock exchange, (ii) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange’s requirements, (iii) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/corporate governance committee charter meeting a national stock exchange’s requirements, (iv) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (v) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to holders of companies that are subject to all of the corporate governance requirements of a national stock exchange.

RISKS RELATED TO THE LANDA MOBILE APP

Our ability to implement our investment strategy depends, in part, upon our ability to successfully conduct offerings through the Landa Mobile App, which makes an investment in a Series more speculative.

We will conduct offerings solely through the Landa Mobile App. The success of each offering, and our ability to implement our business strategy, depends upon our ability to sell Shares to investors through the Landa Mobile App. If we are not successful in selling Shares through the Landa Mobile App, the ability of a Series to raise proceeds through an offering will be limited and it may not have adequate capital to implement its investment strategy.

Our business could be harmed if we are unable to maintain and grow the Landa Mobile App.

Our success depends on our investors’ confidence in our ability to provide reliable, secure, real-time access to the Landa Mobile App. If the Landa Mobile App is not sufficiently robust, or otherwise fails to perform, we could experience disruptions in service, slow delivery times and insufficient capacity. These consequences could result in our investors deciding to stop using or to reduce their use of the Landa Mobile App, either of which would have a material adverse effect on our business, financial condition and results of operations.

We will need to continually improve and upgrade the Landa Mobile App to accommodate increases in investment volumes, irregular or heavy use of the Landa Mobile App, especially during peak times, regulatory changes and the development of new and enhanced features to the Landa Mobile App, functionalities and ancillary solutions. The maintenance and expansion of the Landa Mobile App has required, and will continue to require, substantial financial, operational and technical resources. As our operations grow in both size and scope, these resources will typically need to be committed well in advance of any potential increase in our revenues. We cannot assure you that we will always be able to accommodate investor utilization of the Landa Mobile App without failure or degradation of performance, especially during periods of abnormally high volumes. If we do not successfully adapt our existing Platform to the requirements of our investors or to emerging industry standards, our business, financial condition and results of operations could be materially adversely affected.

If the security of our investors’ confidential information stored in our systems is breached or otherwise subjected to unauthorized access, your secure information may be stolen.

The Landa Mobile App may store investors’ bank information and other personally-identifiable sensitive data. The Landa Mobile App is hosted in data centers that we believe are compliant with payment card industry security standards and the Landa Mobile App uses daily security monitoring services provided by third-party providers. However, any accidental or willful security breach or other unauthorized access could cause your secure information to be stolen and used for criminal purposes, in which case you would be subject to increased risk of fraud or identity theft. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until they are launched against a target, we and/or our third-party hosting facilities may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, many states have enacted laws requiring companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause our investors to lose confidence in the effectiveness of our data security measures. Any security breach, whether actual or perceived, would harm our reputation, resulting in a potential loss of investors and adverse effect on the value of your investment in a Series.

Any significant disruption in service on the Landa Mobile App or in its computer systems could reduce the attractiveness of the Landa Mobile App and result in a loss of users.

If a catastrophic event resulted in a platform outage and physical data loss, the Landa Mobile App’s ability to perform its functions would be adversely affected. Our hosting services infrastructure is provided by a third-party hosting provider (the “Hosting Provider”). We also maintain a backup system at a separate location that is owned and operated by a third party. Our operations depend on the Hosting Provider’s ability to protect its and our systems in its facilities against damage or interruption from natural disasters, power or telecommunications failures, air quality, temperature, humidity and other environmental concerns, computer viruses or other attempts to harm our systems, criminal acts and similar events. Any interruptions or delays in our service though the Landa Mobile App could harm our ability to perform any services for corresponding real estate investments or maintain accurate accounts, our relationships with users of the Landa Mobile App and our reputation. Additionally, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur. We currently do not have disaster recovery plan has not been tested under actual disaster conditions, and it may not have sufficient capacity to recover all data and services in the event of an outage at a facility operated by the Hosting Provider. These factors could prevent us from processing or posting payments on the corresponding investments, damage our brand and reputation, divert our Manager’s attention and cause users to abandon the Landa Mobile App.

We rely on third-party banks and on third-party computer hardware and software. If we are unable to continue utilizing these services, our business and ability to service the corresponding equity investments may be adversely affected.

We and the Landa Mobile App rely on third-party and FDIC-insured depository institutions to process our transactions, including payments of corresponding equity investments, processing of subscriptions under each offering and distributions to our investors. Under the Automated Clearing House (ACH) rules, if we experience a high rate of reversed transactions (known as “chargebacks”), we may be subject to sanctions and potentially disqualified from using the system to process payments. The Landa Mobile App also relies on computer hardware purchased and software licensed from third parties. This purchased or licensed hardware and software may be physically located off-site, as is often the case with “cloud services.” This purchased or licensed hardware and software may not continue to be available on commercially reasonable terms, or at all. If the Manager cannot continue to obtain such services for the Landa Mobile App elsewhere, or if it cannot transition to another processor quickly, our ability to process payments will suffer and your ability to receive distributions will be delayed or impaired.

If we experience design defects, errors, failures or delays with the Landa Mobile App, our business could suffer serious harm.

Despite testing, the Landa Mobile App may contain design defects and errors when first introduced or when major new updates or enhancements are released. In our development of new features, updates or enhancements to the Landa Mobile App, we may make a design error that causes the Landa Mobile App to operate incorrectly or less effectively. When problems occur, it might be difficult to identify the source of the problem. In addition, we could experience delays while developing and introducing new or enhanced features to the Landa Mobile App, primarily due to difficulties in technology development, obtaining any applicable regulatory approval, licensing data inputs, or adapting to new operating environments.

If design defects, errors or failures are discovered in the Landa Mobile App, we may not be able to correct or work around them in a cost-effective or timely manner or at all. The existence of design defects, errors, failures or delays that are significant, or are perceived to be significant, could also result in rejection or delay in market acceptance of the Landa Mobile App, damage to our reputation, loss of investors and related revenues, diversion of resources, product liability claims, regulatory actions or increases in costs, any of which could materially adversely affect our business, financial condition or results of operations.

USE OF PROCEEDS

The tables below set forth each Series’ estimated use of proceeds for its respective Offering, assuming the Series raises the Maximum Offering Amount for that Offering.

Initially, each Series will finance 100% of the costs associated with the acquisition of its Property with an affiliate mortgage and/or other affiliate debt instruments. Each Series will use substantially all of the net proceeds from its Offering to pay down such affiliate indebtedness, including affiliate indebtedness with respect to Acquisition Fees, Acquisition Expenses and Reserves. The remaining portion of the affiliate indebtedness (i.e., up to 80% of the cost to acquire its Property) may be refinanced with a non-affiliate mortgage and/or other non-affiliate debt financing.

We expect that any mortgage and/or other debt financing from a non-affiliate that we enter into in connection with a refinancing of a Property will be secured by a security interest in the title of such Property and any other assets of the applicable Series.

Landa Series 115 Sardis Street

The total cost to acquire the Property located at 115 Sardis Street, Barnesville, GA 30204, including applicable fees, expenses and reserves is expected to be approximately $117,304. This Property is currently owned by Landa App LLC - 115 Sardis Street Barnesville GA LLC and was acquired from Landa Properties LLC in July 2020.

Landa Series 115 Sardis Street will issue a non-interest-bearing promissory note in principal amount of $117,304 to the Manager to acquire this Property. We estimate that the net proceeds from the Offering of the Series will be approximately $85,504, assuming we raise the Maximum Offering Amount. Substantially all of such proceeds will be used to repay amounts outstanding under the promissory note. We anticipate that the Series will refinance the remaining balance of the promissory note by obtaining a non-affiliate mortgage or other debt financing from a non-affiliate. If we are unable to refinance any portion of the remaining balance of the promissory note with a non-affiliate mortgage and/or other non-affiliate debt financing, then we may seek an additional affiliate mortgage and/or other affiliate debt financing.

The following table sets forth the components of the total cost to acquire such Property with respect to which the promissory note will be issued, the amount of non-affiliate mortgage or other debt refinancing that the Series intends to seek and the expected proceeds to be used to repay amounts outstanding under the promissory note.

The Manager will be responsible for paying the Broker Fee to the Broker Dealer for this Offering.

Components of Indebtedness under Promissory Note	Amount
Purchase Price of the Property (1)	$107,982
Acquisition Fee (2)	$6,479
Acquisition Expenses (3)	$685
Cash Reserve (4)	$2,158
Total Amount of Promissory Note	$117,304
Less:
Mortgage or other Debt Financing (5)	$31,800
Expected Payments on Promissory Note from Offering Proceeds:	$85,504	(6)

(1)	This purchase price is the same price that Landa Properties LLC acquired the property for in November 2019.

(2)	Acquisition Fee equal to 6% of the purchase price of the Property.

(3)	Amount for Acquisition Expense. To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in the Reserves for future Operating Expenses. See “Plan of Distribution – Fees and Expenses – Acquisition Expenses.”

(4)	Approximately 2% of the purchase price of the Property allocated for Reserves. See “Plan of Distribution – Fees and Expenses – Reserves.”

(5)	The Series intends to refinance approximately 27% of the outstanding amount of the promissory note, or $31,800, by obtaining a third-party mortgage or other debt financing from a non-affiliate. If the Series is unable to refinance with a non-affiliate third-party any portion of the affiliate indebtedness on favorable terms, or at all, then the Series may seek an additional affiliate mortgage and/or other affiliate debt financing.

(6)	This is a “best efforts” offering with no minimum offering amount, and neither the Manager nor any other party has a firm commitment or obligation to purchase any of the Shares. The amount disclosed in the table is the Maximum Offering Amount for the Series, however the actual proceeds raised in this Offering may be lower, in which case the proceeds available to pay down the promissory note would also be lower. While the Manager will be initially responsible for paying the Broker Fee to Broker Dealer, the Manager may elect to cause the Broker Fee applicable to this Offering to be paid out of the proceeds of this Offering, which would reduce the amount of proceeds that would be used to repay amounts outstanding under the promissory note.

Landa Series 1394 Oakview Circle

The total cost to acquire the Property located at 1394 Oakview Circle, Forest Park, GA 30297, including applicable fees, expenses and reserves is expected to be approximately $80,088. This Property is currently owned by Landa App LLC - 1394 Oakview Circle Forest Park LLC and was acquired from Landa Properties LLC in July 2020.

Landa Series 1394 Oakview Circle will issue a non-interest-bearing promissory note in principal amount of $80,088 to the Manager to acquire this Property. We estimate that the net proceeds from the Offering of the Series will be approximately $22,130, assuming we raise the Maximum Offering Amount. Substantially all of such proceeds will be to repay amounts outstanding under the promissory note. We anticipate that the Series will refinance the remaining balance of the promissory note by obtaining a non-affiliate mortgage or other debt financing from a non-affiliate. If we are unable to refinance any portion of the remaining balance of the promissory note with a non-affiliate mortgage and/or other non-affiliate debt financing, then we may seek an additional affiliate mortgage and/or other affiliate debt financing.

The following table sets forth the components of the total cost to acquire such Property with respect to which the promissory note will be issued, the amount of non-affiliate mortgage or other debt refinancing that the Series intends to seek and the expected proceeds to be used to repay amounts outstanding under the promissory note.

The Manager will be responsible for paying the Broker Fee to the Broker Dealer for this Offering.

Components of the Indebtedness under Promissory Note	Amount
Purchase Price of the Property (1)	$73,358
Acquisition Fee (2)	$4,401
Acquisition Expenses (3)	$685
Cash Reserve (4)	$1,644
Total Amount of Promissory Note	$80,088
Less:
Mortgage or other Debt Financing (5)	$57,958
Expected Payments on Promissory Note from Offering Proceeds:	$22,130	(6)

(1)	This purchase price is the same price that Landa Properties LLC acquired the property for in November 2019.

(2)	Acquisition Fee equal to 6% of the purchase price of the Property.

(3)	Amount for Acquisition Expense. To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in the Reserves for future Operating Expenses. See “Plan of Distribution – Fees and Expenses – Acquisition Expenses.”

(4)	Approximately 2.24% of the purchase price of the Property allocated for Reserves. See “Plan of Distribution - Fees and Expenses – Reserves.”

(5)	The Series intends to refinance approximately 72% of the outstanding amount of the promissory note, or $57,958, by obtaining a third-party mortgage or other debt financing from a non-affiliate. If the Series is unable to refinance with a non-affiliate third-party any portion of the affiliate indebtedness on favorable terms, or at all, then the Series may seek an additional affiliate mortgage and/or other affiliate debt financing.

(6)	This is a “best efforts” offering with no minimum offering amount, and neither the Manager nor any other party has a firm commitment or obligation to purchase any of the Shares. The amount disclosed in the table is the Maximum Offering Amount for the Series, however the actual proceeds raised in this Offering may be lower, in which case the proceeds available to pay down the promissory note would also be lower. While the Manager will be initially responsible for paying the Broker Fee to Broker Dealer, the Manager may elect to cause the Broker Fee applicable to this Offering to be paid out of the proceeds of this Offering, which would reduce the amount of proceeds that would be used to repay amounts outstanding under the promissory note.

Landa Series 1701 Summerwoods Lane

The total cost to acquire the Property located at 1701 Summerwoods Lane, Griffin, GA 30224, including applicable fees, expenses and reserves is expected to be approximately $95,491. This Property is currently owned by Landa App LLC - 1701 Summerwoods Lane Griffin GA LLC and was acquired from Landa Properties LLC in July 2020.

Landa Series 1701 Summerwoods Lane will issue a non-interest-bearing promissory note in principal amount of $95,491 to the Manager to acquire this Property. We estimate that the net proceeds from the Offering of the Series will be approximately $40,291, assuming we raise the Maximum Offering Amount. Substantially all of such proceeds will be used to repay amounts outstanding under the promissory note. We anticipate that the Series will refinance the remaining balance of the promissory note by obtaining a non-affiliate mortgage or other debt financing from a non-affiliate. If we are unable to refinance any portion of the remaining balance of the promissory note with a non-affiliate mortgage and/or other non-affiliate debt financing, then we may seek an additional affiliate mortgage and/or other affiliate debt financing.

The following table sets forth the components of the total cost to acquire such Property with respect to which the promissory note will be issued, the amount of non-affiliate mortgage or other debt refinancing that the Series intends to seek and the expected proceeds to be used to repay amounts outstanding under the promissory note.

The Manager will be responsible for paying the Broker Fee to the Broker Dealer for this Offering.

Components of Indebtedness under Promissory Note	Amount
Purchase Price of the Property (1)	$87,839
Acquisition Fee (2)	$5,270
Acquisition Expenses (3)	$685
Cash Reserve (4)	$1,697
Total Amount of Promissory Note	$95,491
Less:
Mortgage or other Debt Financing (5)	$55,200
Expected Payments on Promissory Note from Offering Proceeds:	$40,291	(6)

(1)	This purchase price is the same price that Landa Properties LLC acquired the property for in November 2019.

(2)	Acquisition Fee equal to 6% of the purchase price of the Property.

(3)	Amount for Acquisition Expense. To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in the Reserves for future Operating Expenses. See “Plan of Distribution – Fees and Expenses – Acquisition Expenses.”

(4)	Approximately 1.93% of the purchase price of the Property allocated for Reserves. See “Plan of Distribution- Fees and Expenses – Reserves.”

(5)	The Series intends to refinance approximately 58% of the outstanding amount of the promissory note, or $55,200, by obtaining a third-party mortgage or other debt financing from a non-affiliate. If the Series is unable to refinance with a non-affiliate third-party any portion of the affiliate indebtedness on favorable terms, or at all, then the Series may seek an additional affiliate mortgage and/or other affiliate debt financing.

(6)	This is a “best efforts” offering with no minimum offering amount, and neither the Manager nor any other party has a firm commitment or obligation to purchase any of the Shares. The amount disclosed in the table is the Maximum Offering Amount for the Series, however the actual proceeds raised in this Offering may be lower, in which case the proceeds available to pay down the promissory note would also be lower. While the Manager will be initially responsible for paying the Broker Fee to Broker Dealer, the Manager may elect to cause the Broker Fee applicable to this Offering to be paid out of the proceeds of this Offering, which would reduce the amount of proceeds that would be used to repay amounts outstanding under the promissory note.

Landa Series 1741 Park Lane

The total cost to acquire the Property located at 1741 Park Lane, Griffin, GA 30224, including applicable fees, expenses and reserves is expected to be approximately $116,574. This Property is currently owned by Landa App LLC - 1741 Park Lane Griffin GA LLC and was acquired from Landa Properties LLC in July 2020.

Landa Series 1741 Park Lane will issue a non-interest-bearing promissory note in principal amount of $116,574 to the Manager to acquire this Property. We estimate that the net proceeds from the Offering of the Series will be approximately $44,574, assuming we raise the Maximum Offering Amount. Substantially all of such proceeds will be to repay amounts outstanding under the promissory note. We anticipate that the Series will refinance the remaining balance of the promissory note by obtaining a non-affiliate mortgage or other debt financing from a non-affiliate. If we are unable to refinance any portion of the remaining balance of the promissory note with a non-affiliate mortgage and/or other non-affiliate debt financing, then we may seek an additional affiliate mortgage and/or other affiliate debt financing.

The following table sets forth the components of the total cost to acquire such Property with respect to which the promissory note will be issued, the amount of non-affiliate mortgage or other debt refinancing that the Series intends to seek and the expected proceeds to be used to repay amounts outstanding under the promissory note.

The Manager will be responsible for paying the Broker Fee to the Broker Dealer for this Offering.

Components of Indebtedness under Promissory Note	Amount
Purchase Price of the Property (1)	$107,265
Acquisition Fee (2)	$6,436
Acquisition Expenses (3)	$685
Cash Reserve (4)	$2,188
Total Amount of Promissory Note	$116,574
Less:
Mortgage or other Debt Financing (5)	$72,000
Expected Payments on Promissory Note from Offering Proceeds:	$44,574	(6)

(1)	This purchase price is the same price that Landa Properties LLC acquired the property for in November 2019.

(2)	Acquisition Fee equal to 6% of the purchase price of the Property.

(3)	Amount for Acquisition Expense. To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in the Reserves for future Operating Expenses. See “Plan of Distribution – Fees and Expenses – Acquisition Expenses.”

(4)	Approximately 2.04% of the purchase price of the Property allocated for Reserves. See “Plan of Distribution- Fees and Expenses – Reserves.”

(5)	The Series intends to refinance approximately 62% of the outstanding amount of the promissory note], or $72,000, by obtaining a third-party mortgage or other debt financing from a non-affiliate. If the Series is unable to refinance with a non-affiliate third-party any portion of the affiliate indebtedness on favorable terms, or at all, then the Series may seek an additional affiliate mortgage and/or other affiliate debt financing.

(6)	This is a “best efforts” offering with no minimum offering amount, and neither the Manager nor any other party has a firm commitment or obligation to purchase any of the Shares. The amount disclosed in the table is the Maximum Offering Amount for the Series, however the actual proceeds raised in this Offering may be lower, in which case the proceeds available to pay down the promissory note would also be lower. While the Manager will be initially responsible for paying the Broker Fee to Broker Dealer, the Manager may elect to cause the Broker Fee applicable to this Offering to be paid out of the proceeds of this Offering, which would reduce the amount of proceeds that would be used to repay amounts outstanding under the promissory note.

Landa Series 209 Timber Wolf Trail

The total cost to acquire the Property located at 209 Timber Wolf Trail, Griffin, GA 30224, including applicable fees, expenses and reserves is expected to be approximately $119,827. This Property is currently owned by Landa App LLC - 209 Timber Wolf Trail Griffin GA LLC and was acquired from Landa Properties LLC in July 2020.

Landa Series 209 Timber Wolf Trail will issue a non-interest-bearing promissory note in principal amount of $119,827 to the Manager to acquire this Property. We estimate that the net proceeds from the Offering of the Series will be approximately $119,827, assuming we raise the Maximum Offering Amount. Substantially all of such proceeds will be used to repay amounts outstanding under the promissory note. The following table sets forth the components of the total cost to acquire such Property with respect to which the promissory note will be issued, the amount of non-affiliate mortgage or other debt refinancing that the Series intends to seek and the expected proceeds to be used to repay amounts outstanding under the promissory note.

The Manager will be responsible for paying the Broker Fee to the Broker Dealer for this Offering.

Components of Indebtedness under Promissory Note	Amount
Purchase Price of the Property (1)	$110,793
Acquisition Fee (2)	$6,648
Acquisition Expenses (3)	$685
Cash Reserve (4)	$1,701
Total Amount of Promissory Note	$119,827
Less:
Mortgage or other Debt Financing (5)	$0
Expected Payments of Promissory Note from Offering Proceeds:	$119,827	(6)

(1)	This purchase price is the same price that Landa Properties LLC acquired the property for in November 2019.

(2)	Acquisition Fee equal to 6% of the purchase price of the Property.

(3)	Amount for Acquisition Expense. To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in the Reserves for future Operating Expenses. See “Plan of Distribution – Fees and Expenses – Acquisition Expenses.”

(4)	Approximately 1.42% of the purchase price of the Property allocated for Reserves. See “Plan of Distribution- Fees and Expenses – Reserves.”

(5)	The Series does not intend to refinance the outstanding amount of the promissory note by obtaining a third-party mortgage or other debt financing from a non-affiliate.

(6)	This is a “best efforts” offering with no minimum offering amount, and neither the Manager nor any other party has a firm commitment or obligation to purchase any of the Shares. The amount disclosed in the table is the Maximum Offering Amount for the Series, however the actual proceeds raised in this Offering may be lower, in which case the proceeds available to pay down the promissory note would also be lower. While the Manager will be initially responsible for paying the Broker Fee to Broker Dealer, the Manager may elect to cause the Broker Fee applicable to this Offering to be paid out of the proceeds of this Offering, which would reduce the amount of proceeds that would be used to repay amounts outstanding under the promissory note.

Landa Series 2505 Oak Circle

The total cost to acquire the Property located at 2505 Oak Circle, Ellenwood, GA 30294, including applicable fees, expenses and reserves is expected to be approximately $98,471. This Property is currently owned by Landa App LLC - 2505 Oak Circle Ellenwood GA LLC and was acquired from Landa Properties LLC in July 2020.

Landa Series 2505 Oak Circle will issue a non-interest-bearing promissory note in principal amount of $98,471to the Manager to acquire this Property. We estimate that the net proceeds from the Offering of the Series will be approximately $41,471, assuming we raise the Maximum Offering Amount. Substantially all of such proceeds will be used to repay amounts outstanding under the promissory note. We anticipate that the Series will refinance the remaining balance of the promissory note by obtaining a non-affiliate- mortgage or other debt financing from a non-affiliate. If we are unable to refinance any portion of the remaining balance of the promissory note with a non-affiliate mortgage and/or other non-affiliate debt financing, then we may seek an additional affiliate mortgage and/or other affiliate debt financing.

The follow table sets forth the components of the total cost to acquire such Property with respect to which the promissory note will be issued, the amount of non-affiliate mortgage or other debt refinancing that the Series intends to seek and the expected proceeds to be used to repay amounts outstanding under the promissory note.

The Manager will be responsible for paying the Broker Fee to the Broker Dealer for this Offering.

Components of Indebtedness under Promissory Note	Amount
Purchase Price of the Property (1)	$91,214
Acquisition Fee (2)	$5,474
Acquisition Expenses (3)	$685
Cash Reserve (4)	$1,098
Total Amount of Promissory Note	$98,471
Less:
Mortgage or other Debt Financing (5)	$57,000
Expected Payments on Promissory Note from Offering Proceeds:	$41,471	(6)

(1)	This purchase price is the same price that Landa Properties LLC acquired the property for in November 2019.

(2)	Assumes an Acquisition Fee equal to 6% of the purchase price of the Property.

(3)	Amount for Acquisition Expense. To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in the Reserves for future Operating Expenses. See “Plan of Distribution – Fees and Expenses – Acquisition Expenses.”

(4)	Approximately 1.20% of the purchase price of the Property allocated for Reserves. See “Plan of Distribution- Fees and Expenses – Reserves.”

(5)	The Series intends to refinance approximately 58% of the outstanding amount of the promissory note, or $57,000, by obtaining a third-party mortgage or other debt financing from a non-affiliate. If the Series is unable to refinance with a non-affiliate third-party any portion of the affiliate indebtedness on favorable terms, or at all, then the Series may seek an additional affiliate mortgage and/or other affiliate debt financing.

(6)	This is a “best efforts” offering with no minimum offering amount, and neither the Manager nor any other party has a firm commitment or obligation to purchase any of the Shares. The amount disclosed in the table is the Maximum Offering Amount for the Series, however the actual proceeds raised in this Offering may be lower, in which case the proceeds available to pay down the promissory note would also be lower. While the Manager will be initially responsible for paying the Broker Fee to Broker Dealer, the Manager may elect to cause the Broker Fee applicable to this Offering to be paid out of the proceeds of this Offering, which would reduce the amount of proceeds that would be used to repay amounts outstanding under the promissory note.

Landa Series 271 Timber Wolf Trail

The total cost to acquire the Property located at 271 Timber Wolf Trail, Griffin, GA 30224, including applicable fees, expenses and reserves is expected to be approximately $123,412. This Property is currently owned by Landa App – 271 Timber Wolf Trail Griffin GA LLC and was acquired from Landa Properties LLC in July 2020.

Landa Series 271 Timber Wolf Trail will issue a non-interest-bearing promissory note in principal amount of $123,412 to the Manager to acquire this Property. We estimate that the net proceeds from the Offering of the Series will be approximately $123,412, assuming we raise the Maximum Offering Amount. Substantially all of such proceeds will be used to repay amounts outstanding under the promissory note. The follow table sets forth the components of the total cost to acquire such Property with respect to which the promissory note will be issued, the amount of non-affiliate mortgage or other debt refinancing that the Series intends to seek and the expected proceeds to be used to repay amounts outstanding under the promissory note.

The Manager will be responsible for paying the Broker Fee to the Broker Dealer for this Offering.

Components of the Indebtedness under Promissory Note	Amount
Purchase Price of the Property (1)	$113,712
Acquisition Fee (2)	$6,823
Acquisition Expenses (3)	$685
Cash Reserve (4)	$2,192
Total Amount of Promissory Note	$123,412
Less:
Mortgage or other Debt Financing (5)	$0
Expected Payments on Promissory Note Proceeds:	$123,412	(6)

(1)	This purchase price is the same price that Landa Properties LLC acquired the property for in November 2019.

(2)	Assumes an Acquisition Fee equal to 6% of the purchase price of the Property.

(3)	Amount for Acquisition Expense. To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in the Reserves for future Operating Expenses. See “Plan of Distribution – Fees and Expenses – Acquisition Expenses.”

(4)	Approximately 1.93% of the purchase price of the Property allocated for Reserves. See “Plan of Distribution- Fees and Expenses – Reserves.”

(5)	The Series does not intend to refinance the outstanding amount of the promissory note by obtaining a third-party mortgage or other debt instrument.

(6)	This is a “best efforts” offering with no minimum offering amount, and neither the Manager nor any other party has a firm commitment or obligation to purchase any of the Shares. The amount disclosed in the table is the Maximum Offering Amount for the Series, however the actual proceeds raised in this Offering may be lower, in which case the proceeds available to pay down the promissory note would also be lower. While the Manager will be initially responsible for paying the Broker Fee to Broker Dealer, the Manager may elect to cause the Broker Fee applicable to this Offering to be paid out of the proceeds of this Offering, which would reduce the amount of proceeds that would be used to repay amounts outstanding under the promissory note.

Landa Series 29 Holly Grove Road

The total cost to acquire the Property located at 29 Holly Grove Road, Griffin, GA 30224, including applicable fees, expenses and reserves is expected to be approximately $100,445. This Property is currently owned by Landa App – 29 Holly Grove Road Griffin GA LLC and was acquired from Landa Properties LLC in July 2020.

Landa Series 29 Holly Grove Road will issue a non-interest-bearing promissory note in principal amount of $100,445 to the Manager to acquire this Property. We estimate that the net proceeds from the Offering of the Series will be approximately $44,045, assuming we raise the Maximum Offering Amount. Substantially all of such proceeds will be used to repay amounts outstanding under the promissory note. We anticipate that the Series will refinance the remaining balance of the promissory note by obtaining a non-affiliate mortgage or other debt financing from a non-affiliate. If we are unable to refinance any portion of the remaining balance of the promissory note with a non-affiliate mortgage and/or other non-affiliate debt financing, then we may seek an additional affiliate mortgage and/or other affiliate debt financing.

The follow table sets forth the components of the total cost to acquire such Property with respect to which the promissory note will be issued, the amount of non-affiliate mortgage or other debt refinancing that the Series intends to seek and the expected proceeds to be used to repay amounts outstanding under the promissory note.

The Manager will be responsible for paying the Broker Fee to the Broker Dealer for this Offering.

Components of Indebtedness under Promissory Note	Amount
Purchase Price of the Property (1)	$92,863
Acquisition Fee (2)	$5,572
Acquisition Expenses (3)	$685
Cash Reserve (4)	$1,325
Total Amount of Promissory Note	$100,445
Less:
Mortgage or other Debt Financing (5)	$56,400
Expected Payments on Promissory Note from Offering Proceeds:	$44,045	(6)

(1)	This purchase price is the same price that Landa Properties LLC acquired the property for in November 2019.

(2)	Assumes an Acquisition Fee equal to 6% of the purchase price of the Property.

(3)	Amount for Acquisition Expense. To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in the Reserves for future Operating Expenses. See “Plan of Distribution – Fees and Expenses – Acquisition Expenses.”

(4)	Approximately 1.43% of the purchase price of the Property allocated for Reserves. See “Plan of Distribution- Fees and Expenses – Reserves.”

(5)	The Series intends to refinance approximately 56% of the outstanding amount of the promissory note, or $56,400, by obtaining a third-party mortgage or other debt financing from a non-affiliate. If the Series is unable to refinance with a non-affiliate third-party any portion of the affiliate indebtedness on favorable terms, or at all, then the Series may seek an additional affiliate mortgage and/or other affiliate debt financing.

(6)	This is a “best efforts” offering with no minimum offering amount, and neither the Manager nor any other party has a firm commitment or obligation to purchase any of the Shares. The amount disclosed in the table is the Maximum Offering Amount for the Series, however the actual proceeds raised in this Offering may be lower, in which case the proceeds available to pay down the promissory note would also be lower. While the Manager will be initially responsible for paying the Broker Fee to Broker Dealer, the Manager may elect to cause the Broker Fee applicable to this Offering to be paid out of the proceeds of this Offering, which would reduce the amount of proceeds that would be used to repay amounts outstanding under the promissory note.

DESCRIPTION OF OUR BUSINESS

Company Overview

Landa App LLC was formed in 2019 as a Delaware limited liability company to offer a unique investment opportunity for eligible investors to benefit from the performance of curated and fully managed rental real estate properties. From time to time, the Company will form separate series of membership interests (each a “Series,” and the “Series”), the primary assets of which will be a residential or commercial rental property (each a Property, and collectively, the “Properties”) and any rental income generated by such Property. The Company was originally organized as Landa Properties A LLC and was subsequently renamed Landa App LLC. The Company has registered Series in Delaware in 2020 and intends to register new Series from time to time.

The Company acquired the eight (8) Properties underlying each of the Series from Landa Properties LLC, a wholly owned subsidiary of Landa Holdings and an affiliate of the Company. Title to each Property is currently held by the applicable Series registered as part of the Offerings under this Offering Circular. In connection with the acquisition of its Property, each Series offering Shares pursuant to this Offering Circular will issue a non-interest-bearing promissory note in principal amount to the Manager. See sections of this Offering Circular entitled “Offering Summary- Landa App LLC” and “Use of Proceeds.”

We intend to acquire an additional ten (10) Properties from Landa Properties LLC prior to qualification of this Offering Circular.

Since each Series is separately registered in Delaware, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, under Delaware law.  We intend to treat each Series as a separate entity for U.S. federal income tax purposes. In addition, we intend that each Series will elect to be treated as a corporation for U.S. federal income tax purposes.

We expect to offer Shares in the respective Offerings until the earliest of (i) the date subscriptions for the Maximum Offering Amount of such Series have been accepted by the Manager, (ii) the second anniversary of the qualification date of the offering statement of which this Offering Circular forms a part and (iii) a date determined by the Manager, in its sole discretion, based on a number of factors, including the level of current or anticipated interest in a Series. All Shares will be offered through the Landa Mobile App.

Investment Objectives

Our primary investment objectives are to:

●	realize growth in the value of our Property investments;

●	maximize net rental income; and

●	preserve, protect and return your capital contribution.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease.

Investment Strategy

Our investment strategy is to acquire, invest in, manage, operate Properties on an opportunistic basis, which may consist of a wide variety of both residential and commercial rental properties, including single family, multi-family, office, industrial, retail, hospitality, recreation and leisure, and other real properties. We intend to leverage our industry expertise, as well as our proprietary technology, to help streamline our property acquisition process.

We will focus on acquiring market ready properties, which may include existing income-producing properties or newly constructed properties, in neighborhoods with growing rental demand, strong rental history and in geographic regions which provides steady real estate asset growth. Our acquisition strategy does not include major rehabilitation or repurposing of existing structures, or new ground-up development. Our target markets are neighborhoods surrounding metropolitan cities of at least one million residents, which we estimate having historical capitalization rates ranging from approximately five percent (5%) to ten percent (10%) for single family homes, six percent (6%) to seven percent (7%) for multi-family homes and six and a half percent (6.5%) to eight percent (8%) for commercial properties. In addition, we expect to target cities with growing populations or cities that have evidenced strong rental demand.

Governmental Regulation

Each Series’ respective business practices and Properties are subject to regulation by numerous federal, state and local authorities. See “Regulations” for a discussion of applicable governmental regulations.

Industry

Residential Housing

Residential housing is the largest real estate asset class in the United States, with approximately 138 million total housing units and a total value of more than $27.2 trillion according to the U.S. Census. The single-family rental market has grown in recent years as the homeownership rate has declined following the global financial crisis. This decline in homeownership is due to a number of factors. First, mortgage financing for the consumer is now harder to obtain due to conservative mortgage underwriting standards which arose after the global financial crisis. Many Americans have limited credit and do not have the liquidity required to put a down payment on a home. Second, the U.S. is undergoing a demographic shift away from the desire to own a home. Americans are looking for more flexibility and mobility in their housing. Finally, over the recent years, home prices have increased faster than wage growth which has created an affordability problem for potential homeowners. These factors have shifted the landscape in the U.S. housing market over the recent years and have contributed to the rise in the demand for rental housing.

We believe that the increased demand for rental housing has created the institutionalization of single-family investment ownership. Prior to 2012, the single-family rental sector primarily consisted of smaller, non-institutional owners and managers, however, larger institutional investors have emerged in recent years. Despite this growth, it is estimated that institutional owners only represent approximately 350,000 units or 2% of all single-family rental units in the United States. The expansion of institutional owners into this asset class has led to management efficiency and technology development in the industry which has improved the cost to manage a rental home. Operating metrics for institutionally managed single-family rentals are now comparable to traditional multi-family properties as single-family rental properties exhibit similar occupancy levels to multi-family properties with lower turnover rates. In addition, the single-family housing market is the most liquid real estate asset class in the United States, with an average of 5.3 million sales of existing homes per year from 2000 to 2015.

Supply: Historically Low and Favorable Conditions Are Expected to Continue

The housing market in the United States has not kept pace with population growth and household formation resulting in a shortage in supply. One indicator of the future housing supply is typically measured by new housing permits. New housing permits have trended between 1.08% to 1.3% of existing units over the past 40 years, but the growth in the population has outpaced the new supply. In other words, new housing has remained fairly consistent since 1994 but the population is 20% more today than it was then. We believe that this supply imbalance has led to higher demand for housing across the country which ultimately affects housing prices. Due to this shortage of housing, the median home prices have increased much faster than what the consumer can afford creating an affordability problem for many Americans, exemplified in the home price to income ratio. In 1994, the home price to income ratio was 3.21, meaning the median cost of a single-family home in the U.S. was 3.2x the average median income. As of 2020, the home price to income ratio is 4.48. The “American Dream” of owning is starting to fade from the psychology of the U.S. consumer due to the hurdles associated with purchasing a home and the limited affordable supply available. This is exemplified by changes in the homeownership over the past 15 years where the homeownership rate across the country decreased in 90% of U.S. metropolitan areas. As of 2020, the homeownership rate is 65% compared to 69% at its all-time high in 2004.

We believe that the single-family rental industry is well positioned to provide Americans, who prefer the lifestyle associated with being in a single-family home, an affordable housing solution.

Demand: Demographic Shifts and Professionally Managed Services

As the hurdles of homeownership continue to grow for the average American, we believe that the demand for rental housing has increased. This shift in demand for rental housing is one of the financial components driven by affordability, however there is also a demographic shift in the perspective of housing. Delayed household formation, desired mobility and the illiquidity associated with owning a home are large contributors to the increasing demand for rental housing in the U.S., specifically in the “millennial” population. Millennials, while potentially experiencing higher wage growth compared to previous generations, are also plagued with student debt. According to the Department of Education, borrowers between ages 24-35 have an average outstanding loan balance of $33,000. This amounts to roughly 15% of the $225,000 median home price in the U.S. Said differently, many millennials have outstanding debt instead of liquidity that could be utilized for a down payment of a home. Millennials are also forming households much later than previous generations, meaning marriage and children are coming later in life. Typically, as these life events happen, the demand for more square footage and transition from apartment living to a single-family household occurs. We believe that the combination of student debt and the delay in household formation amongst the millennial population have contributed to the demand for single family rental housing.

In addition to these structural hurdles that millennials face with respect to homeownership, we believe that there are psychological and geographic factors that play a part in the demand for rental housing. Psychologically, many millennials do not place as high a value on home ownership as compared to previous generations. The purchase of a house is typically the largest investment that occurs in a lifetime and millennials were the generation that witnessed this class of investment depreciate in value during the financial recession. In addition, many millennials have more mobility due to remote working and improved technology. As commerce, industry and technology improve, fewer Americans will be required to be in an office which may lead to an increase in moving– especially in light of the recent move by many businesses to institute “work from home” policies as a result of the recent outbreak of COVID-19 The flexibility of being on an annual lease compared to owning a home allows for this optionality and thus, aids to drive demand for single family rentals.

Lastly, we believe demand for single family rentals will increase as the sophistication of the companies offering housing solutions improves. Single family rental homes are not uncommon as there are roughly 17.5 million single family rental homes across the U.S. and the industry has rapidly evolved since the 2008 recession. Since the recession, there has been an influx of institutional capital into the single-family rental space which has changed the general landscape of rental housing. While these institutions only account for less than 3% of the single-family rental industry, we believe they have played a significant role in changing the product. Institutional ownership of single-family rental homes has provided services, technology and convenience to those looking to rent a single-family home and these institutions have been well positioned to experience the demographic shift away from homeownership. We believe that the institutionalization of the single-family rental industry provides professional management services that make the renting process even easier for many Americans.

We believe that these drivers have impacted the single-family rental industry positively already. Single-family rental demand has increased by 31% in the past 10 years according to the Census American Community Survey, compared to 14% for multifamily properties. Additionally, single family properties have outperformed multifamily properties with respect to rent growth, vacancies and rent payment delinquencies. As consumer preferences related to housing evolve, we expect that the demand for single family rental housing will increase and outpace other housing sectors.

Our Manager

Services Provided

Each Series will enter into a Management Agreement with Landa Holdings, Inc., as Manager. Pursuant to the Management Agreement, the Manager will, among other things, provide certain property management, consulting, Landa Mobile App hosting and support and legal and accounting services to each Series, as well as provide each Series with a management team and the appropriate support personnel to meet our operational needs. Under the Management Agreement, the Manager’s services include, but are not limited to, identifying properties for potential acquisition, conducting any required due diligence with respect to each property, obtaining property appraisals, coordinating inspections and financing (if needed), negotiating the purchase of the properties, arranging for rental of any properties, undertaking, and providing customized advisory services.  In addition, under the terms of the Landa App License Agreement, Landa Holdings will grant each Series a license to use the Landa Mobile App.

While we expect each Series to hold its Property indefinitely, our Manager may also coordinate the disposition of a Property, pursuant to the applicable Series’ Operating Agreement.

Manager Compensation

The Manager will receive fees and expense reimbursements pursuant to the Management Agreement for certain services to the Series and the Properties underlying each Series, as set forth in the table below. Neither the Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of the Shares.

Form of Compensation and Recipient	Determination of Amount
Acquisition Stage
Acquisition Fee—Manager	In connection with the acquisition of its Property, each Series issued a non-interest-bearing promissory note to the Manager, which included payment to the Manager of an acquisition fee ranging from five percent (5%) to ten percent (10%) of the purchase price of the Property. Please see the applicable Offering Materials for additional information.
Reimbursement of Acquisition Expenses—Manager	In connection with the acquisition of its Property, each Series issued a non-interest-bearing promissory note to the Manager, which included reimbursement to the Manager of actual expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the Property.
Operational Stage
Monthly Management Fee—Manager	Each Series will pay the Manager a monthly management fee ranging from five percent (5%) to ten percent (10%) of Gross Monthly Rent for each Property. Please see the applicable Offering Materials, including the applicable Management Agreement, for additional information.
Special Servicing of Non-Performing Properties & Liquidation—Manager	Each Series will reimburse the Manager for any out-of-pocket expenses in connection with the special servicing of non-performing Properties and the liquidation of Properties.
Related Party Loans for Operations—Manager or its Affiliates	The Manager or its affiliates may provide loans to the Series following its offering, which will be used, among other things, to refinance any borrowings relating to its Property or, in event a Series incurs a significant unforeseeable expense or vacancy, to be used by such Series to cover its debt obligations or other liabilities. In the case that the Manager provides a loan to a Series, the Series will be obligated to pay interest no greater than 7% on that loan at a rate to be determined solely by the Manager.

Investment Decisions and Asset Management

Within our investment policies and objectives, the Manager will have discretion with respect to the selection of specific investments and the purchase and sale of our Properties. We believe that successful real estate investment requires the implementation of strategies that permit favorable purchases, effective property management and timely disposition of such Properties. As such, the Manager will employ a disciplined investment approach that utilizes its experience with a structure that emphasizes thorough market research, stringent underwriting standards and an extensive down-side analysis of the risks of each investment. The approach also includes active management of each Property acquired.

To execute our disciplined investment approach, the Manager will take responsibility for the business plan of each investment. The following practices summarize our investment approach:

●	Local Market Research – The Manager will extensively research the acquisition and underwriting of each transaction, utilizing both real time market data and the transactional knowledge and experience of our network of professionals and in market relationships.

●	Underwriting Discipline – The Manager will follow a tightly controlled and managed process to examine all elements of a potential investment, including its location, income-producing capacity, prospects for long-range appreciation, tax considerations and liquidity.

●	Risk Management – Risk management will be a fundamental principle in the management of each of our Properties. Operating or performance risks arise at the investment level and often require real estate operating experience to cure. The Manager will review the operating performance of investments against projections and provide the oversight necessary to detect and resolve issues as they arise.

●	Property Management – Prior to the purchase of a Property, the Manager will develop an asset business strategy which will be customized based on the acquisition and underwriting data. This is a forecast of the action items to be taken and the capital needed to achieve the anticipated returns. The Manager will review asset business strategies regularly to anticipate changes or opportunities in the market during a given phase of a real estate cycle.

Investments in Property

Our investment in real estate generally will take the form of holding fee title or a long-term leasehold estate.

Our obligation to purchase any Property generally will be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

●	plans and specifications;

●	evidence of marketable title subject to such liens and encumbrances as are acceptable to the Manager;

●	auditable financial statements covering recent operations of Properties having operating histories;

●	title and liability insurance policies; and

●	any other documents or materials required in order to evaluate an investment in a property.

In purchasing, leasing and developing Properties, we will be subject to risks generally incident to the ownership of real estate.

Investment Process

The Manager has the authority to make all the decisions regarding the Series’ investments consistent with the investment objectives and leverage policies approved by the Manager and subject to the limitations in each Operating Agreement.

The Manager will focus on the sourcing, acquisition and management of residential and commercial properties. The Manager will source investments from former and current financing and investment partners, third-party intermediaries, competitors looking to share risk and investment, and securitization or lending departments of major financial institutions.

In selecting investments, the Manager will utilize its investment and underwriting process, which focuses on ensuring that each prospective investment is being evaluated appropriately. The criteria that the Manager will consider when evaluating prospective opportunities include:

●	macroeconomic conditions that may influence operating performance;

●	real estate market factors that may influence real estate valuations, real estate financing or the economic performance of real estate generally;

●	fundamental analysis of the real estate, including tenant rosters, lease terms, zoning, operating costs and the asset’s overall competitive position in its market;

●	real estate and leasing market conditions affecting the Properties;

●	the cash flow in place and projected to be in place over the expected holding period of the Properties;

●	the appropriateness of estimated costs and timing associated with capital improvements of the Properties;

●	a valuation of the investment, investment basis relative to its value and the ability to liquidate an investment through a sale or refinancing of the Properties;

●	review of third-party reports, including appraisals, engineering and environmental reports;

●	physical inspections of the real estate and analysis of markets; and

●	the overall structure of the investment and rights in the transaction documentation.

The Manager will analyze each potential investment’s risk-return profile and review financing sources, if applicable, to ensure that the investment fits within the parameters of financing facilities and to ensure performance of the real estate asset.

Disposition Policies

We intend to hold and manage the Properties we acquire for an indefinite period of time.  If the Manager, acting in its sole discretion, decides to sell a particular property, it will seek to achieve a selling price that maximizes the distributions to investors based on then-current market conditions. We cannot assure you that this objective will be realized.

Following the sale of a Property, the Manager will distribute the proceeds of such sale pro-rata to the holders of the given Series (after payment of any accrued liabilities or debt on the Property or of the Series at that time).

Operating Expenses

Each Series will be responsible for the certain expenses related to such Series or Property held by such Series (hereinafter “Operating Expenses”), including, but not limited to:

●

any and all fees, costs and expenses incurred in connection with the management of a Property, including Monthly Management Fees, Home Ownership Association fees, income taxes, marketing fees, security and maintenance fees;

●	any and all insurance premiums or expenses, including property insurance in connection with the Series’ Property;

●	any withholding or transfer taxes imposed on the Company or a Series as a result of its or their earnings, investments or withdrawals in connection with the Property;

●	any governmental fees imposed on the capital of the Company or a Series or incurred in connection with compliance with applicable regulatory requirements in connection with the Property;

●	any legal fees and costs (including settlement costs) arising in connection with any disputes with tenants, litigation or regulatory investigation instituted against the Series or a Manager in connection with the affairs of the Series;

●	any fees, costs and expenses of engaging a third-party registrar and transfer agent appointed by the Manager in connection with a Series;

●	any indemnification payments to be made pursuant to the obligations of the Series’ Operating Agreement;

●	the fees and expenses of the Company’s or a Series’ counsel in connection with advice directly relating to the Series’ legal affairs;

●	the costs of any other outside appraisers, inspectors, valuation firms, accountants, attorneys or other experts or consultants engaged by the Manager in connection with the operations of the Series; and

●	any similar expenses that may be determined to be Operating Expenses, as determined by the Manager in its reasonable discretion.

The Manager will bear its own expenses of an ordinary nature, including, all administrative, operating and personnel costs and expenses, taxes, remuneration and expenses paid to employees and utilities expenditures.

If the Operating Expenses exceed the amount of revenues generated from a Series and cannot be covered by any Reserves of such Series Property, the Manager may (a) pay such Operating Expenses and seek reimbursement and/or (b) loan the amount of the Operating Expenses to the applicable Series, and be entitled to reimbursement of such amount from future revenues generated by such Series. In the case that the Manager provides a loan to a Series, the Series will be obligated to pay interest no greater than 7% on that loan at a rate to be determined solely by the Manager. See “Description of Our Business—Our Manager -- Manager Compensation.”

The Landa Mobile App

The Manager owns and operates a mobile app-based investment platform, which we call the “Landa Mobile App.” Through the Landa Mobile App, investors can:

●	Browse Series’ Offerings and obtain information about a Series and/or Property, including location, property type and projected rental income;

●	Analyze Properties by reviewing neighborhood statistics and comparable properties in the relevant market;

●	Review the Offering Materials for the applicable Series

●	Transact entirely online, including executing digital legal documentation, funds transfer and ownership recordation; and

●	Manage and track investments through an online portfolio; and receive distributions and regular financial and tax reports.

The Landa Mobile App is available for download in application stores on iOS and Android devices and will soon be available at www.landa.app.

We intend to distribute the Shares in these Offerings and in our other future Series’ Offerings through the Landa Mobile App.

Employees

We do not have any employees and are externally managed by Landa Holdings. Landa Holdings currently employs four (4) full-time employees and one (1) independent contractor. No Series will have any employees. Employees of Landa Holdings will provide all operational, administrative, and managerial services to the Company and each Series.

Legal Proceedings

In December 2019, Landa Holdings received a subpoena from the SEC’s Division of Enforcement pursuant to a formal SEC order of investigation requiring Landa Holdings to produce documents and other information relating to its business and compliance with the federal securities laws in connection with a previous offering by affiliates of Landa Holdings. As of the date of this Offering Circular, [●].

DESCRIPTION OF THE PROPERTIES

The following is a description of the Properties underlying the Series being offered pursuant to this Offering Circular. The Properties are each managed by Landa Holdings, as Manager, pursuant to a Management Agreement. The information disclosed in this section is presented as of the date of this Offering Circular.

Landa Series 115 Sardis Street

This Property is currently owned by Landa App LLC - 115 Sardis Street Barnesville GA LLC. Landa Series 115 Sardis Street was registered in Delaware in May 2020 as 115 Sardis Street Barnesville GA LLC pursuant to the Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 115 Sardis Street Barnesville GA LLC.

Address:	115 Sardis Street, Barnesville, GA 30204
Property Type:	Single Family Home
Year Built:	1888
Bedrooms:	3
Baths:	1
Square Footage:	1,845 sq ft.
Monthly Rent:	$800
Lease Expiration Date:	March 1, 2021
Estimated Monthly Expenses:	$319
Taxes:	$90
Insurance:	$45.75
Assumed Mortgage/Debt (1):	$119.25
Monthly Management Fee (2):	$64 (or 8% of the Gross Monthly Rent)
Reserves:	$56
Projected Monthly Cash Distribution per Share (3):	$0.042 per Share
Anticipated Material Renovations to the Property (4):	No

(1)	The Series intends to refinance the outstanding amount of its promissory note by obtaining a third-party mortgage or other debt financing from a non-affiliate, after the Closing of this Offering. For additional information, see “Use of Proceeds.” The mortgage/debt payment amount included here is an assumed amount that we believe to be reasonable, however there can be no assurance that the Series will be able to obtain financing on such terms or at all.

(2)	The Monthly Management Fee may change at any time, in the sole discretion of the Manager, but at no time, will it exceed 10% of the Gross Monthly Rent.

(3)	The total distribution amount will be allocated to each holder of Shares on a pro-rata basis based on the number of Shares of that Series held, however the Manager intends to modify the total amount of each distribution based on the number of Shares of the Series that are outstanding and entitled to participate in the distribution, such that each Share will receive an amount in the distribution equal to what it would have otherwise received if all 10,000 authorized Shares of the Series were outstanding and entitled to participate in such distribution. Accordingly, the number of Shares of the Series that have been sold in the Series’ Offering at the time of any distribution will not affect the per Share amount that will be paid in such distribution. For any holder that acquires Shares on the Secondary Trading Platform, the initial distribution paid to such holder will be made on a pro-rated basis, based on the number of days that such holder held the Shares. Calculating the projected monthly distribution presented here required us to make assumptions with respect to a number of factors that are outside our control, including our ability to obtain third-party mortgage financing and the terms of any such financing. While we believe the projection presented here is reasonable, there can be no assurance that the Series will be able to make distributions in the projected amount, either on a monthly basis or at all.

(4)	Any future renovations to the Property will be paid for using funds from the Series’ Reserves. In the event that there are not enough funds in the Reserves to cover such renovations, the Series may seek further debt financing, including a non-interest-bearing promissory note from Manager.

City Overview

Barnesville, Georgia is a city located in Lamar County, Georgia, United States. Barnesville has a population 6,512 and the median household income is $27,741.

Landa Series 1394 Oakview Circle

This Property is currently owned by Landa App LLC - 1394 Oakview Circle Forest Park LLC. Landa Series 1394 Oakview Circle was registered in Delaware in May 2020 as 1394 Oakview Circle Forest Park LLC pursuant to the Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 1394 Oakview Circle Forest Park LLC.

Address:	1394 Oakview Circle, Forest Park, GA 30297
Property Type:	Single Family Home
Year Built:	1957
Bedrooms:	3
Baths:	1
Square Footage:	1,146 sq ft.
Monthly Rent:	$775
Lease Expiration Date:	December 31, 2020
Estimated Monthly Expenses:	$418.37
Taxes:	$100.95
Insurance:	$38.08
Assumed Mortgage/Debt (1):	$217.34
Monthly Management Fee (2):	$62 (or 8% of the Gross Monthly Rent)
Reserves:	$54.25
Projected Monthly Cash Distribution per Share (3):	$0.030 per Share
Anticipated Material Renovations to the Property (4):	No

(1) The Series intends to refinance the outstanding amount of its promissory note by obtaining a third-party mortgage or other debt financing from a non-affiliate, after the Closing of this Offering. For additional information, see “Use of Proceeds.”  The mortgage/debt payment amount included here is an assumed amount that we believe to be reasonable, however there can be no assurance that the Series will be able to obtain financing on such terms or at all.

(2) The Monthly Management Fee may change at any time, in the sole discretion of the Manager, but at no time, will it exceed 10% of the Gross Monthly Rent.

(3) The total distribution amount will be allocated to each holder of Shares on a pro-rata basis based on the number of Shares of that Series held, however the Manager intends to modify the total amount of each distribution based on the number of Shares of the Series that are outstanding and entitled to participate in the distribution, such that each Share will receive an amount in the distribution equal to what it would have otherwise received if all 10,000 authorized Shares of the Series were outstanding and entitled to participate in such distribution. Accordingly, the number of Shares of the Series that have been sold in the Series’ Offering at the time of any distribution will not affect the per Share amount that will be paid in such distribution. For any holder that acquires Shares on the Secondary Trading Platform, the initial distribution paid to such holder will be made on a pro-rated basis, based on the number of days that such holder held the Shares. Calculating the projected monthly distribution presented here required us to make assumptions with respect to a number of factors that are outside our control, including our ability to obtain third-party mortgage financing and the terms of any such financing. While we believe the projection presented here is reasonable, there can be no assurance that the Series will be able to make distributions in the projected amount, either on a monthly basis or at all.

(4) Any future renovations to the Property will be paid for using funds from the Series’ Reserves. In the event that there are not enough funds in the Reserves to cover such renovations, the Series may seek further debt financing, including a non-interest-bearing promissory note from Manager.

City Overview

The City of Forest Park, Georgia is located in northern Clayton County, nine miles south of the City of Atlanta. Forest Park has a population 19,483 and the median household income is $34,839.

Landa Series 1701 Summerwoods Lane

This Property is currently owned by Landa App LLC - 1701 Summerwoods Lane Griffin GA LLC. Landa Series 1701 Summerwoods Lane was registered in Delaware in May 2020 as 1701 Summerwoods Lane Griffin GA LLC pursuant to the Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 1701 Summerwoods Lane Griffin GA LLC.

Address:	1701 Summerwoods Lane, Griffin, GA 30224
Property Type:	Single Family Home
Year Built:	2004
Bedrooms:	2
Baths:	2
Square Footage:	1,209 sq ft.
Monthly Rent:	$950
Lease Expiration Date:	August 31, 2021
Estimated Monthly Expenses:	$479.78
Taxes:	$111.78
Insurance:	$35
HOA:	$50
Assumed Mortgage/Debt (1):	$207
Monthly Management Fee (2):	$76 (or 8% of the Gross Monthly Rent)
Reserve:	$64.75
Projected Monthly Cash Distribution per Share (3):	$0.040 per Share
Anticipated Material Renovations to the Property (4):	No

(1) The Series intends to refinance the outstanding amount of its promissory note by obtaining a third-party mortgage or other debt financing from a non-affiliate, after the Closing of this Offering. For additional information, see “Use of Proceeds.”  The mortgage/debt payment amount included here is an assumed amount that we believe to be reasonable, however there can be no assurance that the Series will be able to obtain financing on such terms or at all.

(2) The Monthly Management Fee may change at any time, in the sole discretion of the Manager, but at no time, will it exceed 10% of the Gross Monthly Rent.

(3) The total distribution amount will be allocated to each holder of Shares on a pro-rata basis based on the number of Shares of that Series held, however the Manager intends to modify the total amount of each distribution based on the number of Shares of the Series that are outstanding and entitled to participate in the distribution, such that each Share will receive an amount in the distribution equal to what it would have otherwise received if all 10,000 authorized Shares of the Series were outstanding and entitled to participate in such distribution. Accordingly, the number of Shares of the Series that have been sold in the Series’ Offering at the time of any distribution will not affect the per Share amount that will be paid in such distribution. For any holder that acquires Shares on the Secondary Trading Platform, the initial distribution paid to such holder will be made on a pro-rated basis, based on the number of days that such holder held the Shares. Calculating the projected monthly distribution presented here required us to make assumptions with respect to a number of factors that are outside our control, including our ability to obtain third-party mortgage financing and the terms of any such financing. While we believe the projection presented here is reasonable, there can be no assurance that the Series will be able to make distributions in the projected amount, either on a monthly basis or at all.

(4) Any future renovations to the Property will be paid for using funds from the Series’ Reserves. In the event that there are not enough funds in the Reserves to cover such renovations, the Series may seek further debt financing, including a non-interest-bearing promissory note from Manager.

Neighborhood Overview

Griffin is a city in and the county seat of Spalding County, Georgia. Griffin has a population 22,725 and the median household income is $31,552.

Landa Series 1741 Park Lane

This Property is currently owned by Landa App LLC - 1741 Park Lane Griffin GA LLC. Landa Series 1741 Park Lane was registered in Delaware in May 2020 as 1741 Park Lane Griffin GA LLC pursuant to the Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 1741 Park Lane Griffin GA LLC.

Address:	1741 Park Lane, Griffin, GA, 30224
Property Type:	Single Family Home
Year Built:	2002
Bedrooms:	3
Baths:	2
Square Footage:	1,491 sq ft.
Monthly Rent:	$725
Lease Expiration Date:	December 31, 2020
Estimated Monthly Expenses:	$510.42
Taxes:	$144
Insurance:	$38.42
Assumed Mortgage/Debt (1):	$270
Monthly Management Fee (2):	$58 (or 8% of the Gross Monthly Rent)
Reserve:	$50.75
Projected Monthly Cash Distribution per Share (3):	$0.016 per Share
Anticipated Material Renovations to the Property (4):	No

(1) The Series intends to refinance the outstanding amount of its promissory note by obtaining a third-party mortgage or other debt financing from a non-affiliate, after the Closing of this Offering. For additional information, see “Use of Proceeds.”  The mortgage/debt payment amount included here is an assumed amount that we believe to be reasonable, however there can be no assurance that the Series will be able to obtain financing on such terms or at all.

(2) The Monthly Management Fee may change at any time, in the sole discretion of the Manager, but at no time, will it exceed 10% of the Gross Monthly Rent.

(3) The total distribution amount will be allocated to each holder of Shares on a pro-rata basis based on the number of Shares of that Series held, however the Manager intends to modify the total amount of each distribution based on the number of Shares of the Series that are outstanding and entitled to participate in the distribution, such that each Share will receive an amount in the distribution equal to what it would have otherwise received if all 10,000 authorized Shares of the Series were outstanding and entitled to participate in such distribution. Accordingly, the number of Shares of the Series that have been sold in the Series’ Offering at the time of any distribution will not affect the per Share amount that will be paid in such distribution. For any holder that acquires Shares on the Secondary Trading Platform, the initial distribution paid to such holder will be made on a pro-rated basis, based on the number of days that such holder held the Shares. Calculating the projected monthly distribution presented here required us to make assumptions with respect to a number of factors that are outside our control, including our ability to obtain third-party mortgage financing and the terms of any such financing. While we believe the projection presented here is reasonable, there can be no assurance that the Series will be able to make distributions in the projected amount, either on a monthly basis or at all.

(4) Any future renovations to the Property will be paid for using funds from the Series’ Reserves. In the event that there are not enough funds in the Reserves to cover such renovations, the Series may seek further debt financing, including a non-interest-bearing promissory note from Manager.

Neighborhood Overview

Griffin is a city in and the county seat of Spalding County, Georgia. Griffin has a population 22,725 and the median household income is $31,552.

Landa Series 209 Timber Wolf Trail

This Property is currently owned by Landa App LLC - 209 Timber Wolf Trail Griffin GA LLC. Landa Series 209 Timber Wolf Trail was registered in Delaware in May 2020 as 209 Timber Wolf Trail Griffin GA LLC pursuant to the Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 209 Timber Wolf Trail Griffin GA LLC.

Address:	209 Timber Wolf Trail, Griffin, GA 30224
Property Type:	Single Family Home
Year Built:	2005
Bedrooms:	3
Baths:	2.5
Square Footage:	1,516 sq ft.
Monthly Rent:	$775
Lease Expiration Date:	December 31, 2020
Estimated Monthly Expenses:	$170.78
Taxes:	$68.28
Insurance:	$40.50
Assumed Mortgage/Debt:	$0
Monthly Management Fee (1):	$62 (or 8% of the Gross Monthly Rent)
Reserve	$54.25
Projected Monthly Cash Distribution per Share (2):	$0.054 per Share
Anticipated Material Renovations to the Property (3):	No

(1) The Monthly Management Fee may change at any time, in the sole discretion of the Manager, but at no time, will it exceed 10% of the Gross Monthly Rent.

(2) The total distribution amount will be allocated to each holder of Shares on a pro-rata basis based on the number of Shares of that Series held, however the Manager intends to modify the total amount of each distribution based on the number of Shares of the Series that are outstanding and entitled to participate in the distribution, such that each Share will receive an amount in the distribution equal to what it would have otherwise received if all 10,000 authorized Shares of the Series were outstanding and entitled to participate in such distribution. Accordingly, the number of Shares of the Series that have been sold in the Series’ Offering at the time of any distribution will not affect the per Share amount that will be paid in such distribution. For any holder that acquires Shares on the Secondary Trading Platform, the initial distribution paid to such holder will be made on a pro-rated basis, based on the number of days that such holder held the Shares. Calculating the projected monthly distribution presented here required us to make assumptions with respect to a number of factors that are outside our control. While we believe the projection presented here is reasonable, there can be no assurance that the Series will be able to make distributions in the projected amount, either on a monthly basis or at all.

(3) Any future renovations to the Property will be paid for using funds from the Series’ Reserves. In the event that there are not enough funds in the Reserves to cover such renovations, the Series may seek further debt financing, including a non-interest-bearing promissory note from Manager.

Neighborhood Overview

Griffin is a city in and the county seat of Spalding County, Georgia. Griffin has a population 22,725 and the median household income is $31,552.

Landa Series 2505 Oak Circle

This Property is currently owned by Landa App LLC - 2505 Oak Circle Ellenwood GA LLC. Landa Series 2505 Oak Circle was registered in Delaware in May 2020 as 2505 Oak Circle Ellenwood GA LLC pursuant to the Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 2505 Oak Circle Ellenwood GA LLC.

Address:	2505 Oak Circle, Ellenwood, GA 30294
Property Type:	Single Family Home
Year Built:	1961
Bedrooms:	3
Baths:	1
Square Footage:	920 sq ft.
Monthly Rent:	$815
Lease Expiration Date:	July 31, 2021
Estimated Monthly Expenses:	$392.99
Taxes:	$75.54
Insurance:	$38.50
Assumed Mortgage/Debt (1):	$213.75
Monthly Management Fee (2):	$65.20 (or 8% of the Gross Monthly Rent)
Reserve	$57.05
Projected Monthly Cash Distribution per Share (3):	$0.036 per Share
Anticipated Material Renovations to the Property (4):	No

(1) The Series intends to refinance the outstanding amount of its promissory note by obtaining a third-party mortgage or other debt financing from a non-affiliate, after the Closing of this Offering. For additional information, see “Use of Proceeds.”  The mortgage/debt payment amount included here is an assumed amount that we believe to be reasonable, however there can be no assurance that the Series will be able to obtain financing on such terms or at all.

(2) The Monthly Management Fee may change at any time, in the sole discretion of the Manager, but at no time, will it exceed 10% of the Gross Monthly Rent.

(3) The total distribution amount will be allocated to each holder of Shares on a pro-rata basis based on the number of Shares of that Series held, however the Manager intends to modify the total amount of each distribution based on the number of Shares of the Series that are outstanding and entitled to participate in the distribution, such that each Share will receive an amount in the distribution equal to what it would have otherwise received if all 10,000 authorized Shares of the Series were outstanding and entitled to participate in such distribution. Accordingly, the number of Shares of the Series that have been sold in the Series’ Offering at the time of any distribution will not affect the per Share amount that will be paid in such distribution. For any holder that acquires Shares on the Secondary Trading Platform, the initial distribution paid to such holder will be made on a pro-rated basis, based on the number of days that such holder held the Shares. Calculating the projected monthly distribution presented here required us to make assumptions with respect to a number of factors that are outside our control, including our ability to obtain third-party mortgage financing and the terms of any such financing. While we believe the projection presented here is reasonable, there can be no assurance that the Series will be able to make distributions in the projected amount, either on a monthly basis or at all.

(4) Any future renovations to the Property will be paid for using funds from the Series’ Reserves. In the event that there are not enough funds in the Reserves to cover such renovations, the Series may seek further debt financing, including a non-interest-bearing promissory note from Manager.

Neighborhood Overview

Ellenwood is an unincorporated community in Clayton, Henry, Rockdale, and DeKalb counties in the U.S. state of Georgia. Ellenwood has a population 41,782 and the median household income is $65,166.

Landa Series 271 Timber Wolf Trail

This Property is currently owned by Landa App – 271 Timber Wolf Trail Griffin GA LLC. Landa Series 271 Timber Wolf Trail was registered in Delaware in May 2020 as 271 Timber Wolf Trail Griffin GA LLC pursuant to the Certificate of Registered Series of a Limited Liability Company for Landa App – 271 Timber Wolf Trail Griffin GA LLC.

As of the date of this Offering Circular, this Property is vacant and a new tenant has not yet been identified.

Address:	271 Timber Wolf Trail, Griffin, GA 30224
Property Type:	Single Family Home
Year Built:	2005
Bedrooms:	3
Baths:	2.5
Square Footage:	1,516 sq ft.
Assumed Monthly Rent (1):	$950
Lease Expiration Date:	N/A
Estimated Monthly Expenses:	$187.50
Taxes:	$71
Insurance:	$40.50
Assumed Mortgage/Debt:	$0
Monthly Management Fee (2):	$76 (or 8% of the Gross Monthly Rent)
Reserve:	$50.75
Projected Monthly Cash Distribution per Share (3):	$0.071 per Share
Anticipated Material Renovations to the Property (4):	No

(1) The Manager is seeking a tenant to lease this Property. The Monthly Rent amount included here is an assumed amount that we believe to be reasonable, however there can be no assurance that the Series will be able to lease the Property on such terms or at all.

(2) The Monthly Management Fee may change at any time, in the sole discretion of the Manager, but at no time, will it exceed 10% of the Gross Monthly Rent.

(3) The total distribution amount will be allocated to each holder of Shares on a pro-rata basis based on the number of Shares of that Series held, however the Manager intends to modify the total amount of each distribution based on the number of Shares of the Series that are outstanding and entitled to participate in the distribution, such that each Share will receive an amount in the distribution equal to what it would have otherwise received if all 10,000 authorized Shares of the Series were outstanding and entitled to participate in such distribution. Accordingly, the number of Shares of the Series that have been sold in the Series’ Offering at the time of any distribution will not affect the per Share amount that will be paid in such distribution. For any holder that acquires Shares on the Secondary Trading Platform, the initial distribution paid to such holder will be made on a pro-rated basis, based on the number of days that such holder held the Shares. Calculating the projected monthly distribution presented here required us to make assumptions with respect to a number of factors that are outside our control, including our ability to lease the Property for the assumed monthly rent amount. While we believe the projection presented here is reasonable, there can be no assurance that the Series will be able to make distributions in the projected amount, either on a monthly basis or at all.

(4) Any future renovations to the Property will be paid for using funds from the Series’ Reserves. In the event that there are not enough funds in the Reserves to cover such renovations, the Series may seek further debt financing, including a non-interest-bearing promissory note from Manager.

Neighborhood Overview

Griffin is a city in and the county seat of Spalding County, Georgia. Griffin has a population 22,725 and the median household income is $31,552.

Landa Series 29 Holly Grove Road

This Property is currently owned by Landa App – 29 Holly Grove Road Griffin GA LLC. Landa Series 29 Holly Grove Road was registered in Delaware in May 2020 as 29 Holly Grove Road Griffin GA LLC pursuant to the Certificate of Registered Series of a Limited Liability Company for Landa App – 29 Holly Grove Road Griffin GA LLC.

Address:	29 Holly Grove Road, Griffin, GA 30224
Property Type:	Single Family Home
Year Built:	1978
Bedrooms:	3
Baths:	2
Square Footage:	1,056 sq ft.
Monthly Rent:	$700
Lease Expiration Date:	April 30, 2021
Estimated Monthly Expenses:	$371.61
Taxes:	$68.28
Insurance:	$35.83
Assumed Mortgage/Debt (1):	$211.50
Monthly Management Fee (2):	$56 (or 8% of the Gross Monthly Rent)
Reserve:	$49
Projected Monthly Cash Distribution per Share (3):	$0.027 per Share
Anticipated Material Renovations to the Property (4):	No

(1) The Series intends to refinance the outstanding amount of its promissory note by obtaining a third-party mortgage or other debt financing from a non-affiliate, after the Closing of this Offering. For additional information, see “Use of Proceeds.”  The mortgage/debt payment amount included here is an assumed amount that we believe to be reasonable, however there can be no assurance that the Series will be able to obtain financing on such terms or at all.

(2) The Monthly Management Fee may change at any time, in the sole discretion of the Manager, but at no time, will it exceed 10% of the Gross Monthly Rent.

(3) The total distribution amount will be allocated to each holder of Shares on a pro-rata basis based on the number of Shares of that Series held, however the Manager intends to modify the total amount of each distribution based on the number of Shares of the Series that are outstanding and entitled to participate in the distribution, such that each Share will receive an amount in the distribution equal to what it would have otherwise received if all 10,000 authorized Shares of the Series were outstanding and entitled to participate in such distribution. Accordingly, the number of Shares of the Series that have been sold in the Series’ Offering at the time of any distribution will not affect the per Share amount that will be paid in such distribution. For any holder that acquires Shares on the Secondary Trading Platform, the initial distribution paid to such holder will be made on a pro-rated basis, based on the number of days that such holder held the Shares. Calculating the projected monthly distribution presented here required us to make assumptions with respect to a number of factors that are outside our control, including our ability to obtain third-party mortgage financing and the terms of any such financing. While we believe the projection presented here is reasonable, there can be no assurance that the Series will be able to make distributions in the projected amount, either on a monthly basis or at all.

(4) Any future renovations to the Property will be paid for using funds from the Series’ Reserves. In the event that there are not enough funds in the Reserves to cover such renovations, the Series may seek further debt financing, including a non-interest-bearing promissory note from Manager.

Neighborhood Overview

Griffin is a city in and the county seat of Spalding County, Georgia. Griffin has a population 22,725 and the median household income is $31,552.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

General

Landa App LLC is a Delaware series limited liability company. The Company will form new Series from time to time. Each Series will be governed by its own Operating Agreement, each of which is included as an exhibit to this Offering Circular and will also be available at the applicable Property Page.

There is no operating nor financial history for the Company or any Series to which Shares will be offered. The Company was formed for the purpose of creating the Series and offering Shares in such Series. We expect that the Company, and each Series’, sole source of income will be from rental income and any profits on the appreciation of any Property, if there is a disposition of the Property.

The purpose of the Series is to acquire residential and commercial rental properties (each a “Property,” and collectively, the “Properties”). We are offering a maximum of 10,000 membership interests (each a “Share” and collectively, the “Shares”) of each Series, at the purchase prices listed on the cover page of this Offering Circular.

The Company acquired the eight (8) Properties underlying each of the Series being offered pursuant to this Offering Circular from Landa Properties LLC, a wholly owned subsidiary of Landa Holdings and an affiliate of the Company. In connection with the acquisition of its Property, each Series will issue a non-interest-bearing promissory note in principal amount to the Manager. See section of this Offering Circular entitled “Use of Proceeds.”

Each Series will use substantially all of the net proceeds from its Offering to pay down affiliate indebtedness used to purchase the Property for such Series, including affiliate indebtedness with respect to Acquisition Fees, Acquisition Expenses and Reserves. We expect to offer Shares in the respective Offerings until the earliest of (i) the date subscriptions for the Maximum Offering Amount of such Series have been accepted by the Manager, (ii) the second anniversary of the qualification date of the offering statement of which this Offering Circular forms a part, and (iii) a date determined by the Manager, in its sole discretion, based on a number of factors, including the level of current or anticipated interest in a Series. Each Series is dedicated to a specific Property, and the Offering of its Shares will be independent of, and not contingent upon, the Offerings of Shares of any other Series. Investors in a Series will be purchasing Shares in Series, which hold a specific Property.

The Series’ primary investment objective is to acquire desirable Properties that provide attractive, risk adjusted, returns. These Properties will be located in “metropolitan statistical areas” that provide economic growth and strong rental demand. Our objective is to manage each of the Properties in an effort to maximize net rental income and the amount of cash flow that is distributed to the holders of the Shares of the applicable Series. To that end, we will target Properties that are in a stable condition whether that be through a history of positive cash flow, a professionally managed seller, or as we otherwise determine through due diligence during the acquisition process. We will seek to acquire Properties that will provide monthly net income distributions to investors, without holding periods, and without charging asset management fees. Real estate acquisitions will be on an opportunistic basis.  Thus, we may acquire a wide variety of both residential and commercial properties, including single family, multi-family, office, industrial, retail, hospitality, recreation and leisure, and other real properties. However, there is no assurance that our management or acquisition objectives will be realized.

Initially, each Series will finance 100% of the initial cost to acquire its Property through an affiliate mortgage and/or other affiliate debt instruments. Each Series intends to refinance up to 80% of the cost to acquire its Property through a non-affiliate mortgage and/or other non-affiliate debt instruments, and to repay the remaining portion of such affiliate indebtedness out of the proceeds from such Series’ Offering. We expect that any mortgage and/or other debt financing from a non-affiliate that we enter into in connection with a refinancing of a Property will be secured by a security interest in the title of such Property and any other assets of the applicable Series.

We believe that financing a portion of the acquisition cost of the Properties with mortgages and other debt instruments will provide the best return for the Series. In the future, we may determine the value of Property using a third party which could be different from a Series’ acquisition price. The Manager may from time to time modify a Series’ financing policy in its discretion in light of then-current economic conditions, relative costs of debt and equity capital, market values of its Property, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors.  The Series cannot exceed the leverage limit of its leverage policy unless any excess in borrowing over such level is approved by the Manager. See “Description of Our Business – Investment Strategy” for more details regarding the Series’ leverage policies.

Liquidity and Capital Resources

The Company has not yet commenced operations as of December 31, 2019. Once the Company commences its planned principal operations, it will incur significant additional expenses, and will be dependent on additional capital resources. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. See Note 1 of the Financial Statements.

As of December 31, 2019, neither the Company, nor any Series, held any cash or cash equivalents or had any financial obligations. Following December 31, 2019, each Series issued a non-interest-bearing promissory note to the Manager in connection with the acquisition of its Property, the principal amount of which note reflected the purchase price paid by the Manager for the Property, payment to the Manager of an Acquisition Fee ranging from five percent (5%) to ten percent (10%) of the purchase price of the Property, reimbursement to the Manager of actual expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the Property, and the initial amount of the Reserve with respect to the Property. See “— Related Party Loans.”

No Series will have any obligation to repay a loan incurred by the Company to purchase a Property for another Series.

Each Series will use substantially all of the net proceeds from its Offering to pay down the promissory note used to purchase the Property for such Series. As of the date of this Offering Circular, none of the Series have made any investments, and no Series has any assets or liabilities other than its Property and the promissory note issued to acquire such Property. For information regarding the anticipated use of proceeds from each Series’ Offering, see “Use of Proceeds.”

We expect the Series to hold each of the Properties indefinitely; however, the Manager, acting in its sole discretion, may dispose of a Property and dissolve a Series pursuant to the terms of the applicable Series’ Operating Agreement

Further, each Series will have certain fixed Operating Expenses, regardless of whether it is able to raise substantial funds in its Offering.

Each Series expects to use its capital resources to make certain payments to the Manager in connection with the management of its Property and costs incurred by the Manager in providing services to it. See “Description of Our Business – Our Manager – Manager Compensation” for a discussion of the compensation to be paid to the Manager.

Plan of Operations

We plan to launch an as of yet undetermined number of additional Series and related Offerings in the next twelve months with Properties that we acquire from our affiliates, as well as Properties acquired from third parties. The proceeds from any additional Offerings closed during the next twelve months will be used for, among other things, to acquire additional Properties for the Series conducting the Offerings. No investor in any Series will, by virtue of its interest in such Series, have any interest in, or rights to acquire an interest in, any other Series.

While each Series intends to hold its Property indefinitely, as each Property reaches what the Manager believes to be its optimum value, the Manager will consider disposing of such Property. The determination of when a particular Property should be sold or otherwise disposed of will be made by the Manager, acting in its sole discretion, after consideration of relevant factors, including, but not limited to, prevailing and projected economic conditions, whether the value of the Property is anticipated to appreciate or decline substantially, and how any existing leases on a Property may impact the potential sales price. Pursuant to the applicable Series’ Operating Agreement, the Manager may determine that it is in the best interests of members to sell a Property.

We believe that the proceeds raised from each Offering will satisfy each Series’ cash requirements. If the Maximum Offering Amount is not raised from an Offering, we may seek additional capital in the form of debt financing from other financing sources.

In July 2020, we acquired the eight (8) Properties that each Series holds as its primary asset from Landa Properties LLC. Landa Properties LLC is a wholly owned subsidiary of the Manager. We intend to acquire an additional ten (10) Properties from Landa Properties LLC prior to qualification of this Offering Circular. Title to each of the ten (10) Properties will be held by newly registered Series.

Related Party Loans

Each Series will issue a non-interest-bearing promissory note to the Manager in connection with the acquisition of its Property. The principal amount of each note includes the purchase price paid by the Manager for the Property, payment to the Manager of an Acquisition Fee ranging from five percent (5%) to ten percent (10%) of the purchase price of the Property, reimbursement to the Manager of actual expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the Property, and the initial amount of the Reserve with respect to the Property.

The outstanding amount of each promissory note is listed in the table below along with the respective terms of the loan. Each loan is an unsecured obligation of the applicable Series.

Loan	Series	Outstanding Amount	Annual Interest Rate	Loan Date	Maturity Date*
1	Landa Series 115 Sardis Street	$117,304	0%	July 10, 2020
2	Landa Series 1394 Oakview Circle	$80,088	0%	July 10, 2020
3	Landa Series 1701 Summerwoods Lane	$95,491	0%	July 10, 2020
4	Landa Series 1741 Park Lane	$116,574	0%	July 10, 2020
5	Landa Series 209 Timber Wolf Trail	$119,827	0%	July 10, 2020
6	Landa Series 2505 Oak Circle	$98,471	0%	July 10, 2020
7	Landa Series 271 Timber Wolf Trail	$123,412	0%	July 10, 2020
8	Landa Series 29 Holly Grove Road	$100,445	0%	July 10, 2020

*	The principal amount shall be due and payable by the Series within 30 days after the demand by Landa Holdings, as lender, at any time prior to the liquidation, dissolution or winding up of the Series.

All rental income that has accumulated prior to the commencement of an Offering will be distributed to the Manager prior to such commencement. Each Series will use substantially all of the net proceeds from its Offering to pay down amounts outstanding under its promissory note to the Manager.

Each Series may also obtain a related party loan from the Manager following the Offering of its Shares, which may be used, among other things, to refinance any borrowings relating to its Property or, in event a Series incurs a significant unforeseeable expense or vacancy, to cover its debt obligations or other liabilities, or to cover Operating Expenses, not otherwise covered by the Series’ Reserves. The ability to refinance existing mortgages or credit facilities with related party loans allow each Series the opportunity to obtain better financial terms than otherwise available in the market.

Market Outlook—Real Estate Finance Markets

While the recent spread of COVID-19 has created uncertainty about the overall stability of the economic and financial market, we remain encouraged by the fundamentals of the residential housing market and believe there will be an increased demand for single-family rentals. As we look ahead the next three years, we believe improving fundamentals, transactions, and residential real estate lending activities will continue to strengthen in core United States metro markets. We also expect high foreign direct investment in United States markets and real estate assets to continue. Further, the assistance provided by governmental support programs and commitments is expected to support U.S. capital markets over the immediate future.

If markets continue to strengthen, the competition for risk-adjusted yield will become increasingly fierce. We believe that innovative funding options and quicker closing timelines from our sponsor allow for greater financing availability in a period of rising competition amongst capital providers.

However, risks related to interest rate hikes and regulatory uncertainty could adversely affect growth and the values of our investments. In the event market fundamentals deteriorate, our real estate portfolio may be impaired as a result of lower occupancy, lower rental rates, and/or declining values. Further, these circumstances may materially impact the cost and availability of credit to borrowers, hampering the ability of the Manager to acquire new investments with attractive risk-reward dynamics.

Over the short term, we remain cautiously optimistic about the opportunity to acquire investments offering attractive risk-adjusted returns in our targeted investment markets. However, we recognize disruptions in financial markets can occur at any time. By targeting modest leverage and short target investment durations, we believe we will remain well positioned, as compared to our competitors, in the event current market dynamics deteriorate.

Critical Accounting Policies

Our accounting policies have been established to conform with U.S. Generally Accepted Accounting Principles (“GAAP”). The preparation of financial statements in conformity with GAAP requires us to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the dates on the Company’s financial statements and the reported amounts of revenue and expenses during the reporting periods. We believe that we have made these estimates and assumptions in an appropriate manner and in a way that accurately reflects our financial condition. We continually test and evaluate these estimates and assumptions using our historical knowledge of the business, as well as other factors, to ensure that they are reasonable for reporting purposes. However, actual results may differ from these estimates and assumptions. If our judgment or interpretation of the facts and circumstances relating to various transactions had been different, it is possible that different accounting policies would have been applied, thus resulting in a different presentation of the financial statements.

We believe our critical accounting policies govern the significant judgments and estimates used in the preparation of our financial statements.

DETERMINATION OF PURCHASE PRICE

The purchase price for the Shares of each Series was determined by the Manager and is calculated by dividing (a) the total amounts outstanding under the promissory note issued to Landa Holdings in connection with the Series’ acquisition of its Property from Landa Properties LLC, less the amount of non-affiliate mortgage or other debt refinancing that the Series intends to seek (if any), by (b) the total expected Shares to be issued in such Series (10,000).

PLAN OF DISTRIBUTION

Landa Holdings, as the Manager, will manage the day-to-day operation of the Company and each of the Series. Landa Holdings also owns and operates the Landa Mobile App, through which investors may indirectly invest, through the purchase of Shares of a Series, in a Property.

We are offering a maximum of 10,000 Shares of each Series at the respective purchase prices set forth on the cover page of this Offering Circular, pursuant to the terms and conditions set forth in the applicable Offering Materials. The Shares are being offered to the public on a “best efforts,” no offering minimum basis, and therefore, we are only required to use our best efforts to sell the Shares of each Series. Neither the Manager nor any other party has a firm commitment or obligation to purchase any of the Series’ Shares.

The Shares will be offered through the Landa Mobile App. We do not intend to use commissioned sales agents or underwriters as part of the Offerings. We expect that the officers of the Manager will offer and sell the Shares in reliance upon the exemption from registration contained in Rule 3a4-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will not receive any compensation from the offer or sale of the Shares. For additional information about the Landa Mobile App, please see “Offering Summary—The Landa Mobile App.”

The sale of the Shares is being facilitated by [●], a registered broker-dealer under the Exchange Act and a member of FINRA, and which is registered in each state where the offer and sales of the Shares will occur (the “Broker Dealer”). The Shares may not be offered or sold in states where the Broker Dealer is not registered as a broker-dealer pursuant to the applicable state law or in any jurisdictions where it is not lawful to offer and sell the Shares. Neither the Company, the Manager, nor any other affiliated entity involved in the offer and sale of the Shares is a member of FINRA, and no person associated with us will be deemed to be a broker-dealer solely by reason of his or her participation in the sale of the Shares.

Neither the Company nor the Manager is a registered broker-dealer, an investment adviser or a funding portal. The Company and the Manager do not participate in securities offerings made in reliance on Securities Act Section 4(a)(6) and Regulation Crowdfunding. Neither the Company nor the Manager will make any sales prior to the qualification of the offering statement of which this Offering Circular forms a part.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download from the Landa Mobile App, as well as on the SEC’s website at www.sec.gov.

Subscriptions will be effective only upon our acceptance and the Manager reserves the right to reject any subscription in whole or in part. There will be separate Closings for each Offering and any Offering may have multiple Closings. The Closings of an Offering for a particular Series will occur on (i) the date subscriptions for the Maximum Offering Amount of such Series have been accepted by the Manager or (ii) any earlier date determined by the Manager, in its sole discretion, in which case the number of Shares to be sold to each prospective investor that has subscribed for Shares of such Series shall be determined by the Manager in its sole discretion. The purchase price advanced by prospective investors as part of the subscription process will be held in a non-interest-bearing escrow account with the Escrow Agent and will not be commingled with the operating account of the applicable Series, until, if and when there is a Closing for the Offering of that specific Series with respect to that investor.

To the extent that the funds are not ultimately received by us or are subsequently withdrawn by the subscriber, whether due to an ACH chargeback or otherwise, the Subscription Agreement will be considered terminated, and the subscriber will not be entitled to any Shares subscribed for or dividends that may have accrued.

All Shares will be issued in electronic form only and will not be listed or quoted on any securities exchange. Shares will generally not be transferable except through the Secondary Trading Platform, if such a platform is established and maintained. In addition, all offers and sales of Shares must be either registered or exempt pursuant to relevant state securities laws. There can be no assurance that an active market for any Shares will develop on the Secondary Trading Platform, that the Secondary Trading Platform will be available to allow resales of shares to residents of all states, or that the Secondary Trading Platform will be established and available at all times. Investors must be prepared to hold their Shares indefinitely.

In compliance with Rule 253(e) of Regulation A, we will revise the offering statement of which this Offering Circular forms a part during the course of the Offerings whenever a new Series is offered, information herein has become false or misleading in light of existing circumstances, material developments have occurred, or there has been a fundamental change in the information initially presented. Such updates will not only correct such misleading information but shall also provide update financial statements and shall be filed as an exhibit to the offering statement of which this Offering Circular forms a part and be requalified under Rule 252 of Regulation A.

Continuous Offering

Each Offering will be a continuous offering pursuant to Rule 251(d)(3)(i)(F) and will commence within two calendar days after the qualification date of this Offering Circular and end no later than the second anniversary of the qualification date of the offering statement of which this Offering Circular forms a part. The Shares will not be offered or sold in the Offerings on an “at the market” basis.

Broker Fee

As compensation for providing certain broker-dealer services to the Company in connection with the Offerings, the Broker Dealer will receive a fee equal to % of the amount raised through each Offering (the “Broker Fee”).  The Manager will be initially responsible for paying the Broker Fee to Broker Dealer; provided, however, that the Manager may elect to cause the Broker Fee applicable to any Offering to be paid out of the proceeds of such Offering. The determination of which party with bear the Broker Fee expense (Manager or applicable Series) is set forth in the “Use of Proceeds” section and on each Series’ Property Page.

Fees and Expenses

Offering Expenses

The Manager or its affiliates will pay on behalf of each Series all costs incurred in connection with the organization and the offering of the Series’ Shares (the “Offering Expenses”). Offering Expenses include, but are not limited to, legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Acquisition Fee

The promissory note issued by each Series to the Manager in connection with the acquisition of its Property included amounts attributable to an Acquisition Fee due to the Manager ranging from five percent (5%) to ten percent (10%) of the Property acquisition price.

Acquisition Expenses

The promissory note issued by each Series to the Manager in connection with the acquisition of its Property included amounts attributable to any and all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of such Property incurred prior to such acquisition, including legal fees associated with the purchase and sale agreement, title insurance, appraisal costs and inspection costs, and any other expenses associated with the acquisition of a Property (the “Acquisition Expenses”).

Reserve

Each Series will maintain a reserve account to cover any unanticipated Operating Expenses that may arise or to cover other general corporate or working capital expenses (a “Reserve”). The allocation of funds to the Reserve will be based on, among other things, the purchase price of the Property, the condition of the Property and any expected expenses associated with the Property or the Series. Each Series’ Reserve account will initially be funded in connection with the promissory note issued by each Series to the Manager at the time of the acquisition of its Property. Additional contributions to the Reserve account will be made from Gross Monthly Rent. If the Manager elects to effectuate a dissolution for a given Series, the Reserve for such Series will be distributed to each shareholder in accordance with the Series’ Operating Agreement.

State Law Exemption and Offerings to “Qualified Purchasers”

The Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A). As a Tier 2 offering pursuant to Regulation A, this Offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that the Shares offered hereby are offered and sold only to “qualified purchasers” or at a time when the Shares are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in the Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). However, the Shares will be offered and sold only to those investors that are within the latter category (i.e. investors whose investment in the Shares does not represent more than 10% of the applicable amount), regardless of an investor’s status as an “accredited investor.” Accordingly, the Manager reserves the right to reject any investor’s subscription in whole or in part for any reason, including if it determines in its sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A. If the offering terminates or if any prospective investor’s subscription is rejected, all funds received from such investors will be returned without interest or deduction.

Certificates Will Not be Issued

The Shares will be issued in book-entry form without certificates and will be recorded and maintained on the Company’s books and records.

Transferability of the Shares

All Shares will be issued in electronic form only and will not be listed or quoted on any securities exchange. Shares will generally not be transferable except through the Secondary Trading Platform, expected to be operated by a registered broker-dealer engaged by Landa Holdings, Inc., if one is established and maintained. In addition, all offers and sales of Shares must be either registered or exempt pursuant to relevant state securities laws. There can be no assurance that an active market for any Shares will develop on the Secondary Trading Platform, that the Secondary Trading Platform will be to allow resales of shares to residents of all states, or that the Secondary Trading Platform will be established and available at all times. Investors must be prepared to hold their Shares indefinitely.

The Manager may withhold a transfer in its sole discretion, including if the Manager determines that such transfer, assignment or pledge would result in (a) there being more than 2,000 beneficial owners of the Series or more than 500 beneficial owners of the Series that are not “accredited investors,” (b) the assets of the Series being deemed “plan assets” for purposes of ERISA, or (c) the Company, the Series or the Manager being subject to additional regulatory requirements.

Please refer to the applicable Series’ Subscription Agreement and Series’ Operating Agreement for additional information regarding restrictions on transfer that may be applicable to the Shares.

Escrow

The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest-bearing escrow account with the Escrow Agent and will not be commingled with the operating account of the applicable Series, until, if and when there is a Closing for the Offering of that specific Series with respect to that investor.

When the Escrow Agent has received instructions from the Manager that the applicable Offering will close and the investor’s subscription is to be accepted (either in whole or part), the Escrow Agent shall disburse the subscription proceeds in its possession to the account of Series. Amounts paid to the Escrow Agent are categorized as Offering Expenses.

If an Offering is terminated without a Closing, or if a prospective investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective investors will be returned to them without interest.  Any costs and expenses associated with a terminated Offering will be borne by the Manager.

How to Subscribe for Shares

Potential investors who are “qualified purchasers” may subscribe to purchase Shares in a Series.  If you wish to acquire Shares you must:

1.	Download the Landa Mobile App.

2.	Create an account with Landa (a “Landa Account”). Our third-party provider will conduct Know-Your-Customer and Anti Money Laundering checks on each user that creates a Landa Account.

3.	Connect your Landa Account to your bank or financial institution to the Landa Mobile App.

4.	Navigate to the applicable Property Page for the Series you would like to invest in.

5.	Carefully review the information in the Property Page, this Offering Circular, and any current supplement, as well as the Offering Materials for the applicable Series, including, but not limited to, the Series’ Subscription Agreement and the Series’ Operating Agreement, the Risk Factors set forth in this Offering Circular and the Terms of Service on the Landa Mobile App. We urge you to consult with your tax, legal and financial advisors to determine whether an investment in the Shares is suitable for you.

6.	Deposit funds into your Landa Account. All funds deposited into your Landa Account will be maintained by an integrated third-party online custodial agent (the “Custodial Agent”).

7.	When you are ready to purchase Shares in a Series, click {BUY} in the applicable Property Page and indicate the number of Shares you would like to purchase. By clicking {BUY}, you are agreeing to be bound the terms of the applicable Series’ Subscription Agreement and Series’ Operating Agreement. Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers.

After you have completed the foregoing steps:

1.	The Custodial Agent will transfer funds in an amount equal to the purchase price for the Shares you have applied to subscribe for (as set out on the front page of your Subscription Agreement) into the escrow account for the Series. The Escrow Agent will hold such subscription monies in escrow until such time as your Subscription Agreement is either accepted or rejected by the Manager and, if accepted, such further time until you are issued the Shares or the applicable Offering is terminated without a Closing, or if your subscription is not accepted or is cut back due to oversubscription or otherwise.

2.	The Manager and the Broker Dealer will review the subscription documentation completed and signed by you. You may be asked to provide additional information. The Manager or the Broker Dealer may contact you directly if required. The Manager reserves the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw any offering at any time prior to a Closing.

3.	Once the review is complete, the Manager and/or the Broker Dealer will inform you whether or not your application to subscribe for Shares is approved or denied and if approved, the number of Shares you are entitled to subscribe for. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be transferred back into your Landa Account, without interest or deduction. The Manager accepts subscriptions on a first-come, first-served basis subject to the right to reject or reduce subscriptions.

4.	If all or a part of your subscription is approved, then the number of Shares for which your subscription has been accepted will be issued to you electronically upon the Closing. Simultaneously with the issuance of the Shares, the subscription monies held by the Escrow Agent in escrow on your behalf will be transferred to the account of the Series as consideration for such Shares. In addition, you will receive an email confirming the details of your subscription, including the Series name, the date, the number of Shares purchased and the total purchase price for your Shares. You will be able to access information about your total Share ownership in the Landa Mobile App.

The Company, the Manager and the Broker Dealer will rely on the information you provide in the Subscription Agreement, including the “Investor Qualification and Attestation” attached thereto and the supplemental information you provide in order for the Manager and the Broker Dealer to verify your status as a “qualified purchaser”. If any information about your “qualified purchaser” status changes prior to you being issued the Shares, please notify the Manager immediately using the contact details set out in the Subscription Agreement.

For further information on the subscription process, please contact the Manager using the contact details set out in the “Additional Information” section.

Advertising, Sales and other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with the Offerings. These materials may include information relating to the Offerings, the past performance of the Manager and its affiliates, information regarding a Property, articles online and offline ads, including images and videos on social media, search engines, Apple Store, Google Play store  and other publications concerning real estate, or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials may contain information that is not set forth in this Offering Circular, all material information with respect to the Offerings will be set forth in this Offering Circular and these additional materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the shares. Nevertheless, these materials may not give a complete understanding of the Offerings. The Offerings are being made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with any decision to invest in the Shares. In addition, prior to the qualification of the offering statement of which this Offering Circular forms a part, we may engage in certain communications to determine whether there is any interest in the Offerings in accordance with Rule 255 under the Securities Act (“Rule 255”). We will file all materials used in accordance with Rule 255 as exhibits to the offering statement of which this Offering Circular forms a part.

REGULATIONS

Each Series’ respective business practices and Properties are subject to regulation by numerous federal, state and local authorities including, but not limited to the following:

U.S. State and Federal Securities Laws

The Shares offered hereby are “securities,” as defined in the Securities Act and under state securities laws. The Securities Act provides, among other things, that no sale of any securities may be made except pursuant to a registration statement that has been filed with the SEC, and has become effective, unless such sale (or the security sold) is specifically exempted from registration. State securities laws have analogous provisions.

In the Offerings, Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As Tier 2 offerings pursuant to Regulation A under the Securities Act, the Offerings will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that the Shares offered hereby are offered and sold only to “qualified purchasers” or at a time when the Shares are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in the Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, the Manager reserves the right to reject any investor’s subscription in whole or in part for any reason, including if it determines in its sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

The Shares being offered hereby have not been registered under the Securities Act. Neither the SEC nor any state securities commission or regulatory authority approved, passed upon or endorsed the merits of the Offerings. The offering and proposed sale of the Shares described herein shall be made pursuant to an exemption from registration with the SEC pursuant to Regulation A.

Investment Company Act of 1940

Each Series intends to conduct its operations so it is not required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Each Series intends to rely on the exclusion from the definition of an investment company under Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in [the business of]... purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.”

Environmental Regulations

Federal, state and local laws and regulations impose environmental controls, disclosure rules and zoning restrictions that directly impact the management, development, use, and/or sale of real estate. Such laws and regulations tend to discourage sales and leasing activities with respect to some properties, and may therefore adversely affect us specifically, and the real estate industry in general. Our failure to uncover and adequately protect against environmental issues in connection with the target purchase of real estate may subject us to liability as buyer of such real estate. Environmental laws and regulations impose liability on current or previous real property owners or operators for the cost of investigating, cleaning up or removing contamination caused by hazardous or toxic substances at the property. We may be held liable for such costs as a subsequent owner of such property. Liability can be imposed even if the original actions were lawful and we had no knowledge of, or were not responsible for, the presence of the hazardous or toxic substances. Further, we may also be held responsible for the entire payment of the liability if we are subject to joint and several liability and the other responsible party or parties are unable to pay. We may also be liable under common law to third parties for damages and injuries resulting from environmental contamination emanating from the real estate, including the presence of asbestos containing materials. Insurance for such matters may not be available. Additionally, new or modified environmental regulations could develop in a manner that could adversely affect us.

Certain laws and regulations govern the removal, encapsulation or disturbance of asbestos containing materials (“ACMs”), when those materials are in poor condition or in the event of building renovation or demolition, impose certain worker protection and notification requirements and govern emissions of and exposure to asbestos fibers in the air. These laws may also impose liability for a release of ACMs and may enable third parties to seek recovery against us for personal injury associated with ACMs.

Americans with Disabilities Act (“ADA”)

Under the ADA, all places of public accommodation are required to meet certain federal requirements related to access and use by disabled persons. The Properties must comply with the ADA to the extent that they are considered “public accommodations” as defined by the ADA. The ADA may require removal of structural barriers to access by persons with disabilities in public areas of properties where such removal is readily achievable. We believe that the Properties are or will be in substantial compliance with the ADA and that we will not be required to make substantial capital expenditures to address the requirements of the ADA. In addition, we will continue to assess our compliance with the ADA and to make alterations to our projects as required.

Other Laws and Regulations

We are required to operate the Properties in compliance with fire and safety regulations, building codes and other land use regulations, as they may be adopted by governmental agencies and bodies and become applicable to the Properties. We are also required to comply with labor laws and laws which prohibit unfair and deceptive business practices with consumers. The Properties will also be subject to a variety of local, state and federal statutes, ordinances, rules and regulations concerning fair housing and real estate transactions in general. These laws might cause us to incur substantial compliance and other costs. We may be required to make substantial capital expenditures to comply with those requirements and these expenditures could have a material adverse effect on its ability to make distributions to holders at historical levels or at all.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Manager is the sole member of the Company.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Executive Officers, Directors and Key Employees of the Company

The Company does not have any Directors, Executive Officers or Key Employees, and currently, none of the Series have, or intend to have, any employees.

Executive Officers, Directors and Key Employees of the Manager

The following individuals constitute the members of the board of directors (the “Board”), executive management and significant employees of the Manager:

Name	Position	Age	Term of Office
Executive Officers:
Yishai Cohen	Chairman, Chief Executive Officer and President	24	Since September 2019
Amit Assaraf	Chief Technology Officer, Director	24	Since September 2019

Non-Employee Directors:
Arnon Dinur	Director	49	Since September 2019
Gigi Levy- Weiss	Director	48	Since September 2019
Yaniv Sarig	Director	43	Since September 2019

There are no family relationships between any director, executive officer or significant employee of the Manager.

Executive Officers

Yishai Cohen, Chairman, Chief Executive Officer and President. Mr. Cohen is the co-founder of Landa Holdings, Inc. and has served as its President and Chairman of the Board since September 2019, and its Chief Executive Officer since April 2020. Prior to founding Landa Holdings, Inc., Mr. Cohen was the founder of Smart|Bus, an Israeli-based business-to-business transportation platform, which was acquired in 2016. Mr. Cohen has extensive experience in internet and mobile products, marketplaces and technology.

Amit Assaraf, Chief Technology Officer and Director. Mr. Assaraf is the co-founder of Landa Holdings, Inc. and has served as its Chief Technology Officer and member of the Board of Landa Holdings, Inc. since September 2019. Mr. Assaraf has over 10 years of experience in software engineering and system architecture, specializes in consumer products and cyber security. Prior to co-founding Landa Holdings, Inc., Mr. Assaraf served as a technical lead of several high-tech companies, including Landbridge Ltd., Helpi Ltd., Genesis Labs Ltd., and CityPark Ltd. Mr. Assaraf is a graduate of the Elite Intelligence Unit 8200 of the Israeli Defense Forces.

Non-Employee Directors

Arnon Dinur, Director. Mr Dinur has served as a member of the Board of Landa Holdings, Inc. since September 2019. Mr. Dinur is a partner at 83North, and serves also as a director at Applicaster Ltd., Beach Bum Ltd., Lendbuzz, Inc., Marqeta, Inc., Mixtiles Ltd., EX.CO Ltd., Podimo ApS, Snappy App, Inc., Stuff That Works Ltd., Superplay Ltd., Terrascope Limited (Fatmap) and VIA Transportation, Inc. He also serves as a board observer at Bluevine Capital Inc. and Wolt Enterprises Oy. Mr. Dinur is also a board member at Lobby99, a non-profit organization. Mr Dinur holds LL.B. in Law and BA in accounting from Tel Aviv University, and an MBA from the University of Texas in Austin.

Gigi Levy-Weiss, Director.  Mr. Levy-Weiss has served as a member of the Board of Landa Holdings, Inc. since September 2019. Mr. Levy-Weiss is the founding partner of NFX, a $275 million leading seed venture firm. Prior to NFX, Gigi served as the CEO of 888 Holdings, PLC (LSE: 888.L). Mr. Levy-Weiss previously founded, and assumed senior positions at, a number of startups including Playtika and Inception, and has been an investor in companies such as Kenshoo, Moon Active, Plarium, MyHeritage, Optimove, Selina, Houseparty, R2Net, SimilarWeb, NanoRep, Replay Technology, and SpaceApe. Mr. Levy-Weiss currently serves on the Supervisory Board of Bertelsmann SE & Co. KGaA and on the Client Advisory Council of Facebook. In addition, Mr. Levy-Weiss is a member of the board of directors of the Middle East Entrepreneurs of Tomorrow and is a member of the advisory board of the Technology Management, Innovation and Entrepreneurship MBA at Tel Aviv University. Mr. Levy-Weiss served as a pilot in the Israeli Air Force and holds an MBA from the Kellogg School of Management at Northwestern University.

Yaniv Sarig, Director. Mr Sarig has served as a member of the Board of Landa Holdings, Inc. since September 2019. Mr. Sarig is a co-founder,  director and President and Chief Executive Officer of Mohawk Group, Inc. Prior to co-founding Mohawk, Mr. Sarig led the Financial Services Engineering department at Coverity, a leading software startup providing code quality and security solutions for top financial institutions and hedge funds in New York including NYSE, Nasdaq, JPMC and Barclays, from April 2012 to April 2014. Before joining Coverity, Mr. Sarig held lead technical roles at Bloomberg from October 2011 to April 2012 and EPIQ Systems, Inc. (Nasdaq: EPIQ), a legal process outsourcing company, from February 2006 to October 2011. Prior to moving to New York City, Mr. Sarig lived in Israel where he held various software engineering roles at startups from various industries including companies involved in digital printing solutions and military navigation systems. Mr. Sarig served in the IDF Special Forces where he obtained the rank of Sergeant First Class and holds a B.S. in Computer Science from Touro College.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The Company, including each of its Series, does not have any Directors or Executive Officers. The Executive Officers of Landa Holdings will manage each Series’ day-to-day affairs and perform other administrative services. Although each Series will indirectly bear some of the costs of the compensation paid to these individuals through the Manager’s fees, the Directors and Executive Officers of the Manager are compensated directly by the Manager. Neither the Company, nor any of the Series, intends to pay any compensation directly to these individuals.

Manager’s Compensation

The Manager will receive fees and expense reimbursements pursuant to the Management Agreement for certain services relating to the Series and the Series’ Properties. Neither the Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of the Shares in the Offerings.

For additional information, see “Description of Our Business – Manager Compensation.”

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTION

We are subject to various conflicts of interest arising out of our relationship with Landa Holdings and its affiliates.

Transactions

Property Acquisitions

In July 2020, the Company acquired the eight (8) Properties that each Series holds as its primary asset from Landa Properties LLC. Landa Properties LLC is the wholly owned subsidiary of the Manager. The acquisition of the Properties by the Company were not arm’s length transactions. Nevertheless, Landa Properties LLC acquired each Property in November 2019 for the same purchase price that the Company will pay for such Property. For the cost of each Property to Landa Properties LLC, see the “Use of Proceeds” subsection for each Series.

We intend to acquire an additional ten (10) Properties from Landa Properties LLC prior to qualification of this Offering Circular. Title to each of the ten (10) Properties will be held by newly registered Series.

Related Party Loans

In connection with the acquisition of its Property, each Series will issue a non-interest-bearing promissory note in principal amount to the Manager. The outstanding amount of each promissory note is listed in the table below along with the respective terms of the loan. Each loan is an unsecured obligation of the applicable Series.

Loan	Series	Outstanding Amount	Annual Interest Rate	Loan Date	Maturity Date*
1	Landa Series 115 Sardis Street	$117,304	0%	July 10, 2020
2	Landa Series 1394 Oakview Circle	$80,088	0%	July 10, 2020
3	Landa Series 1701 Summerwoods Lane	$95,491	0%	July 10, 2020
4	Landa Series 1741 Park Lane	$116,574%		July 10, 2020
5	Landa Series 209 Timber Wolf Trail	$119,827	0%	July 10, 2020
6	Landa Series 2505 Oak Circle	$98,471	0%	July 10, 2020
7	Landa Series 271 Timber Wolf Trail	$123,412	0%	July 10, 2020
8	Landa Series 29 Holly Grove Road	$100,445	0%	July 10, 2020

*	The principal amount shall be due and payable by the Series within 30 days after the demand by Landa Holdings, as lender, at any time prior to the liquidation, dissolution or winding up of the Series.

Our Affiliates’ Interests

General

The executive officers of the Manager will also manage operations for the Company and each Series. These persons will have legal obligations with respect to those entities that are similar to their obligations to us. In the future, however, these persons and other affiliates of the Manager may organize other real estate-related programs and acquire for their own account real estate properties that may be suitable for us.

In addition, each of the Manager’s executive officers will also serve as officers of other affiliated entities. As a result, they will owe duties to each of these entities, their holders, members and limited partners. These duties may from time to time conflict with the duties that they owe to the Company and each Series. These persons will also have conflicts of interest with respect to our agreements and arrangements with the Manager and other affiliates of Landa Holdings, which were not negotiated at arm’s length, and their terms may not have been as favorable to us as if they had been negotiated at arm’s length with an unaffiliated third party. Except as provided in the Master Agreement or the applicable Management Agreement, Landa Holdings is not required to make available any particular individual personnel to us or any Series.

The Manager’s executive officers will not be required to devote a specific amount of time to our affairs. As a result, we cannot provide any assurances regarding the amount of time the Manager will dedicate to the management of our business. Accordingly, we may compete with Landa Holdings and any of its current and future programs, funds, vehicles, managed accounts, ventures or other entities owned and/or managed by Landa Holdings or one of its affiliates, including the Manager, which we refer to collectively as the Landa Holdings-sponsored vehicles, for the time and attention of these officers in connection with our business. We may not receive the level of support and assistance that we might otherwise receive if we were internally managed.

Payment of Certain Fees and Expenses of the Manager

Each Series issued a non-interest-bearing promissory note to the Manager in connection with the acquisition of its Property, the principal amount of which note reflected the purchase price paid by the Manager for the Property, payment to the Manager of an Acquisition Fee, reimbursement to the Manager of actual expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the Property, and the initial amount of the Reserve with respect to the Property. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Related Party Loans.”

In addition, each Series will pay the Manager a Monthly Management Fee, will reimburse the Manager for certain expenses in connection with any ongoing expense of the Series or the Property that is paid by the Manager, expenses in connection with the special servicing of the non-performing Properties and the liquidation of the Properties, and, if applicable, pay interest on related-party loans for operations, issued by the Manager to a Series. These fees and expenses payable by the Series to the Manager and its affiliates were not determined on an arm’s length basis.

These fees could influence our Manager’s advice to us as well as the judgment of affiliates of our Manager, some of whom also serve as our Manager’s officers and directors. Among other matters, these compensation arrangements could affect their judgment with respect to:

●	the continuation, renewal or enforcement of provisions in the Operating Agreements involving the Manager and its affiliates;

●	public offerings of equity by us, which will likely entitle the Manager to increased acquisition fees and management fees and other fees;

●	acquisitions of Properties at higher purchase prices, which entitle the Manager to higher acquisition fees and management fees regardless of the quality or performance of the Property and, in the case of acquisitions of Properties from other entities, might entitle affiliates of the Manager to disposition fees in connection with services for the seller; and

●	borrowings up to or in excess of our stated borrowing policy to acquire Properties, which borrowings will increase management fees payable by us to the Manager.

In addition, the Manager may benefit from the Company retaining ownership of a Property at times when a Series’ holders may be better served by the sale or disposition of the Property. See section of this Offering Circular entitled “Description of Our Business – Our Manager – Manger Compensation” for a more detailed explanation of the fees and expenses payable to the Manager and its affiliates.

DESCRIPTION OF SHARES

The following is a description of the Shares of each Series and summary of the material provisions of the individual Operating Agreements as each applies to the Shares offered by this Offering Circular. The following description does not purport to be complete and is subject to and qualified in its entirety by reference to applicable provisions of the laws of the State of Delaware, the Master Agreement and the applicable Operating Agreement. All capitalized terms appearing but not defined in this section entitled “Description of Shares” will have the meanings set forth in the Form of Series’ Operating Agreement attached as Exhibit 3.1 of Part III of the offering statement of which this Offering Circular forms a part.

Shares

The Company is offering a maximum of 10,000 Shares of each Series. The purchase of Shares in a Series is an investment only in that particular Series and not an investment in any other Series or the Company (or its Manager) as a whole. The Company has not issued, and does not intend to issue, any class of any securities entitled to any preemptive, preferential or other rights that are not otherwise available to the holders purchasing Shares in connection with any offering.

The holders of the Shares will have the rights and be subject to the obligations as holders described in the Master Agreement, as well as the applicable Series’ Operating Agreement and any applicable rights under the Delaware Limited Liability Company Act (the “Act”). See the sections entitled “Series Operating Agreement” and “Master Agreement” below.

Holders of a Series will only have a right to receive distributions and will have no rights to direct or vote on any matter concerning such Series and the management of its affairs, including the dissolution of such Series.

Prior to the closing of an Offering by a Series, title to a Property may be initially held by the Company, but title will be held by each Series. We intend that each Series will own a single Property. We do not anticipate that any of the Series will acquire any assets other than their respective Property. New Series will be formed and will issue their own Shares for future Properties. An investor who invests in Shares of a Series will not have any direct or indirect interest in another Series or any Property of any another Series unless the investor also purchases Shares in a separate offering for another Series.

Series’ Operating Agreement

The business and operations of each Series will be conducted pursuant to the terms and conditions set forth in such Series’ Operating Agreement. Currently, no Series has any Shares outstanding, and the only history of operations includes the current lease on the Property of each Series.

Management, Voting and Governance

Each Series will be managed by Landa Holdings, Inc. pursuant to the Management Agreement and the Operating Agreement for such Series. Except as otherwise provided in the applicable Management Agreement or Operating Agreement, the Manager will conduct, direct and exercise full control over all major activities of each Series, including all decisions relating to the issuance of Shares. The Manager will have the sole power and authority to bind or take any action on behalf of each Series, or to exercise any rights and powers granted to each Series under the applicable Series’ Operating Agreement, the Master Agreement or any other agreement, instrument, or other document to which a Series is a party. Except as otherwise required by law, the Series’ holders will have no voting rights or governance rights.

Distributions

Each Series will make distributions of available cash, if any, which we expect to be rent collected less any fees, expenses and taxes and any amounts allocated to Reserves. Distributions will be made primarily through the Landa Mobile App. Any distributions a Series makes will be at the discretion of the Manager and will be based on a number of factors, including, but not limited to, vacancies, unforeseen expenses, and actual and accrued cash flows of the applicable Series.

Please see section entitled “Description of the Properties” for information regarding projected monthly distributions. However, despite our estimates, there can be no assurance that a Series will be able to make such distributions on a monthly basis or make any distributions at all.

Liquidating Distributions

The proceeds from the liquidation of a Series will be distributed within 90 days of the date of liquidation in the following order and priority:

●	First, to creditors of a Series, including the holders who are creditors, to the extent otherwise permitted by law, in satisfaction of all debts, liabilities, obligations and expenses of such Series, including, without limitation, the expenses incurred in connection with the liquidation of such Series; and

●	Second, to all holders of Shares of a Series pro rata, in proportion to their holdings of such Shares.

Exculpation and Indemnification of the Manager

Each Series’ Operating Agreement will generally provide that no Manager, operator or holder of Shares of a given Series, or their respective affiliates (collectively, the “Indemnified Persons”) will have any personal obligation for any debts, obligations or liabilities of each Series or the Company and that no Indemnified Person will be liable to the Company, the Series or to any other holder for any act or omission taken or suffered by such Indemnified Person in connection with the conduct of the affairs of the Series or otherwise in connection with the applicable Series’ Operating Agreement, Master Agreement or matters contemplated thereby unless such Indemnified Person is determined to be guilty by final adjudication of gross negligence, willful misconduct, fraud, material misrepresentation or material violation of the express terms of the Company’s Certificate of Formation (the “Certificate of Formation”), the applicable Series’ Operating Agreement or the Master Agreement. Each Series will hold harmless and indemnify, solely out of the assets of such Series, each Indemnified Person to the fullest extent permitted by law for any loss, damage or other expense incurred by such Indemnified Person as a result of any act or omission arising out of such person’s activities in connection with the establishment, management or operations of such Series, unless such person is determined to be guilty by final adjudication of gross negligence, willful misconduct, fraud, material misrepresentation or a material violation of the express terms of the Certificate of Formation.

In addition, each Series’ Operating Agreement will require that, to the maximum extent permitted by law, each member of such Series will absolutely and irrevocably waive any and all claims, actions, causes of action, loss, damage and expense including any and all attorneys’ fees and other costs of enforcement arising out of or in connection with any breach of any fiduciary duty by any other member or the Manager of such Series or any of their affiliates in the nature of actions taken or omitted by any such other persons, which actions or omissions would otherwise constitute the breach of any fiduciary duty owed to the members (or any of them), except a breach of any specific term of the applicable Series’ Operating Agreement.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Amendment

A Series’ Operating Agreement may not be amended except with the consent of the Manager, acting in its sole discretion. Notice of amendment will be furnished to each Series’ member within a reasonable time following such amendment.

Dissolution of a Series

The Manager may effectuate the dissolution of a Series without the consent of the holders of such Series upon any of the following events: (i) the determination by the Manager, acting in its sole discretion; (ii) dissolution of Landa App LLC (iii) the sale or other disposition of the Property held by such Series; or (iv) the entry of a decree of judicial termination under Section 18-218 of the Act. Upon dissolution of a Series, the Manager will wind up such Series’ affairs and make all liquidating distributions in accordance with the Series’ Operating Agreement.

Master Agreement

The following is a summary of the material provisions of the Master Agreement. The following description does not purport to be complete and is subject to and qualified in its entirety by reference to applicable provisions of the laws of the State of Delaware and the entire Master Agreement. All capitalized terms appearing herein but not defined in this section entitled “Master Agreement” will have the meanings set forth in the Master Agreement.

General

All of the Company’s operations will be conducted through the various Series. Each Series will have its own Operating Agreement and will have (A) separate rights, powers, duties and management from each other Series and (B) exclusive rights with respect to the Property, obligations, profits and losses associated with the Series and all proceeds derived therefrom. No debt, liability, obligation or expense of a Series will be the debt, liability, obligation or expense of the other Series. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a Series will be enforceable against the assets of such Series only and not against any other assets of the Company, generally, or the other Series, and none of the Company’s debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing will be enforceable against the assets of any Series.

Purpose and Business

Except as may otherwise be expressly provided in the Operating Agreement of the individual Series, the Company and each Series will have the authority to engage in any lawful business, purpose or activity permitted by law. The Manager will possess and may exercise all of the powers and privileges granted by law, together with any powers incidental thereto, including such powers or privileges as are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Series.

Management, Voting and Governance

Except as otherwise provided in the Master Agreement, all powers of the Company will be exercised by or under the authority of, and the Company’s business and affairs, implementation of the Company’s policies and executive control of the Company’s major decisions will be made by, the Manager. The Manager will have the right and power to run all of the day-to-day rental operations and other affairs of the Company and to act as agent for and on behalf of the Company, with the power to bind it.

Amendment of the Master Agreement by the Manager

The Master Agreement may not be amended except in writing by the Manager.

Books, Records and Accounting

The Manager will keep or cause to keep full and true books and records of the Company, including with respect to transactions of each Series and the conduct of its business. These books and records will be maintained in accordance with U.S. GAAP, consistently applied, and will at all times be maintained at the principal place of business of the Company. The Manager will maintain separate records for each Series; the records for each Series will account for the assets of each Series separately from the other assets of the Company or of the other Series. Upon reasonable written request, each holder associated with a Series will have the right, at a time during ordinary business hours, to inspect and copy the books and records of such Series for any purpose reasonably related to the holder’s interest with respect to the Series. The Manager may, to the maximum extent permitted by applicable law, keep confidential from the holders associated with a Series any information the disclosure of which the Manager reasonably believes is not in the best interest of the Company or such Series or is adverse to the interests of the Company or such Series or which the Company or the Manager is required by law or by an agreement with any person to keep confidential.

Relationships with Affiliates

Each Series may enter into agreements or contracts with the holders of such Series, any affiliate of such holders, or any agent of the holders or the Company itself provided that the agreements or contracts contain substantially such terms and conditions as would be contained in a similar agreement or contract entered into as the result of arm’s-length negotiations with a comparable unaffiliated and disinterested third party.

Conflicts of Interest

The Company, the Manager and their affiliates will try to balance the Company’s interests with their own.  However, to the extent that such parties take actions that are more favorable to other entities than the Company, these actions could have a negative impact on the Company’s financial performance and, consequently, on distributions to investors and the value of the Interests.  The Company has not adopted, and does not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

None of the compensation set forth under “Description of Our Business – Our Manager – Manager Compensation” was determined by arms’ length negotiations. You must rely upon the duties of the Manager of good faith and fair dealing to protect your interests, as qualified by the Operating Agreement. While the Manager believes that the consideration is fair for the work being performed, there can be no assurance made that the compensation payable to the Manager will reflect the true market value of its services.

Conflicts of interest may exist or could arise in the future with Company, including each Series, the Manager, our officers and/or directors who are also officers and/or directors of the Company and/or the Manager. Conflicts may include, without limitation:

●	Each of the Manager’s executive officers will also serve as an officer of other affiliated entities. As a result, these persons will have a conflict of interest with respect to our agreements and arrangements with the Manager and other affiliates of Landa Holdings, which were not negotiated at arm’s length, and their terms may not have been as favorable to us as if they had been negotiated at arm’s length with an unaffiliated third party. Except as provided in the Master Agreement or the applicable Management Agreement, Landa Holdings is not required to make available any particular individual personnel to us or any Series.

●	The Manager executive officers will not be required to devote a specific amount of time to our affairs. As a result, we cannot provide any assurances regarding the amount of time the Manager will dedicate to the management of our business. Accordingly, we may compete with Landa Holdings and any of its current and future programs, funds, vehicles, managed accounts, ventures or other entities owned and/or managed by Landa Holdings or one of its affiliates, including the Manager, which we refer to collectively as the Landa Holdings-sponsored vehicles, for the time and attention of these officers in connection with our business. We may not receive the level of support and assistance that we might otherwise receive if we were internally managed.

●	We may in the future form or sponsor additional Landa-sponsored vehicles, which could have overlapping investment objectives. To the extent we have sufficient capital to acquire a property that the Manager has determined to be suitable for us, that property will be allocated to us.

●	The Manager does not assume any responsibility beyond the duties specified in the applicable Operating Agreement and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. The Manager’s liability is limited under the applicable Operating Agreement and we have agreed to reimburse, indemnify and hold harmless the Manager, with respect to all expenses, losses, damages, liabilities, demands, charges and claims in respect of, or arising from acts or omissions of, such indemnified parties not constituting bad faith, willful misconduct, gross negligence or reckless disregard of the Manager’s duties under the Operating Agreement which has a material adverse effect on us. As a result, we could experience poor performance or losses for which the Manager would not be liable.

Whenever a conflict of interest exists or arises between the Manager and the Company, a Series or a holder, the Manager will resolve the conflict of interest, take the action or provide the terms, considering in each case the relative interest of each party (including its own interest) to the conflict, agreement, transaction or situation and the benefits and burdens relating to the interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Manager, the resolution, action or terms taken or provided by the Manager will not constitute a breach of the Master Agreement, a Series Operating Agreement or of any other duty or obligation of the Manager.

The Company, its Series, the Manager (and its affiliates) may not have separate legal counsel in the future. Certain conflicts of interest may exist and may arise. Legal counsel is not representing any prospective investors of any Series in connection with the Offerings. Prospective investors are advised to consult their own independent counsel with respect to the legal and tax implications of an investment in any Series.

Dissolution of the Company

The Manager may effectuate the dissolution of the Company without the consent of the holders of each Series upon any of the following events: (i) the determination by the Manager, acting in its sole discretion; (ii) the dissolution of the last remaining Series; or (iii) the entry of a decree of judicial dissolution. Upon dissolution of the Company, the Manager will wind up all of our affairs in accordance with the provisions of the Master Agreement.

Transfer Agent and Registrar

[●] will serve as transfer agent and registrar for the Shares of each Series.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relating to the acquisition, holding, and disposition of the Shares. This summary is based upon Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of each Series will be in accordance with its applicable organizational documents and as described in this Offering Circular.

Except as explicitly set forth below, this discussion is limited to U.S. Holders (defined below) who hold the Shares as capital assets within the meaning of Section 1221 of the Code. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances, or to certain types of holders that are subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations, financial institutions or broker-dealers, non-U.S. individuals and foreign corporations, U.S. expatriates, persons who mark-to-market the Shares, subchapter S corporations, U.S. Holders whose functional currency is not the U.S. dollar, regulated investment companies and REITs, trusts and estates, holders who receive the Shares through the exercise of compensatory options or otherwise as compensation, persons holding the Shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment, persons subject to the alternative minimum tax provisions of the Code, persons holding the Shares through a partnership or similar pass-through entity, and persons holding a 10% or more (by vote or value) beneficial interest in the Shares.

Except as explicitly set forth below, this section addresses only certain U.S. federal income tax considerations, and does not address state, local, non-U.S., or non-income tax considerations. The statements in this section are based on the current U.S. federal income tax laws, are for general information purposes only and are not tax advice. New laws, interpretations of law, regulations. or court decisions, any of which may take effect retroactively, could cause one or more statements in this section to be inaccurate.

As used herein, the term “U.S. Holder” means a beneficial owner of shares that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or any other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state or political subdivision thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons control all of the substantial decisions of the trust or if a valid election is in place to treat the trust as a U.S. person.

If an entity treated as a partnership for U.S. federal income tax purposes is an owner of Shares, the U.S. tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. A holder of Shares that is a partnership and partners in such partnership should consult their own tax advisors regarding the U.S. federal income tax consequences of holding and disposing of the Shares.

THE TAX CONSEQUENCES TO ANY PARTICULAR HOLDER OF HOLDING THE SHARES WILL DEPEND ON THE HOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF THE SHARES.

General

Landa App LLC is organized as a Delaware series limited liability company. We intend to treat each Series as a separate entity for U.S. federal income tax purposes. In addition, we intend that each Series will elect to be treated for U.S. federal tax purposes as a corporation, and the discussion below assumes that each Series will be so treated.

Distributions

Distributions made with respect to Shares of a Series will be treated as dividends to the extent of the current and accumulated earnings and profits of the Series as determined for U.S. federal income tax purposes. Dividends are ordinary income, but dividends received by a non-corporate U.S. Holders may qualify for a reduced rate of federal income tax as “qualified dividend income” if certain holding period requirements are satisfied. Qualified dividend income is taxed at the rates applicable to long-term capital gains, including a maximum U.S. federal income tax rate of 20%. Dividends received by a corporate U.S. Holder may be eligible for the corporate dividends-received deduction if certain holding periods are satisfied.

Any distributions in excess of a Series’ current and accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that the distributions do not exceed the U.S. Holder’s adjusted tax basis in the Shares, but rather will reduce the adjusted tax basis of such Shares. To the extent that such distributions exceed the U.S. Holder’s adjusted tax basis in the Shares, such distributions will be included in income as capital gain.

Sale, Exchange, or other Taxable Disposition

Upon the sale, exchange, or other taxable disposition of a Series’ Shares, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, or other taxable disposition and the U.S. Holder’s adjusted tax basis in the shares. The amount realized by the U.S. Holder will include the amount of any cash and the fair market value of any other property received upon the sale, exchange, or other taxable disposition of the shares. A U.S. Holder’s tax basis in a share generally will be equal to the cost of the share to such U.S. Holder, which may be adjusted for certain subsequent events (for example, if the U.S. Holder receives a non-dividend distribution, as described above). Gain or loss realized on the sale, exchange, or other taxable disposition of a Series’ Shares generally will be capital gain or loss and will be long-term capital gain or loss if the shares have been held for more than one year. Net long-term capital gain recognized by an individual U.S. Holder is generally taxed at preferential rates. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.

Net Investment Income Tax

Individuals, trusts and estates with income exceeding certain thresholds are also subject to a 3.8% tax on net investment income. Distributions included in income (whether as dividends or capital gains) and any gain on the sale of Shares will be included in net investment income for purposes of the 3.8% tax.

Tax Withholding

Dividends paid by a Series to a non-U.S. holder are generally subject to federal income tax withholding at the rate of 30% (or a lower rate determined under a tax treaty). A non-U.S. holder that is entitled to a reduced rate of withholding will need to provide an IRS Form W-8BEN or similar form to certify its entitlement to tax treaty benefits.

A Series may be required in certain circumstances to apply backup withholding on dividends, distributions, and redemption proceeds payable to any holder (including a U.S. Holder) that fails to timely provide the Fund with its correct taxpayer identification number or to make required certifications. Backup withholding is not an additional tax and any amount withheld may be credited against the U.S. Holder’s federal income tax liability, provided that a return is properly filed. Backup withholding will not be applied to payments subject to the 30% withholding tax described in the prior paragraph.

Under legislation commonly known as “FATCA,” a Series will be required to withhold U.S. federal income tax at the rate of 30% on distributions treated as dividends for tax purposes unless the recipient timely provides proper certifications on a valid U.S. Form W-8 or W-9. Withholding under FATCA generally applies to certain “foreign financial institutions” and “non-financial foreign entities.” Withholding will not apply to a U.S. Holder that timely provides a valid U.S. Form W-9.

If we determine withholding is required with respect to a distribution or payment, we will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding.

LEGAL MATTERS

The validity of the issuance of the Shares of each Series offered by this Offering Circular will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, Washington, District of Columbia.

EXPERTS

The balance sheet of Landa App LLC as of December 31, 2019 and the statements of income, cash flows and changes in members’ equity of Landa App LLC for the period of November 25, 2019 (inception) through December 31, 2019 have been included in this Offering Circular in reliance upon the report of Marcum LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

The Company has filed with the SEC an offering statement under the Securities Act on Form 1-A regarding the Offerings. This Offering Circular, which is part of the offering statement, does not contain all the information set forth in the offering statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Upon the qualification of the offering statement, we will be subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with the SEC. You may read and copy the offering statement, the related exhibits and the reports and other information we file with the SEC at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference rooms. The SEC also maintains a website at www.sec.gov that contains reports, information statements and other information regarding issuers that file with the SEC.

You may also request a copy of these filings at no cost, by writing, emailing or telephoning the Company at:

Landa App LLC
One Pennsylvania Plaza, 36th Floor
New York, NY 10119
hi@landa.app

Within 120 days after the end of each fiscal year Landa App will provide holders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that Landa App is required to provide to holders of Shares.

Landa App LLC

(formerly known as Landa Properties A LLC)

Financial Statements

For the period from November 25, 2019 (Inception)

through December 31, 2019

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Manager of

Landa App LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Landa App LLC (formerly known as Landa Properties A LLC) (the “Company”) as of December 31, 2019, the related statements of operations, changes in members’ equity and cash flows for the period of November 25, 2019 (“Inception”) through December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations and its cash flows for the period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has not yet commenced operations as of December 31, 2019. Once the Company commences its planned principal operations, it will incur significant additional expenses, and will be dependent on additional capital resources. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2020.

New York, NY
July 17, 2020

LANDA APP LLC

(FORMERLY KNOWN AS LANDA PROPERTIES A LLC)

BALANCE SHEET

AS OF DECEMBER 31, 2019

ASSETS

Assets
Cash	$-
Total Assets	-

LIABILITIES AND MEMBERS’ EQUITY / (DEFICIT)

Liabilities
Accounts Payable and Accrued Expenses	-
Total Liabilities	-

Commitments and Contingencies (see Note 6)	-

Members’ Equity / (Deficit)
Total Liabilities and Members’ Equity / (Deficit)	$-

The accompanying notes are an integral part of these financial statements

LANDA APP LLC

(FORMERLY KNOWN AS LANDA PROPERTIES A LLC)

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM NOVEMBER 25, 2019 (INCEPTION) THROUGH DECEMBER 31, 2019

Operating Revenues
Rental Income	$-
Other Property Revenues	-
Total Operating Revenues	-

Operating Expenses
Depreciation	-
Total Operating Expenses	-

Non-Operating Income (Expense)
Interest Expense	-
Total Non-Operating Income (Expense)
Net Income (Loss)	$-

The accompanying notes are an integral part of these financial statements

LANDA APP LLC

(FORMERLY KNOWN AS LANDA PROPERTIES A LLC)

STATEMENT OF CHANGES IN MEMBERS’ EQUITY

FOR THE PERIOD FROM NOVEMBER 25, 2019 (INCEPTION) THROUGH DECEMBER 31, 2019

November 25, 2019 Balance (Inception)	$-

Net Income (Loss)	-

December 31, 2019 Balance	$-

The accompanying notes are an integral part of these financial statements

LANDA APP LLC

(FORMERLY KNOWN AS LANDA PROPERTIES A LLC)

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM NOVEMBER 25, 2019 (INCEPTION) THROUGH DECEMBER 31, 2019

Cash Flows from Operating Activities
Net Cash Provided by (Used In) Operating Activities	$-

Cash Flows from Investing Activities
Net Cash Provided by (Used In) Investing Activities	-

Cash Flows from Financing Activities
Net Cash Provided by (Used In) Financing Activities	-

Net Increase (Decrease) in Cash	-
Cash at Beginning of Period	-
Cash at End of Period	$-

Supplemental Disclosure of Cash Flow Information
Cash Paid During the Period for Interest	$-

The accompanying notes are an integral part of these financial statements

LANDA APP LLC

(FORMERLY KNOWN AS LANDA PROPERTIES A LLC)

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD OF NOVEMBER 25, 2019 (INCEPTION) THROUGH DECEMBER 31, 2019

1.	ORGANIZATION, NATURE OF ACTIVITIES AND GOING CONCERN

Landa App LLC (the “Company,” “us,” “we,”, “our”, or the “Master Series”), formerly known as Landa Properties A LLC, is currently a Delaware series limited liability company organized on November 25, 2019. On April 30, 2020, the Company changed its name from Landa Properties A LLC. The Company is a wholly owned subsidiary of Landa Holdings, Inc. and currently operates under an operating arrangement with Landa Holdings, Inc. (the “Manager”). The Manager serves as the asset manager for the real estate properties owned by the Company and each underlying series. The Company was formed to engage in the business of acquiring, managing and renting commercial and residential properties (the “Property”). The Company has created, and it is expected that the Company will continue to create, separate series of interests (each a “Series” or “Series of Interests”), that each Property will be owned by a separate Series and that the assets and liabilities of each Series will be separate in accordance with Delaware law. Investors acquire membership interest (the “Interests”) in each Series and will be entitled to share in the return of that particular Series but will not be entitled to share in the return of any other Series. The Company intends to treat each Series as a separate entity for U.S. federal income tax purposes and will elect to be treated as a corporation.

As of December 31, 2019, the Company had not yet commenced operations. Once the Company commences its planned principal operations, it will incur significant additional expenses. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties, including failing to secure funding to commence the Company’s planned operations or failing to profitably operate the business.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a business that has not commenced planned principal operations and has not generated revenues or profits since inception. The Company’s ability to continue as a going concern for the next twelve months is dependent upon, among other things, the Company’s ability to successfully implement its business model, raise sufficient capital from outside investors and deploy such to produce profitable operating results. No assurance can be given that the Company will be successful in these efforts. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for the next twelve months from the date the financial statements are issued.

The financial statements do not include any adjustments relating to recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Significant Risks and Uncertainties

The Company is subject to customary risks and uncertainties with development of new technology including, but not limited to, new technological innovations, protection of proprietary technology, dependence on key personnel, costs of services provided by third parties, the need to obtain additional financing, and limited operating history.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates inherent in the preparation of these financial statements include, but are not limited to, useful life of assets and depreciation expenses.

Cash and Cash Equivalents

Cash and cash equivalents include all cash balances, and highly liquid investments with maturities of three months or less when purchased. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits.  The Company and did not have any cash or cash equivalents as of December 31, 2019.

Revenue

Revenues are generated within each Series. Rental revenue, net of concessions, is recognized on a straight-line basis over the term of the lease.  The Company has not commenced operations as of December 31, 2019.

Real Estate Property Acquisitions

In accordance with Financial Accounting Standards Board, (FASB), ASC 805-10 “Business Combinations”, the Company records assets and liabilities acquired at their fair values as of the acquisition date. The accounting for real estate property acquisitions requires estimates and judgment as to expectations for future cash flows of the acquired property, the allocation of those cash flows to identifiable intangible assets, and in determining the estimated fair value for assets acquired and liabilities assumed. The amounts allocated to lease intangibles (leases in place, leasing commissions, tenant relationships, and above and below market leases) are based on management’s estimates and assumptions, as well as other information compiled by management, including independent third party analysis and market data and are generally amortized over the remaining life of the related leases excluding renewal options, except in the case of below market fixed rate rent amounts, which are amortized over the applicable renewal period. Such inputs are Level 3 in the fair value hierarchy.

Real Estate and Depreciation

Real estate properties are stated at cost less accumulated depreciation. Depreciation of buildings and other improvements is computed using the straight-line method over the estimated remaining useful lives of the assets, which generally range from 11 to 40 years for buildings and 3 to 13 years for site improvements.  If the Company determines that impairment has occurred, the affected assets are reduced to their fair value.  Building improvements are capitalized, while maintenance and repair expenses are charged to expense as incurred.  Significant renovations and improvements that improve or extend the useful life of the assets are capitalized.

Income Taxes

The Company is a pass-through entity and is not subject to income taxes in any jurisdiction. The elements of income and expense are included on the tax returns of the entity’s members. GAAP prescribes the minimum recognition threshold an income tax position must meet in connection with accounting for uncertainties in income tax positions taken or expected to be taken by an entity before being measured and recognized in the financial statements. The Company did not have any uncertain tax positions or unrecognized tax benefits at December 31, 2019. The guidance on accounting for uncertainty for income taxes also provides guidance on interest and penalties on income taxes. The Company has elected to classify interest and penalties incurred on income taxes, if any, as income tax expense. No interest or penalties have been recorded during the period ended December 31, 2019.

3.	RECENT ACCOUNTING STANDARDS

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, “Leases” (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU was effective for annual and interim periods beginning after December 15, 2019, including interim periods within those fiscal years. In April 2020, the FASB voted to defer the effective date of ASC 842 for private companies and certain no-for-profit entities for one year. For private companies and private NFPs, the leasing standard will be effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. For public NFPs the leasing standard will be effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. We are continuing to evaluate the impact of this new standard on our financial reporting and disclosures.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

4.	FAIR VALUE MEASUREMENTS

Fair value is an exit price, representing the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants based on the highest and best use of the asset or liability. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. The Company uses valuation techniques to measure fair value that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized as follows:

Level 1 - Observable inputs, such as quoted prices for identical assets or liabilities in active markets;

Level 2 - Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly, such as quoted prices for similar assets or liabilities, or market-corroborated inputs; and

Level 3 - Unobservable inputs for which there is little or no market data which require the reporting entity to develop its own assumptions about how market participants would price the assets or liabilities.

The valuation techniques that may be used to measure fair value are as follows:

Market approach - Uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities.

Income approach - Uses valuation techniques to convert future amounts to a single present amount based on current market expectations about those future amounts, including present value techniques, option-pricing models, and excess earnings method.

Cost approach - Based on the amount that currently would be required to replace the service capacity of an asset (replacement cost).

5.	MEMBER’S EQUITY

The Company is organized as a series limited liability company. As such, the liability of the members of the Company for the financial obligations of the Company is limited to each member’s contribution of capital.

6.	COMMITMENTS AND CONTINGENCIES

In December 2019, the Manager received a subpoena from the SEC requesting that the Manager produce documents and materials relating to Landa Holdings, Inc., including, but not limited to, its parents, subsidiaries, affiliates, predecessors, including Landa Properties LLC, an affiliate entity managed by the Manager (collectively, the “Affiliates”). The SEC investigation remains open and it is not known when the investigation will be completed, what outcome will result, or the total costs the Company will incur in connection with this investigation.

The SEC has a broad range of civil sanctions under federal securities law, which they may seek against corporations and individuals, including injunctive relief, monetary penalties and compliance programs. If the Manager or any of its Affiliates is subject to civil sanctions, it could impact the service the Manager provides to the Company. As this investigation is ongoing, the ultimate outcome cannot presently be determined. Accordingly, any adjustment that might result from the resolution of this matter has not been reflected in the financial statements.

7.	SUBSEQUENT EVENTS

On April 30, 2020, the Company filed a Certificate of Amendment with the Secretary of State of the State of Delaware to change its name from Landa Properties A LLC.

In May 2020, the Company filed a Certificate of Amendment with the Secretary of State of the State of Delaware to amend its status as a limited liability company to a series limited liability company.

In May 2020, the Company filed Certificates of Registered Series Limited Liability Company with the Secretary of State of the State of Delaware to register eight series entities.

Subsequent to December 31, 2019, an outbreak of a novel strain of coronavirus (COVID-19) emerged globally. Although it is not possible to reliably estimate the length or severity of this outbreak and its financial impact, the planned businesses of the Company and each series could be materially, and possibly adversely affected by the risks related to the outbreak of COVID-19. In addition, there have been calls from federal, state and local authorities for closures which could negatively impact the Company’s planned investments. The extent of the impact of COVID-19 on the Company’s planned investments and financial performance will depend on future developments associated with the outbreak and may result in  a decrease in the rental income payable to any Series and cause tenants in a Property to be unable to make scheduled lease payments.

In July 2020, the properties were contributed into each of the respective Series. The contributions were accounted for as a commonly controlled transaction and recorded, accordingly at their carryover basis.

The Company has evaluated events that occur after the year end date through the date the financial statements are available to be issued. Management has evaluated events through July 17, 2020, the date these financial statements were available to be issued. All significant events have been disclosed.

LANDA APP LLC

(FORMERLY KNOWN AS LANDA PROPERTIES A LLC)

OVERVIEW TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The accompanying unaudited pro forma condensed combined financial statements have been derived from the historical condensed combined financial statements of Landa App LLC (the “Company”) in total and for each listed Series (the “Series”). The unaudited pro forma condensed combined balance sheet as of December 31, 2019 is presented to reflect adjustments to the Company’s and each Series’ historical balance sheet as if the Company’s acquisition of 8 Single-Family Homes in the State of Georgia (“Georgia Single-Family Home Portfolio”) was completed on November 25, 2019, as described below.

The Company has based the unaudited pro forma adjustments on available information and assumptions that it believes are reasonable. The following unaudited pro forma condensed combined financial statements are presented for informational purposes only and are not necessarily indicative of what the Company’s and Series’ actual financial position would have been as of December 31, 2019 assuming the Company’s Georgia Single-Family Home Portfolio acquisition was completed on November 25, 2019, what actual results of operations would have been for the period from November 25, 2019 through December 31, 2019 and are not indicative of future results of operations or financial condition and should not be viewed as indicative of future results of operations or financial condition.

LANDA APP LLC

(FORMERLY KNOWN AS LANDA PROPERTIES A LLC)

COMBINED PRO-FORMA BALANCE SHEET (UNAUDITED)

AS OF DECEMBER 31, 2019

	Landa App LLC Historical Amounts	Series 115 Sardis Pro Forma Adjustments	Series 1394 Oakview Circle Pro Forma Adjustments	Series 1701 Summerwoods Pro Forma Adjustments	Series 1741 Park Lane Pro Forma Adjustments
Assets:
Cash	$-	$2,158	$1,644	$1,697	$2,188
Real Estate Properties	-	115,146	78,444	93,794	114,386
Total Assets	-	117,304	80,088	95,491	116,574

Liabilities and Equity
Mortgage Debt	-	31,800	57,958	55,200	72,000
Total Liabilities	-	31,800	57,958	55,200	72,000

Commitments and Contingencies (Note 6)	-	-	-	-	-

Member Equity	-	85,504	22,130	40,291	44,574
Total Liabilities and Equity	$-	$117,304	$80,088	$95,491	$116,574

LANDA APP LLC

(FORMERLY KNOWN AS LANDA PROPERTIES A LLC)

COMBINED PRO-FORMA BALANCE SHEET (UNAUDITED)

AS OF DECEMBER 31, 2019

	Series 209 Timberwolf Pro Forma Adjustments	Series 2505 Oak Circle Pro Forma Adjustments	Series 271 Timberwolf Pro Forma Adjustments	Series 29 Holly Grove Pro Forma Adjustments	Total Combined
Assets:
Cash	$1,701	$1,098	$2,192	$1,325	$14,003
Real Estate Properties	118,126	97,373	121,220	99,120	837,09
Total Assets	119,827	98,471	123,412	100,445	851,612

Liabilities and Equity
Mortgage Debt	-	57,000	-	56,400	330,358
Total Liabilities	-	57,000	-	56,400	330,358

Commitments and Contingencies (Note 6)	-	-	-	-	-

Member Equity	119,827	41,471	123,412	44,045	521,254
Total Liabilities and Equity	$119,827	$98,471	$123,412	$100,445	$851,612

LANDA APP LLC

(FORMERLY KNOWN AS LANDA PROPERTIES A LLC)

PRO-FORMA COMBINED STATEMENT OF OPERATIONS (UNAUDITED)

FOR THE PERIOD FROM NOVEMBER 25, 2019 (INCEPTION) THROUGH DECEMBER 31, 2019

	Landa App LLC Historical Amounts	Series 115 Sardis Pro Forma Adjustments	Series 1394 Oakview Circle Pro Forma Adjustments	Series 1701 Summerwoods Pro Forma Adjustments	Series 1741 Park Lane Pro Forma Adjustments

Rental Income	$0	$1,111	$1,111	$1,326	$1,039

Operating Expenses	-	282	245	314	242
Other Expenses	-	571	584	623	784

Net Income / (Loss)	$0	$258	$282	$389	$13
Earnings per Share - Basic and Diluted	$0.00	$0.03	$0.03	$0.04	$0.00
Weighted Average Shares Outstanding - Basic and Diluted	10,000	10,000	10,000	10,000	10,000

LANDA APP LLC

(FORMERLY KNOWN AS LANDA PROPERTIES A LLC)

PRO-FORMA COMBINED STATEMENT OF OPERATIONS (UNAUDITED)

FOR THE PERIOD FROM NOVEMBER 25, 2019 (INCEPTION) THROUGH DECEMBER 31, 2019

	Series 209 Timberwolf Pro Forma Adjustments	Series 2505 Oak Circle Pro Forma Adjustments	Series 271 Timberwolf Pro Forma Adjustments	Series 29 Holly Grove Pro Forma Adjustments	Total Combined

Rental Income	$1,086	$1,168	$1,254	$968	$9,063

Operating Expenses	248	257	263	221	$2,072
Other Expenses	410	645	421	648	$4,686

Net Income / (Loss)	$428	$266	$570	$99	$2,305
Earnings per Share - Basic and Diluted	$0.04	$0.03	$0.06	$0.01	$0.23
Weighted Average Shares Outstanding - Basic and Diluted	10,000	10,000	10,000	10,000	10,000

LANDA APP LLC

(FORMERLY KNOWN AS LANDA PROPERTIES A LLC)

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The unaudited pro forma condensed combined financial statements of Landa App LLC and each of the Series are being presented on a combined basis, in accordance with US GAAP (ASC 810, Consolidation) due to common control by Landa Holdings, Inc., in its capacity as Manager to the Company and each Series.

The unaudited pro forma condensed combined financial statements include the eight (8) single-family homes (each a “Property,” and collectively, the “Properties”), located in the Atlanta metropolitan area in the state of Georgia. Each Property is to be acquired by each respective Series in the Master Series table below:

Series LLCs
1	Series 115 Sardis Street
2	Series 1394 Oakview Circle
3	Series 1701 Summerwoods Lane
4	Series 1741 Park Lane
5	Series 209 Timber Wolf Trail
6	Series 2505 Oak Circle
7	Series 271 Timber Wolf Trail
8	Series 29 Holly Grove Road

Notes to the Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2019

The Company and each Series had no activity as of December 31, 2019, and therefore has not presented its historical balance sheet separately. The pro-forma combined balance sheet of the Company and each Series reflects the acquisitions by each respective Series and does not include an allocation of the purchase price to reflect intangible components of the acquisition as this evaluation is in process and will be reflected in future filings of actual results.

Notes to the Unaudited Pro Forma Condensed Combined Statement of Operations for period ended December 31, 2019

The Company and each Series had no activity as of December 31, 2019, and therefore has not presented its historical operations separately. The pro-forma combined statement of operations of the Company and each Series reflects the results of operations related to each acquisition by each respective Series and includes adjustments for depreciation and amortization expense and interest expense for the period included in other expenses on the accompanying pro-forma statement of operations. It does not include amortization adjustments related to an allocation of the purchase price to reflect intangible components of the acquisition as this evaluation is in process and will be reflected in future filings of actual results.

Georgia Single-Family Home Portfolio

Statements of Revenue and Certain Operating Expenses

For the period from November 25, 2019 (inception)

through December 31, 2019

INDEPENDENT AUDITORS’ REPORT

To the Manager of

Landa App LLC

Report on the Financial Statements

We have audited the accompanying combined statements of revenues and certain expenses in total and for each listed property of the Georgia Single-Family Home Portfolio for the period from November 25, 2019 (“Inception”) through December 31, 2019 and the related notes to the combined statements of revenues and certain expenses.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of this financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above presents fairly, in all material respects, the combined statements of revenues and certain expenses, described in Note 2, of the Georgia Single-Family Home Portfolio for the period from November 25, 2019 through December 31, 2019 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

We draw attention to Note 2 to the financial statement, which describes that the accompanying financial statements were prepared for the purpose of complying with the rules and regulations of Article 3-14 of Regulation S-X of the U.S. Securities and Exchange Commission and it is not intended to be a complete presentation of the Georgia Single-Family Home Portfolio’s combined statements of revenues and certain expenses.

/s/Marcum LLP

Marcum LLP

New York, NY

July 17, 2020

GEORGIA SINGLE-FAMILY HOME PORTFOLIO

COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES

FOR THE PERIOD FROM NOVEMBER 25, 2019 (INCEPTION) THROUGH DECEMBER 31, 2019

	115 Sardis	1394 Oakview Circle	1701 Summerwoods	1741 Park Lane	209 Timberwolf	2505 Oak Circle	271 Timberwolf	29 Holly Grove	Total Combined

Rental Income	$1,111	$1,111	$1,326	$1,039	$1,111	$1,168	$1,254	$968	$9,088

Rental Expenses
Certain Operating Expenses	282	175	745	242	1,378	257	343	221	3,643

Rental Income in Excess/(Deficit) of Certain Expenses	$829	$936	$581	$797	$(267)	$911	$911	$747	$5,445

The accompanying notes are an integral part of these combined statements of revenues and certain expenses

GEORGIA SINGLE-FAMILY HOME PORTFOLIO

COMBINED NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

FOR THE PERIOD OF NOVEMBER 25, 2019 (INCEPTION) THROUGH DECEMBER 31, 2019

1.	ORGANIZATION AND NATURE OF ACTIVITIES

The Georgia Single-Family Home Portfolio consists of eight (8) single-family homes (each a “Property,” and collectively, the “Properties”),, located in the Atlanta metropolitan area in the state of Georgia. Each Property is to be acquired by each respective Series in the Master Series table below:

Series LLCs
1	Series 115 Sardis Street
2	Series 1394 Oakview Circle
3	Series 1701 Summerwoods Lane
4	Series 1741 Park Lane
5	Series 209 Timber Wolf Trail
6	Series 2505 Oak Circle
7	Series 271 Timber Wolf Trail
8	Series 29 Holly Grove Road

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying combined statements of revenues and certain operating expenses are presented in conformity with accounting principles generally accepted in the United States of America and in accordance with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations be included with certain filings with the SEC. Accordingly, the statement excludes certain historical income and expenses that are not comparable to the proposed future operations of the Property such as certain ancillary income, amortization, depreciation, interest and corporate expenses. Therefore, the statement will not be comparable to the statements of operations of the Property after its acquisition by the respective Series listed above and are not intended to be a complete representation of the Property’s revenues and expenses.

Revenue

Revenues are generated within each Series. Revenues from rental properties are recognized on a straight-line basis over the terms of the respective leases when collectability is reasonably assured and when the tenant has taken possession or controls the physical use of the leased asset. Leases are generally for one year or less.

Use of Estimates

The preparation of the combined statements of revenues and certain operating expenses in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period. Actual results could differ from those estimates.

Minimum Future Rental Commitments

Future minimum rental revenue for non-cancelable operating leases as of December 31, 2019 are as follows:

Below are the minimum future rental commitments as of December 31, 2019:

Year	Minimum Future Rental Commitment
2020	$31,040

Subsequent Events

Subsequent events have been evaluated through July 17, 2020, the date the accompanying statements of revenues and certain operating expenses were available to be issued.

PART III—EXHIBITS

Index to Exhibits

Exhibit No.	Exhibit Description

2.1	Certificate of Formation of Landa Properties A LLC

2.2	Certificate of Amendment to the Certificate of Formation of Landa Properties A LLC, dated April 30, 2020

2.3	Certificate of Amendment to the Certificate of Formation of Landa Properties A LLC, dated May 22, 2020

2.4	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 115 Sardis Street Barnesville GA LLC

2.5	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 1394 Oakview Circle Forest Park LLC

2.6	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 1701 Summerwoods Lane Griffin GA LLC

2.7	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 1741 Park Lane Griffin GA LLC

2.8	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 209 Timber Wolf Trail Griffin GA LLC

2.9	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 2505 Oak Circle Ellenwood GA LLC

2.10	Certificate of Registered Series of a Limited Liability Company for Landa App LLC – 271 Timber Wolf Trail Griffin GA LLC

2.11	Certificate of Registered Series of a Limited Liability Company for Landa App LLC – 29 Holly Grove Road Griffin GA LLC

2.12	Limited Liability Company Operating Agreement of Landa App LLC, dated [●], 2020**

3.1	Form of Series Operating Agreement**

4.1	Form of Subscription Agreement**

6.1	Management Agreement, dated [●], 2020, by and between Landa Holdings, Inc. and Landa App LLC - 115 Sardis Street Barnesville GA LLC**

6.2	Management Agreement, dated [●], 2020, by and between Landa Holdings, Inc. and Landa App LLC - 1394 Oakview Circle Forest Park LLC **

6.3	Management Agreement, dated [●], 2020, by and between Landa Holdings, Inc. and Landa App LLC - 1701 Summerwoods Lane Griffin GA LLC**

6.4	Management Agreement, dated [●], 2020, by and between Landa Holdings, Inc. and Landa App LLC - 1741 Park Lane Griffin GA LLC**

6.5	Management Agreement, dated [●], 2020, by and between Landa Holdings, Inc. and Landa App LLC - 209 Timber Wolf Trail Griffin GA LLC**

6.6	Management Agreement, dated [●], 2020, by and between Landa Holdings, Inc. and Landa App LLC - 2505 Oak Circle Ellenwood GA LLC**

6.7	Management Agreement, dated [●], 2020, by and between Landa Holdings, Inc. and Landa App LLC - 271 Timber Wolf Trail Griffin GA LLC**

6.8	Management Agreement, dated [●], 2020, by and between Landa Holdings, Inc. and Landa App LLC - 29 Holly Grove Road Griffin GA LLC**

6.9	Promissory Note - Landa Series 115 Sardis Street**

6.10	Promissory Note - Landa Series 1394 Oakview Circle**

6.11	Promissory Note - Landa Series 1701 Summerwoods Lane**

6.12	Promissory Note - Landa Series 1741 Park Lane**

6.13	Promissory Note - Landa Series 209 Timber Wolf Trail**

6.14	Promissory Note - Landa Series 2505 Oak Circle**

6.15	Promissory Note - Landa Series 271 Timber Wolf Trail**

6.16	Promissory Note - Landa Series 29 Holly Grove Road**

6.17	Georgia Residential Lease Agreement by and between Landa App LLC - 115 Sardis Street Barnesville GA LLC and Tenant, dated January 14, 2020, for the Property located at 115 Sardis Street, Barnesville, GA 30204

6.18	Georgia Residential Lease Agreement by and between Landa App LLC - 1394 Oakview Circle Forest Park LLC and Tenant, dated December 27, 2019, for the Property located at 1394 Oakview Circle, Forest Park, GA 30297

6.19	Georgia Residential Lease Agreement by and between Landa App LLC - 1701 Summerwoods Lane Griffin GA LLC and Tenant, dated August 31, 2020, for the Property located at 29 Holly Grove Road, Griffin, GA 30224

6.20	Georgia Residential Lease Agreement by and between Landa App LLC - 1741 Park Lane Griffin GA LLC and Tenant, dated December 27, 2019, for the Property located at 1741 Park Lane, Griffin, GA 30224

6.21	Georgia Residential Lease Agreement by and between Landa App LLC - 209 Timber Wolf Trail Griffin GA LLC and Tenant, dated December 11, 2019, for the Property located at 209 Timberwolf Trail, Griffin Ga 30224

6.22	Georgia Residential Lease Agreement by and between Landa App LLC - 2505 Oak Circle Ellenwood GA LLC and Tenant, dated July 24, 2020, for the Property located at 2505 Oak Circle, Ellenwood, GA 30294

6.23	Georgia Residential Lease Agreement by and between Landa App LLC – 29 Holly Grove Road Griffin GA LLC and Tenant, dated March 3, 2020, for the Property located at 29 Holly Grove Road, Griffin, GA 30224

6.24	Landa App License Agreement, by and between Landa Holdings, Inc., Landa App LLC, and each of the Series list on Schedule A thereto, dated [●], 2020**

11.1	Consent of Marcum LLP

11.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 12.1) **

12.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP **

13.1	Testing the Waters Materials**

**	To be filed by amendment

SIGNATURES

Pursuant to the requirements of Regulation A, Landa App LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on [●], 2020.

LANDA APP LLC
Signed by Landa Holdings, Inc., as Manager of LANDA APP LLC

By:
	Name:	Yishai Cohen
	Title:	Chairman, Chief Executive Officer and President

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

	Chairman, Chief Executive Officer and President of Landa Holdings, Inc.	[●], 2020
Yishai Cohen	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

LANDA HOLDINGS, INC.	Manager	[●], 2020

Yishai Cohen
Chief Executive Officer and President